                                                                    EXHIBIT 10.1
                                                                    ------------

                           REORGANIZATION AGREEMENT

                          Dated as of March 15, 2000

                                by and between

                           BAXTER INTERNATIONAL INC.

                                      and

                       EDWARDS LIFESCIENCES CORPORATION

                               TABLE OF CONTENTS
                               -----------------

                                                                                               Page
                                                                                               ----
 ARTICLE I - DEFINITIONS AND INTERPRETATION...................................................    2
  1.1.   Definitions..........................................................................    2
  1.2.   Interpretation.......................................................................   19

ARTICLE II - THE DISTRIBUTION.................................................................   21
  2.1.   Issuance and Delivery of Edwards Shares..............................................   21
  2.2.   Distribution of Edwards Shares.......................................................   21
  2.3.   Treatment of Fractional Shares.......................................................   21
  2.4.   Baxter Board Action..................................................................   21
  2.5.   Additional Approvals.................................................................   22

ARTICLE III - FOREIGN TRANSFERS...............................................................   22
  3.1.   Edwards World Trade..................................................................   22
  3.2.   Puerto Rico (936)....................................................................   22
  3.3.   Puerto Rico (MS&P)...................................................................   23
  3.4.   Dominican Republic...................................................................   24
  3.5.   Intentionally Omitted................................................................   24
  3.6.   Brazil...............................................................................   25
  3.7.   Canada...............................................................................   25
  3.8.   China................................................................................   26
  3.9.   Taiwan...............................................................................   26
  3.10.  Singapore and the Philippines........................................................   27
  3.11.  Malaysia.............................................................................   28
  3.12.  Thailand.............................................................................   28
  3.13.  Korea................................................................................   29
  3.14.  India................................................................................   29
  3.15.  Latin America........................................................................   30
  3.16.  Switzerland..........................................................................   33
  3.17.  EU Holdings (Denmark)................................................................   35
  3.18.  Germany..............................................................................   35
  3.19.  Austria..............................................................................   36
  3.20.  France...............................................................................   37
  3.21.  Italy................................................................................   37
  3.22.  Belgium/Luxembourg...................................................................   38
  3.23.  Netherlands..........................................................................   39
  3.24.  Uden.................................................................................   40
  3.25.  Spain................................................................................   40
  3.26.  United Kingdom.......................................................................   41
  3.27.  Restrictions on Intercompany Debt....................................................   41
  3.28.  Transfer of Assets...................................................................   41
  3.29.  Transfer of Liabilities..............................................................   41

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                                           Page
                                                                                           ----
  3.30. Transfer of Edwards World Trade to Baxter........................................    42
  3.31. Edwards Holdings Switzerland.....................................................    42
  3.32. Transfer of Inventory............................................................    42

ARTICLE IV - TRANSFERS TO EDWARDS U.S. OPERATING SUBSIDIARY..............................    42
  4.1.  Organization of Edwards U.S. Operating Subsidiary................................    42
  4.2.  Transfer of Assets...............................................................    42
  4.3.  Transfer of Third-Party Distribution Contracts...................................    43
  4.4.  Assumption of Liabilities........................................................    43
  4.5.  Transfer of Intangibles and Operating Subsidiaries...............................    43

ARTICLE V - ORGANIZATION OF EDWARDS LIFESCIENCES CORPORATION.............................    43
  5.1.  Organization of Edwards..........................................................    43
  5.2.  Transfer of Certain Subsidiaries.................................................    44
  5.3.  Transfer of Assets...............................................................    44
  5.4.  Transfer of Liabilities..........................................................    44

ARTICLE VI - EXCLUSIONS FROM TRANSFERS...................................................    44
  6.1.  Retained Assets..................................................................    44
  6.2.  Retained Liabilities.............................................................    45
  6.3.  Termination of Existing Intercompany Agreements..................................    46

ARTICLE VII - ASSET SEPARATION CLOSING MATTERS...........................................    46
  7.1.  Delivery of Instruments of Conveyance............................................    46
  7.2.  Delivery of Other Agreements.....................................................    46
  7.3.  Non-Assignable Contracts.........................................................    46
  7.4.  Further Assurances...............................................................    47
  7.5.  Novation of Assumed Liabilities..................................................    48
  7.6.  Nominee Shares...................................................................    49
  7.7.  Provision of Corporate Records...................................................    49

ARTICLE VIII - REPRESENTATIONS AND WARRANTIES............................................    49
  8.1.  Organization, Good Standing and Authority of Baxter..............................    49
  8.2.  Organization, Good Standing and Authority of Edwards.............................    49
  8.3.  No Other Representations and Warranties..........................................    49

ARTICLE IX - CERTAIN COVENANTS...........................................................    50
  9.1.  Conduct of Edwards Business Pending the Distribution Date........................    50
  9.2.  Registration and Listing.........................................................    50
  9.3.  Funds Distributed to Baxter......................................................    51
  9.4.  Post-Distribution Tax-Related Restrictions.......................................    51
  9.5.  Intercompany Receivables and Payables, Cash Management and True-Up...............    52
  9.6.  Intercompany Debt True-Up........................................................    53

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                                              Page
                                                                                              ----
  9.7.   Collection of Accounts Receivable..................................................    56
  9.8.   Agreements Relating to Baxter and Edwards..........................................    58
  9.9.   Certain Releases...................................................................    59
  9.10.  Litigation.........................................................................    59
  9.11.  Liability for Previously Delivered Products........................................    59
  9.12.  Edwards Bank Accounts..............................................................    60
  9.13.  Informal, Nondocumented Real Estate Leases.........................................    61
  9.14.  Third Party Consents...............................................................    61
  9.15.  Material Governmental Approvals and Consents.......................................    61
  9.16.  Late Payments......................................................................    61

ARTICLE X - INTELLECTUAL PROPERTY LICENSES..................................................    62
  10.1.  License to Baxter of Transferred Intellectual Property.............................    62
  10.2.  License to Edwards of Retained Baxter Intellectual Property........................    63
  10.3.  Licenses Related to Interlink......................................................    65
  10.4.  Use by Edwards of Baxter's Trademarks..............................................    65
  10.5.  Limitations on Requirements to Supply..............................................    66
  10.6.  Fair Market Value..................................................................    66

ARTICLE XI - CONDITIONS TO THE DISTRIBUTION.................................................    67
  11.1.  Approval by Baxter Board of Directors..............................................    67
  11.2.  Receipt of IRS Private Letter Tax Ruling...........................................    67
  11.3.  Compliance with State and Foreign Securities and...................................    67
  11.4.  SEC Filings and Approvals..........................................................    67
  11.5.  Filing and Effectiveness of Registration Statement; No Stop Order..................    67
  11.6.  Approval of NYSE Listing Application...............................................    67
  11.7.  Receipt of Fairness Opinions of Financial Advisors.................................    67
  11.8.  Ancillary Agreements...............................................................    68
  11.9.  Resignations.......................................................................    68
  11.10. Election of Edwards Board..........................................................    68
  11.11. Consents...........................................................................    68
  11.12. No Actions.........................................................................    68
  11.13. New Credit Facility................................................................    68
  11.14. Consummation of Pre-Distribution Transactions......................................    68
  11.15. No Other Events....................................................................    68
  11.16. Satisfaction of Conditions.........................................................    68

ARTICLE XII - EMPLOYEES AND EMPLOYEE BENEFIT MATTERS........................................    69
  12.1.  Edwards Employees..................................................................    69
  12.2.  Employment of Edwards Employees....................................................    69
  12.3.  Terminations/Layoff/Severance......................................................    69
  12.4.  International Edwards Employees....................................................    69

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)


                                                                                                     Page
                                                                                                     ----
 12.5.  Employment Solicitation...................................................................   70
 12.6.  WARN Act..................................................................................   70
 12.7.  Leave of Absence Policies.................................................................   70
 12.8.  Withdrawal from Participation in Baxter Plans and Establishment of Edwards Plans..........   71
 12.9.  Transfer of Account Balances and Accrued Benefits.........................................   71
 12.10. Entitlement to Distributions Under Pension Plan...........................................   73
 12.11. Welfare Benefits Provided Under Edwards Plans.............................................   73
 12.12. Stock Purchase Plans......................................................................   73
 12.13. Workers' Compensation.....................................................................   74
 12.14. Vacation Pay Policy.......................................................................   74
 12.15. Non-Qualified Deferred Compensation Plans.................................................   74
 12.16. Split-Dollar Life Insurance...............................................................   74
 12.17. Restricted Stock..........................................................................   74
 12.18. Information to be Provided to Baxter......................................................   74
 12.19. Corporate Action; Delegation of Authority.................................................   75
 12.20. Transfer of Employee Files................................................................   75

ARTICLE XIII - INSURANCE MATTERS..................................................................   75
  13.1. Insurance Prior to the Distribution Date..................................................   75
  13.2. Ownership of Existing Policies and Programs...............................................   75
  13.3. Procurement of Insurance for Edwards......................................................   75
  13.4. Acquisition and Maintenance of Post-Distribution Edwards Insurance Policies and Programs..   76
  13.5. Edwards Directors' and Officers' Insurance................................................   76
  13.6. Pre-Distribution Insurance Claims Administration..........................................   77
  13.7  Post-Distribution Insurance Claims Administration.........................................   77
  13.8. Non-Waiver of Rights to Coverage..........................................................   78
  13.9. Scope of Affected Policies of Insurance...................................................   78

ARTICLE XIV - EXPENSE AND TAX MATTERS.............................................................   78
  14.1. Allocation of Expenses....................................................................   78
  14.2. Allocation of Taxes.......................................................................   79

ARTICLE XV - RELEASE AND INDEMNIFICATION..........................................................   79
  15.1. Release of Pre-Distribution Claims........................................................   79
  15.2. Indemnification by Edwards................................................................   81
  15.3. Indemnification by Baxter.................................................................   82
  15.4. Applicability of and Limitation on Indemnification........................................   82
  15.5. Adjustment of Indemnifiable Losses........................................................   83
  15.6. Procedures for Indemnification of Third Party Claims......................................   84
  15.7. Procedures for Indemnification of Direct Claims...........................................   86

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                                               Page
                                                                                               ----
  15.8.  Contribution.........................................................................   86
  15.9.  No Third-Party Beneficiaries.........................................................   86
  15.10. Remedies Cumulative..................................................................   87
  15.11. Survival.............................................................................   87

ARTICLE XVI - DISPUTE RESOLUTION..............................................................   87
  16.1.  General..............................................................................   87
  16.2.  Escalation...........................................................................   87
  16.3.  Arbitration..........................................................................   87
  16.4.  Procedures...........................................................................   88
  16.5.  Injunctive Relief....................................................................   88

ARTICLE XVII - ACCESS TO INFORMATION AND SERVICES.............................................   88
  17.1.  Access to Financial Information......................................................   88
  17.2.  Ownership of Information.............................................................   89
  17.3.  Compensation for Providing Information...............................................   89
  17.4.  Retention of Records.................................................................   89
  17.5.  Limitations..........................................................................   90
  17.6.  Production of Witnesses..............................................................   90
  17.7.  Confidentiality......................................................................   90
  17.8.  Privileged Matters...................................................................   91

ARTICLE XVIII - MISCELLANEOUS                                                                    92
  18.1.  Entire Agreement.....................................................................   92
  18.2.  Choice of Law and Forum..............................................................   92
  18.3.  Amendment............................................................................   93
  18.4.  Waiver...............................................................................   93
  18.5.  Partial Invalidity...................................................................   93
  18.6.  Execution in Counterparts............................................................   93
  18.7.  Successors and Assigns...............................................................   93
  18.8.  Third Party Beneficiaries............................................................   93
  18.9.  Notices..............................................................................   93
  18.10. Performance..........................................................................   94
  18.11. Force Majeure........................................................................   94
  18.12. No Public Announcement...............................................................   94
  18.13. Termination..........................................................................   95

EXHIBITS
--------
Exhibit A - Edwards Business
Exhibit B - Operating Agreements
Exhibit C - Tax Sharing Agreement
Exhibit D - Transferred Subsidiaries
Exhibit E - Amended and Restated Certificate of Incorporation of Edwards Exhibit F - Amended and Restated By-laws of Edwards
Exhibit G - Form of Edwards Stockholder Rights Plan
Exhibit H - Board of Directors of Edwards

SCHEDULES
---------
Schedule 1.1(b) - BHC Loans
Schedule 1.1(f) - CERCLA and OSHA Liabilities
Schedule 1.1(g) - Other Assumed Environmental Liabilities
Schedule 1.1(l) - Guarantees and Letters of Credit
Schedule 1.1(m) - Indemnification Agreements
Schedule 1.2(d) - Owned Real Property
Schedule 1.2(e) - Real Property Leases
Schedule 1.2(f) - Aircraft
Schedule 1.2(g)(ii) - Patents
Schedule 1.2(g)(iv) - Trademarks
Schedule 1.2(h)(i) - Contracts Related to Acquisitions or Divestitures
Schedule 1.2(h)(ii) - Customer Contracts
Schedule 1.2(h)(iv) - Government Contracts
Schedule 1.2(h)(v) - Supplier Contracts
Schedule 1.2(h)(vi) - Joint Development and Confidentiality Contracts
Schedule 1.2(h)(vii) - Consulting Contracts
Schedule 1.2(h)(viii) - Distribution Contracts
Schedule 1.2(h)(xi) - Personal Property Leases
Schedule 1.2(h)(xii) - Derivatives Contracts
Schedule 1.2(h)(xiii) - Other Contracts
Schedule 1.2(i) - Permits and Licenses
Schedule 1.2(j) - Claims and Indemnities
Schedule 1.2(k) - Subsidiaries, Joint Ventures and Minority Interests
Schedule 1.2(n) - Intellectual Property Licenses
Schedule 1.2(o) - Software and Software Contracts
Schedule 1.2(p) - Internet Protocol Addresses
Schedule 1.2(q) - Other Assets
Schedule 3.1 - Timing of Foreign Transfers
Schedule 4.3 - Foreign Subsidiaries' Third-Party Distribution Contracts
Schedule 6.1(h) - Baxter Distribution Countries
Schedule 6.2 - Retained Liabilities
Schedule 6.3 - Surviving Intercompany Agreements
Schedule 9.3 - Use of Proceeds Summary
Schedule 9.6(g) - Transfers

Schedule 9.8 - Shared Agreements
Schedule 9.10(a) - Assumed Actions
Schedule 9.10(b) - Transferred Actions
Schedule 9.12 - Transferred Bank Accounts
Schedule 10.2(a) - Licensed Baxter Intellectual Property
Schedule 12.1 - Edwards Employees
Schedule 12.4 - Calculation of Edwards Foreign and Puerto Rico Employees' Pension Benefits

                           REORGANIZATION AGREEMENT
                           ------------------------

          REORGANIZATION AGREEMENT, dated as of March 15, 2000 (this

"Agreement"), by and between Baxter International Inc., a Delaware corporation
 ---------
("Baxter"), and Edwards Lifesciences Corporation, a Delaware corporation
  ------
("Edwards") which is, as of the date hereof, a wholly-owned Subsidiary (as
  -------
hereinafter defined) of Baxter.

          WHEREAS, Baxter, through its Subsidiaries, provides, inter alia, a comprehensive line of therapies and services to treat cardiovascular disease (as more fully described in Exhibit A hereto, the "Edwards Business");
                        ---------              ----------------

          WHEREAS, the Board of Directors of Baxter has determined that it would be advisable and in the best interests of Baxter and its stockholders for Baxter to transfer to Edwards and/or one or more of its Subsidiaries the business, operations, assets and liabilities related to the Edwards Business;

          WHEREAS, Baxter has agreed to transfer and assign, or cause to be transferred and assigned, to Edwards or one or more of its Subsidiaries substantially all of the assets and properties related to the Edwards Business held by Baxter, Baxter Healthcare Corporation, a Delaware corporation ("BHC")
                                                                        ---
and a wholly-owned Subsidiary of Baxter, and, subject to certain exceptions, certain other Subsidiaries of Baxter, and Edwards has agreed to assume, or cause to be assumed by one or more of its Subsidiaries, certain liabilities and obligations arising out of or relating to the Edwards Business;

          WHEREAS, the Board of Directors of Baxter has determined that it would be advisable and in the best interests of Baxter and its stockholders for Baxter to distribute on a pro-rata basis to the holders of record of Baxter common stock, par value $1.00 per share (the "Baxter Common Stock"), without any
                                       -------------------
consideration being paid by such holders, all of the outstanding shares of Edwards common stock, par value $1.00 per share (the "Edwards Common Stock"),
                                                      --------------------
owned directly and indirectly by Baxter (the "Distribution");
                                              ------------

          WHEREAS, for United States federal income tax purposes, the Distribution is intended to qualify as a tax-free spin-off within the meaning of Sections 355 and 368(a)(1)(D) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and
                       ----

          WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Distribution and certain other agreements that will govern the relationship of Baxter and Edwards following the Distribution;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Baxter and Edwards agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

          1.1. Definitions. In this Agreement, the following terms have the
               -----------
meanings specified or referred to in this Section 1.1:
                                          -----------

          "Accounts Payable Amount" has the meaning specified in Section 9.6(g).
           -----------------------                               --------------

          "Accounts Receivable Amount" has the meaning specified in Section
           --------------------------                               -------
9.6(g).
------

          "Accounts Receivable Report" has the meaning specified in Section
           --------------------------                               -------
9.7(f).
------

          "Act" has the meaning specified in Section 9.11(a).
           ---                               ---------------

          "Action" means any action, claim, suit, arbitration, inquiry,
           ------
subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative entity, agency or commission or any arbitration tribunal.

          "Active Edwards Employees" means any regular full-time or part-time
           ------------------------
employee of Baxter or one of its Subsidiaries who commences employment with Edwards or one of its Subsidiaries immediately following the Distribution Date.

          "Actual Balance Sheet" has the meaning specified in Section 9.6(g).
           --------------------                               --------------

          "Actually Using" has the meaning specified in Section 10.1(a).
           --------------                               ---------------

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person. For the purpose of this definition, the term "control" means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" has the meaning correlative to the foregoing. After the Distribution Date, Edwards and Baxter shall not be deemed to be under common control for purposes hereof due solely to the fact that Edwards and Baxter have common stockholders.

          "Aggregate Amount Received" has the meaning specified in Section
           -------------------------                               -------
9.6(g).
------

          "Anasco Division" has the meaning specified in Section 3.2.
           ---------------                               -----------

          "Asset Transfer Amount" has the meaning specified in Section 9.6(g).
           ---------------------                               --------------

          "Assumed Actions" has the meaning specified in Section 9.10(a).
           ---------------                               ---------------

          "Assumed Liabilities" means all contractual and other Liabilities of
           -------------------
Baxter or any of its Subsidiaries (excluding the Retained Liabilities) arising out of or relating to (but only to the extent relating to) the Edwards Business any Divested Business and/or any of the past or present facilities of Baxter or any of its Subsidiaries used primarily in connection with the Edwards Business or any Divested Business, whether due or to become due, including:

          (a)  All Liabilities (excluding, except as provided in subparagraph
(b) below, Loans owed to Baxter or any of its Subsidiaries) that are reflected, disclosed or reserved for on the Balance Sheet, as such Liabilities may be increased or decreased in the operation of the Edwards Business from the date of the Balance Sheet through the Distribution Date in the ordinary course of business consistent with past practice;

          (b)  The Loans set forth on Schedule 1.1(b) hereto;
                                      ---------------

          (c) All Liabilities under or related to the Real Estate Leases and the Edwards Contracts, such assumption to occur as (i) assignee if such Real Estate Leases and Edwards Contracts are assignable and are assigned or otherwise transferred to Edwards or one of its Subsidiaries, or (ii) subcontractor, sublessee or sublicensee as provided in Section 7.3 below if assignment of such
                                        -----------
Real Estate Leases and Edwards Contracts and/or the proceeds thereof is prohibited by law or by the terms thereof or is not permitted by the other contracting party;

          (d) All warranty, performance and similar obligations entered into or made prior to the Distribution Date with respect to the products or services of the Edwards Business;

          (e) All Liabilities related to any and all Actions asserting a violation of any law, rule or regulation related to or arising out of the operations of the Edwards Business, whether before or after the Distribution Date and the Liabilities relating to any Assumed Actions;

          (f) All Liabilities arising under (i) CERCLA and any other foreign, federal, state or local laws regarding the management, control and clean-up of hazardous materials (including off-site waste disposal liabilities) or (ii) the Occupational Safety and Health Act or similar state laws or regulations, in either case relating to or arising out of the operations of the Edwards Business, whether before or after the Distribution Date, including those set forth on Schedule 1.1(f) hereto;
         ---------------

          (g) All environmental Liabilities relating to facilities transferred to Edwards or one of its Subsidiaries in fee or by way of an assignment of a lease or sublease from a third party, including those set forth on Schedule
                                                                   --------
1.1(g) hereto;
------

          (h) All Liabilities in connection with claims of past, current or prospective employees of the Edwards Business, including claims related to any Baxter Plans, except as otherwise provided in Article XII, whether incurred
                                              -----------
prior to, on or after the Distribution Date;

          (i) All Liabilities under any mortgage interest subsidy program on behalf of any Edwards Employee;

          (j) All Liabilities associated with the transfer of assets from the Baxter Savings Plan to the Edwards Savings Plan;

          (k) All Liabilities related to the Transferred Intellectual Property included as part of the Transferred Assets;

          (l) All Liabilities under each of the guarantees and letters of credit set forth on Schedule 1.1(l) hereto;
                    ---------------

          (m)  All Liabilities under the indemnification agreements set forth on
Schedule 1.1(m);
---------------

          (n) All Liabilities for property taxes with respect to any of the Transferred Assets;

          (o) All Liabilities for deferred taxes with respect to the Edwards Business consistent with FAS 109;

          (p)  All Liabilities related to Governmental Permits; and

          (q) All other Liabilities (other than the Retained Liabilities) relating to the Edwards Business or any Divested Business, whether existing on the date hereof or arising at any time or from time to time after the date hereof, and whether based on circumstances, events or actions arising heretofore or hereafter, whether or not such Liabilities shall have been disclosed herein, and whether or not reflected on the books and records of Baxter or Edwards or the Balance Sheet.

          "Balance Sheet" has the meaning specified in paragraph (a) of the
           -------------
definition of "Transferred Assets."

          "Baxter" has the meaning specified in the first paragraph of this
           ------
Agreement.

          "Baxter Alaska" has the meaning specified in Section 3.2.
           -------------                               -----------

          "Baxter Austria" has the meaning specified in Section 3.19.
           --------------                               ------------

          "Baxter Asia" has the meaning specified in Section 3.10.
           -----------                               ------------

          "Baxter Belgium" has the meaning specified in Section 3.22.
           --------------                               ------------

          "Baxter Canada" has the meaning specified in Section 3.7.
           -------------                               -----------

          "Baxter Chile" has the meaning specified in Section 3.15(b).
           ------------                               ---------------

          "Baxter China" has the meaning specified in Section 3.8.
           ------------                               -----------

          "Baxter Colombia" has the meaning specified in Section 3.15(a).
           ---------------                               ---------------

          "Baxter Common Stock" has the meaning specified in the fifth paragraph
           -------------------
of this Agreement.

          "Baxter Edwards" means Baxter Edwards AG, a company organized under
           --------------
the laws of Switzerland.

          "Baxter Export Corporation" means Baxter Export Corporation, a Nevada
           -------------------------
corporation.

          "Baxter Foreign Pension Plan" has the meaning specified in Section
           ---------------------------                               -------
12.4.
----

          "Baxter France" has the meaning specified in Section 3.20.
           --------------                               ------------

          "Baxter Germany" means Baxter Deutschland GmbH, a German limited
           --------------
company and a wholly-owned Subsidiary of Baxter Germany Holdings.

          "Baxter Germany Holdings" means Baxter Deutschland Holding GmbH, a
           -----------------------
German limited company and a wholly-owned Subsidiary of Baxter World Trade.

          "Baxter Group Member" means Baxter and (a) any corporation that is a
           -------------------
member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Baxter; (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with Baxter; (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) that includes Baxter, a corporation described in clause (a) of this definition or a trade or business described in clause (b) of this definition or
(d) any other entity that is required to be aggregated with Baxter pursuant to regulations promulgated under Section 414(o) of the Code.

          "Baxter Hong Kong" has the meaning specified in Section 3.8.
           ----------------                               -----------

          "Baxter Hospitalar" means Baxter Hospitalar Ltda., a company organized
           -----------------
under the laws of Brazil.

          "Baxter Indemnified Parties" has the meaning specified in Section
           --------------------------                               -------
9.11(b).
-------

          "Baxter Italy" has the meaning specified in Section 3.21.
           ------------                               ------------

          "Baxter Japan" means Baxter Limited, a Japanese corporation.
           ------------

          "Baxter Korea" has the meaning specified in Section 3.13.
           ------------                               ------------

          "Baxter Marks" has the meaning specified in Section 10.4.
           ------------                               ------------

          "Baxter Mexico" has the meaning specified in Section 3.15(e).
           -------------                               ---------------

          "Baxter Netherlands" has the meaning specified in Section 3.23.
           ------------------                               ------------

          "Baxter Panama" has the meaning specified in Section 3.4.
           -------------                               -----------

          "Baxter Pension Plan" has the meaning specified in Section 12.10.
           -------------------                               -------------

          "Baxter Peru" has the meaning specified in Section 3.15(d).
           -----------                               ---------------

          "Baxter Pharmacy Services" means Baxter Pharmacy Services Corporation,
           ------------------------
a Delaware corporation.

          "Baxter Philippines" has the meaning specified in Section 3.10.
           ------------------                               ------------

          "Baxter Plans" has the meaning specified in Section 12.8(a).
           ------------                               ---------------

          "Baxter Policy" and "Baxter Policies" have the meanings specified in
           -------------       ---------------
Section 13.2.
------------

          "Baxter PR Pension Plan" has the meaning specified in Section 12.9(c).
           ----------------------                               ---------------

          "Baxter PR Savings Plan" has the meaning specified in Section 12.9(b).
           ----------------------                               ---------------

          "Baxter Products" means those products manufactured by Baxter or its
           ---------------
Subsidiaries (as they would exist immediately following the Distribution Date) (except for products manufactured by Baxter or its Subsidiaries for the Edwards Business, but including those products manufactured for Baxter and its Subsidiaries by Edwards or its Subsidiaries pursuant to the Manufacturing Contracts).

          "Baxter Retiree Welfare Plan" means the Baxter Retiree Medical Plan
           ---------------------------
and the post-retirement life insurance portion of the Baxter Group Term Life Insurance Plan.

          "Baxter Sales and Distribution" shall have the meaning specified in
           -----------------------------
Section 3.3.
-----------

          "Baxter Savings Plan" has the meaning specified in Section 12.9(a).
           -------------------                               ---------------

          "Baxter Severance Pay Plan" means the Baxter International Inc. and
           -------------------------
Subsidiaries Severance Pay Plan.

          "Baxter Share" means one share of Baxter Common Stock.
           ------------

          "Baxter Spain" has the meaning specified in Section 3.25.
           ------------                               ------------

          "Baxter Stock Purchase Plans" means the Baxter International Inc.
           ---------------------------
Employee Stock Purchase Plan for United States Employees and the Baxter International Inc. Employee Stock Purchase Plan for International Employees.

          "Baxter Taiwan" has the meaning specified in Section 3.9.
           -------------                               -----------

          "Baxter Thailand" has the meaning specified in Section 3.12.
           ---------------                               ------------

          "Baxter U.K." has the meaning specified in Section 3.26.
           -----------                               ------------

          "Baxter Venezuela" has the meaning specified in Section 3.15(c).
           ----------------                               ---------------

          "Baxter Woodlands" means Baxter Healthcare Pte. Ltd. (Singapore), a
           ----------------
company organized under the laws of Singapore.

          "Baxter World Trade" has the meaning specified in Section 3.1.
           ------------------                               -----------

          "BHC" has the meaning specified in the fourth paragraph of this
           ---
Agreement.

          "BIPL" means Baxter (India) Private Limited, a company organized under
           ----
the laws of India.

          "BPCL" means Baxter Participacoes e Commercial Ltda., a company
           ----
organized under the laws of Brazil.

          "BRL" means Baxter Representacoes Ltda., a company organized under the
           ---
laws of Brazil.

          "Board of Directors" means the board of directors of the referenced
           ------------------
corporation or any duly authorized committee thereof.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act, as amended.

          "Code" has the meaning specified in the sixth paragraph of this
           ----
Agreement.

          "Contracts" means contracts, agreements, arrangements, leases (other
           ---------
than Real Estate Leases), manufacturers' warranties, memoranda, understandings and offers open for acceptance of any nature, whether written or oral.

          "Conveyancing Instruments" has the meaning specified in Section 7.1.
           ------------------------                               -----------

          "Copyrights" means United States and foreign copyrights, both
           ----------
registered and unregistered, along with the registrations and applications to register any such copyrights.

          "CPR" means the Center for Public Resources Institute for Dispute
           ---
Resolution.

          "Debt True-Up Amount" has the meaning specified in Section 9.6(g).
           -------------------                               --------------

          "Debt True-Up Notice" has the meaning specified in Section 9.6(g).
           -------------------                               --------------

          "Dispute" has the meaning specified in Section 16.2.
           -------                               ------------

          "Distribution" has the meaning specified in the fifth paragraph of
           ------------
this Agreement.

          "Distribution Date" means the date and time determined by the Board of
           -----------------
Directors of Baxter, or a duly authorized committee thereof, as the date on which the Edwards Shares are distributable to holders of record of Baxter Common Stock as of the Record Date.

          "Divested Business" means any business primarily related to the
           -----------------
Edwards Business that was divested by Baxter or any of its Subsidiaries at any time prior to the Distribution Date, including any business divested pursuant to any of the agreements listed on Schedule 1.2(h)(i) as "Divestitures."
                                ------------------

          "Edwards" has the meaning specified in the first paragraph of this
           -------
Agreement.

          "Edwards Austria" has the meaning specified in Section 3.19(a).
           ---------------                               ---------------

          "Edwards Belgium" has the meaning specified in Section 3.22(a).
           ---------------                               ---------------

          "Edwards Business" has the meaning specified in the second paragraph
           ----------------
of this Agreement.

          "Edwards Canada" has the meaning specified in Section 3.7(a).
           --------------                               --------------

          "Edwards Common Stock" has the meaning specified in the fifth
           --------------------
paragraph of this Agreement.

          "Edwards Contracts" has the meaning specified in paragraph (h) of the
           -----------------
definition of "Transferred Assets".

          "Edwards Credit Facility" has the meaning specified in Section 9.3.
           -----------------------                               -----------

          "Edwards Deferred Compensation Plan" has the meaning specified in
           ----------------------------------
Section 12.8(b).
---------------

          "Edwards Distributable Share" means for each holder of record of
           ---------------------------
Baxter Common Stock as of the Record Date one (1) Edwards Share for every five
(5) Baxter Shares outstanding and held of record by such holder as of the Record Date.

          "Edwards Employees" has the meaning specified in Section 12.1.
           -----------------                               ------------

          "Edwards EU Holdings" has the meaning specified in Section 3.17(a).
           -------------------                               ---------------

          "Edwards Foreign Employees" has the meaning specified in Section 12.4.
           -------------------------                               ------------

          "Edwards Foreign Entity" means any Subsidiary of Baxter that is
           ----------------------
located or incorporated in a jurisdiction outside the United States and will, upon consummation of the transactions contemplated by this Agreement, become a Subsidiary of Edwards.

          "Edwards France" has the meaning specified in Section 3.20(a).
           --------------                               ---------------

          "Edwards Germany" has the meaning specified in Section 3.18(b)(i).
           ---------------                               ------------------

          "Edwards Germany Holdings" has the meaning specified in Section
           ------------------------                               -------
3.18(a)(i).
----------

          "Edwards Holdings Switzerland" has the meaning specified in Section
           ----------------------------                               -------
3.31.
----

          "Edwards Indemnified Parties" has the meaning specified in Section
           ---------------------------                               -------
15.3.
----

          "Edwards Italy" has the meaning specified in Section 3.21(a).
           -------------                               ---------------

          "Edwards Korea" has the meaning specified in Section 3.13(a).
           -------------                               ---------------

          "Edwards Lifesciences AG" has the meaning specified in Section
           -----------------------                               -------
3.16(a)(i).
----------

          "Edwards LLC" has the meaning specified in Section 4.1(a).
           -----------                               --------------

          "Edwards Mexico" has the meaning specified in Section 3.15(e).
           --------------                               ---------------

          "Edwards Netherlands" has the meaning specified in Section 3.23(a).
           -------------------                               ---------------

          "Edwards PR Employees" has the meaning specified in Section 12.9(b).
           --------------------                               ---------------

          "Edwards PR Pension Plan" has the meaning specified in Section
           -----------------------                               -------
12.9(c).
-------
          "Edwards PR Savings Plan" has the meaning specified in Section
           -----------------------                               -------
12.9(b).
-------
          "Edwards Products" means those products manufactured by Edwards or its
           ----------------
Subsidiaries (as they would exist immediately following the Distribution Date) (excluding products manufactured by Edwards or its Subsidiaries for the Retained Business but including those products manufactured for Edwards and its Subsidiaries by Baxter or its Subsidiaries pursuant to the Manufacturing Contracts).

          "Edwards Puerto Rico (936)" has the meaning specified in Section
           -------------------------                               -------
3.2(a).
------

          "Edwards Puerto Rico (MS&P)" has the meaning specified in Section
           --------------------------                               -------
3.3(a).
------

          "Edwards Savings Plan" has the meaning specified in Section 12.8(b).
           --------------------                               ---------------

          "Edwards Severance Pay Plan" has the meaning specified in Section
           --------------------------                               -------
12.8(b).
-------

          "Edwards Share" means one share of Edwards Common Stock.
           -------------

          "Edwards Spain" has the meaning specified in Section 3.25(a).
           -------------                               ---------------

          "Edwards Stock Purchase Plans" means the Edwards Lifesciences
           ----------------------------
Corporation Employee Stock Purchase Plan for United States Employees and the Edwards Lifesciences Corporation Stock Purchase Plan for International Employees.

          "Edwards Swiss Commissionaire" has the meaning specified in Section
           ----------------------------                               -------
3.16(c)(i).
----------

          "Edwards Uden" has the meaning specified in Section 3.24(a).
           ------------                               ---------------

          "Edwards UK" has the meaning specified in Section 3.26(a).
           ----------                               ---------------

          "Edwards U.S." has the meaning specified in Section 4.1(b).
           ------------                               --------------

          "Edwards U.S. Employees" has the meaning specified in Section 12.9.
           ----------------------                               ------------

          "Edwards Welfare Plans" has the meaning specified in Section 12.9.
           ---------------------                               ------------

          "Edwards World Trade" has the meaning specified in Section 3.1.
           -------------------                               -----------

          "ELIPL" means Edwards Lifesciences (India) Private Limited, a company
           -----
organized under the laws of India.

          "Escalation Notice" has the meaning specified in Section 16.2.
           -----------------                               ------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
(together with the rules and regulations promulgated thereunder).

          "Exclusively" (and, with correlative meaning, "Exclusive") means, when
           -----------                                   ---------
used in connection with the Edwards Business, used only with or relating only to the Edwards Business.

          "Expenses" means any and all expenses incurred in connection with
           --------
investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

          "FESCO" has the meaning specified in Section 3.8(d).
           -----                               --------------

          "F.R.C.P." has the meaning specified in Section 16.4.
           --------                               ------------

          "Foreign Exchange Rate" means, with respect to any currency other than
           ---------------------
United States dollars, as of any date of determination, the average of the opening bid and asked rates on such date at which such currency may be exchanged for United States dollars as quoted by Bank One, NA.

          "Foreign Subsidiaries" has the meaning specified in Section 4.3.
           --------------------                               -----------

          "German Accounts Payable Amount" has the meaning specified in Section
           ------------------------------                               -------
9.6(g).
------

          "German Accounts Receivable Amount" has the meaning specified in
           ---------------------------------
Section 9.6(g).
--------------

          "Governmental Authority" means any foreign, federal, state, local or
           ----------------------
other government, governmental, statutory or administrative authority, regulatory body or commission or any court, tribunal or judicial or arbitral body.

          "Governmental Permits" has the meaning specified in paragraph (i) of
           --------------------
the definition of "Transferred Assets."

          "Implementation Agreements" means the agreements implementing the
           -------------------------
transactions referred to in Articles III, IV and V, including the agreements set
                            ------------  --     -
forth on the closing lists with respect to the transactions described in Articles III, IV and V.
------------  --     -

          "Indemnified Party" has the meaning specified in Section 15.5(a).
           -----------------                               ---------------

          "Indemnifying Party" has the meaning specified in Section 15.5(a).
           ------------------                               ---------------

          "Indemnity Payment" has the meaning specified in Section 15.5(a).
           -----------------                               ---------------

          "Information" has the meaning specified in Section 17.1(a).
           -----------                               ---------------

          "Information Statement" has the meaning specified in Section 9.2(a).
           ---------------------                               --------------

          "Insurance Amount" has the meaning specified in Section 13.5.
           ----------------                               ------------

          "Insurance Charges" has the meaning specified in Section 13.7.
           -----------------                               ------------

          "Insurance Proceeds" means those monies (i) received by an insured
           ------------------
from an insurance carrier, (ii) paid by an insurance carrier on behalf of the insured or (iii) received from any third Person in the nature of insurance, contribution or indemnification in respect of any Liability, in each such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.

          "Insured Claims" means those liabilities that, individually or in the
           --------------
aggregate, are covered within the terms and conditions of any of the Baxter Policies, whether or not subject to deductibles, co-insurance, uncollectability, premium adjustments (including reserves), retrospectively-rated premium adjustments or retentions, but only to the extent that such liabilities are within applicable Baxter Policy limits, including aggregates and deductibles.

          "Intellectual Property" means (a) Copyrights, (b) Patents, (c)
           ---------------------
Trademarks, (d) business and non-technical information, (e) non-patented or non-patentable technical information, inventions, processes and formulations and (f) discoveries, trade secrets, know-how and technical data.

          "Intercompany Agreements" means any Contract between Baxter and
           -----------------------
Edwards entered into on or before the Distribution Date.

          "Intercompany Receivables and Payables" means any intercompany
           -------------------------------------
receivables and payables (other than Loans) arising in the ordinary course of business.

          "Inventory Amount" has the meaning specified in Section 9.6(g).
           ----------------                               --------------

          "IRS" means the Internal Revenue Service.
           ---

          "Liability" means any and all debts, liabilities and obligations,
           ---------
absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          "Licensed Baxter Intellectual Property" has the meaning specified in
           -------------------------------------
Section 10.2(a).
---------------

          "Licensed Edwards Intellectual Property" has the meaning specified in
           --------------------------------------
Section 10.1(a).
---------------

          "Loan" means any intercompany indebtedness for borrowed money.
           ----

          "Losses" means any and all losses, costs, obligations, liabilities,
           ------
settlement payments, awards, judgments, fines, penalties, damages, fees, expenses, deficiencies, claims or other charges, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown (including the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions).

          "Macchi" has the meaning specified in Section 3.6.
           ------                               -----------

          "Manufacturing Contracts" means the agreements set forth in Exhibit C
           -----------------------                                    ---------
hereto under the caption "Manufacturing Agreements."

          "Material Governmental Approvals and Consents" means any material
           --------------------------------------------
notices, reports or other filings to be made with or to, or any consents, registrations, approvals, permits, clearances or authorizations to be obtained from, any Governmental Authority.

          "New Product" means a product that is either (a) based upon the design
           -----------
of a product that is manufactured and distributed prior to the Distribution Date, but the design of which is modified from such pre-existing product by changing the size or other dimensions, the materials or the manufacturing process; or (b) a replacement for a product that is manufactured and distributed prior to the Distribution Date but has an improved feature or property while retaining the overall functionality of such pre-existing product.

          "NYSE" means the New York Stock Exchange, Inc. or any successor
           ----
thereto.

          "Operating Agreements" means the agreements set forth in Exhibit B
           --------------------                                    ---------
hereto and any other agreements between Baxter and Edwards and their respective Affiliates regarding their ongoing business and service relationships following the Distribution entered into in contemplation of the Distribution.

          "Party" means Baxter or Edwards.
           -----

          "Pas Palzer KG" has the meaning specified in Section 3.18.
           -------------                               ------------

          "Pas Palzer Verwaltungs" has the meaning specified in Section 3.18.
           ----------------------                               ------------

          "Patents" means United States and foreign patents and applications for
           -------
patents, including any continuations, continuations-in-part, re-examinations, patents by addition, Supplemental Protection Certificates, patent term extensions, divisions, renewals, reissues and extensions thereof.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

          "Personal Property Leases" has the meaning specified in paragraph
           ------------------------
(h)(xi) of the definition of "Transferred Assets."

          "PR Transferred Accounts" has the meaning specified in Section
           -----------------------                               -------
12.9(b).
-------
          "PR Transferred Accrued Benefits" has the meaning specified in Section
           -------------------------------                               -------
12.9(c).
-------

          "Pre-Distribution Claims Administration" has the meaning specified in
           --------------------------------------
Section 13.6.
------------

          "Prime Rate" means the rate that Bank One, NA (or any successor
           ----------
thereto or other major money center commercial bank agreed to by the Parties) announces from time to time as its prime lending rate, as in effect from time to time.

          "Privilege" or "Privileges" has the meaning specified in Section
           ---------      ----------                               -------
17.8(a).
-------

          "Privileged Information" has the meaning specified in Section 17.8(a).
           ----------------------                               ---------------

          "Products" has the meaning specified in Section 9.11.
           --------                               ------------

          "Real Estate Leases" has the meaning specified in paragraph (e) of the
           ------------------
definition of "Transferred Assets."

          "Receivables" has the meaning specified in paragraph (b)(i) of the
           -----------
definition of "Transferred Assets."

          "Record Date" means the date determined by the Board of Directors of
           -----------
Baxter, or a duly authorized committee thereof, as the record date for determining stockholders of Baxter entitled to receive shares of Edwards Common Stock in the Distribution.

          "Refund Amount" has the meaning specified in Section 9.7(f).
           -------------                               --------------

          "Refund Notice" has the meaning specified in Section 9.7(f).
           -------------                               --------------

          "Registration Statement" has the meaning specified in Section 9.2(a).
           ----------------------                               --------------

          "Retained Assets" has the meaning specified in Section 6.1.
           ---------------                               -----------

          "Retained Baxter Intellectual Property" means all of the Intellectual
           -------------------------------------
Property owned by Baxter or its Subsidiaries as of the Distribution Date other than the Transferred Intellectual Property.

          "Retained Business" means those portions of the business of Baxter and
           -----------------
its current Subsidiaries that are not part of the Edwards Business.

          "Retained Liabilities" has the meaning specified in Section 6.2.
           --------------------                               -----------

          "Rights Plan" means the rights plan referred to in Section 5.1.
           -----------                                       -----------

          "SEC" means the United States Securities and Exchange Commission.
           ---

          "Shared Agreements" has the meaning specified in Section 9.8(a).
           -----------------                               --------------

          "Software" means computer software programs, in source code and object
           --------
code form, including all related source diagrams, flow charts, specifications, documentation and all other materials necessary to allow a reasonably skilled third-party programmer or technician to maintain, support and enhance the Software.

          "Subsidiary" means, when used with reference to any Person, any
           ----------
corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not
                                 --------  -------
directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

          "Swiss Sales Branch" has the meaning, specified in Section 3.16.
           ------------------                                ------------

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:
           ---                                   -----       -------

          (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority; and

          (ii) any liability of either Party for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of either Party under any Tax sharing arrangement or Tax indemnity arrangement.

          "Tax Sharing Agreement" means the tax sharing agreement in
           ---------------------
substantially the form of Exhibit C hereto.
                          ---------

          "Third Party Claim" has the meaning specified in Section 15.6(a).
           -----------------                               ---------------

          "Third Party Consents" has the meaning specified in Section 9.14.
           --------------------                               ------------

          "Trademarks" means all United States, state and foreign trademarks,
           ----------
service marks, trade names and service names (including all assumed or fictitious names under which Baxter is conducting the Edwards Business), whether registered or unregistered, including all common law rights in and all goodwill associated with the foregoing, and all registrations and pending applications to register the foregoing.

          "Transfer Agent" means First Chicago Trust Company of New York, a
           --------------
division of EquiServe, the distribution agent appointed by Baxter to distribute shares of Edwards Common Stock pursuant to the Distribution.

          "Transferred Accounts" has the meaning specified in Section 12.9(a).
           --------------------                               ---------------

          "Transferred Actions" has the meaning specified in Section 9.10(b).
           -------------------                               ---------------

          "Transferred Assets" means the tangible and intangible assets,
           ------------------
properties, rights and interests relating Exclusively to the Edwards Business (excluding the Retained Assets), including the following:

          (a)   Balance Sheet Assets.  All assets reflected or disclosed on the
                --------------------
audited balance sheet of the Edwards Business as of December 31, 1999 contained in the Registration Statement (the "Balance Sheet"), including all machinery,
                                    -------------
equipment, furniture and other tangible personal property, whether owned or leased, used Exclusively in the operation of the Edwards Business, subject to acquisitions, dispositions and adjustments in the ordinary course of the Edwards Business, consistent with past practice, after such date;

          (b)   Receivables.
                -----------

          (i) All accounts receivable, notes receivable, lease receivables, prepayments (other than prepaid insurance), advances and other receivables arising out of or produced by the Edwards Business and owing by any Persons (the "Receivables");
           -----------

          (ii) all payments received after the Distribution Date on account of the Receivables ;

          (iii) all manufacturers' warranties or guarantees related to the Transferred Assets or related to any of the Assumed Liabilities; and

          (iv) any and all manufacturers' or third-party service or replacement programs relating to the Transferred Assets;

          (c)   Inventories.
                -----------

          (i) All work-in-process, finished goods and spare parts inventory of Edwards Products, other than (x) finished goods inventory (including inventory in transit) in the jurisdictions set forth in Schedule 6.1(h) and
                                                             ---------------
     (y) Edwards Products manufactured by Baxter or one of its Subsidiaries and with respect to which title has not yet passed to Edwards or one of its Subsidiaries pursuant to the terms of the Manufacturing Contracts or Baxter's past practices;

          (ii) all raw materials inventory related to Edwards Products other than Edwards Products manufactured by Baxter or one of its Subsidiaries pursuant to the Manufacturing Contracts;

          (iii) all supplies, packaging and other inventories related to the Edwards Business but excluding any such items in the possession of Baxter or one of its Subsidiaries that relate to Edwards Products manufactured by Baxter or one of its Subsidiaries pursuant to the Manufacturing Contracts; and

          (iv) rights with respect to consignment inventory of Edwards Products held by others;

          (d)    Owned Real Property.  Those certain parcels of land set forth
                 -------------------
on Schedule 1.2(d) hereto, together with any and all buildings and other
   ---------------
structures and improvements thereon, any and all rights and privileges pertaining thereto or to any of such buildings or other structures or improvements, including all ownership interests, oil and mineral interests, water rights, easements, permits, licenses, rights of way, leases, and purchase and option agreements with respect to real property, and, to the extent constituting real property, any and all fixtures, machinery, equipment and other property attached thereto or located thereon (other than equipment and furniture located in property to be retained by Baxter or its Subsidiaries hereunder) and all other rights and interests of any nature in and to any such real estate or other real estate of the Edwards Business;

          (e)    Real Property Leases.  Those certain real estate leases set
                 --------------------
forth on Schedule 1.2(e) hereto including any amendments thereto (collectively the "Real Estate Leases") and all rights to use the leased premises including
     ------------------
any and all improvements, fixtures, machinery, equipment and other property located on the premises demised under such Real Estate Leases (other than equipment and furniture located in property to be retained by Baxter or its Subsidiaries hereunder);

          (f)    Vehicles and Aircraft.  All vehicles and aircraft used
                 ---------------------
Exclusively in connection with the Edwards Business, whether owned or leased, including the interests in the aircraft set forth on Schedule 1.2(f) hereto;
                                                     ---------------

          (g)    Intellectual Property.  All of the following Intellectual
                 ---------------------
Property (collectively, the "Transferred Intellectual Property") along with (1)
                             ---------------------------------
the right to sue, recover and retain such recoveries for infringement of the Transferred Intellectual Property occurring prior to the Distribution Date, and
(2) the right to continue in the name of Baxter any actions for infringement of the Transferred Intellectual Property pending as of the Distribution Date and to recover and retain such recoveries therefrom:

          (i) All business and non-technical information; non-patented or non-patentable technical information, inventions, processes and formulations; and discoveries, trade secrets, know-how and technical data
     (A) used Exclusively in connection with the Edwards Business as of the Distribution Date and made or conceived by employees, consultants or contractors of Baxter or its Subsidiaries or any third-party; or (B) to be used Exclusively in connection with the Edwards Business and to be made or conceived by third parties pursuant to Contracts with said third parties;

          (ii) All Patents used Exclusively in connection with the Edwards Business as of the Distribution Date (including all such Patents set forth on Schedule 1.2(g)(ii)
        -------------------
     hereto), all other Patents set forth on Schedule 1.2(g)(ii) hereto that are
                                             -------------------
     not used Exclusively in connection with the Edwards Business (if any), and all invention records set forth on Schedule 1.2(g)(ii) hereto;
                                        -------------------

          (iii) All Copyrights used Exclusively in connection with the Edwards Business as of the Distribution Date; and

          (iv) All Trademarks used Exclusively in connection with the Edwards Business as of the Distribution Date (including all such Trademarks set forth on Schedule 1.2(g)(iv)), all other Trademarks set forth on Schedule
              -------------------                                     --------
     1.2(g)(iv) that are not used Exclusively in connection with the Edwards
     ----------
     Business (if any), and all common law rights in the EDWARDS, EDWARDS LABORATORIES, EDLABS, EDWARDS CARDIOVASCULAR SYSTEM, EDWARDS CVS, EDWARDS CARDIOVASCULAR SURGERY, EDWARDS CRITICAL CARE, EDWARDS LIS and EDWARDS LESS INVASIVE SURGERY marks (whether used Exclusively in connection with the Edwards Business or not);

          (h)    Contracts. All of the following Contracts (such Contracts being
                 ---------
     referred to as the "Edwards Contracts"):
                         -----------------

          (i) all Contracts related Exclusively to the Edwards Business related to acquisitions or divestitures of assets or stock, including Contracts related to the transactions set forth on Schedule 1.2(h)(i)
                                                        ------------------
     hereto, except to the extent any such Contracts relate to the Retained Business;

          (ii) all Contracts with customers Exclusive to the Edwards Business, including those set forth on Schedule 1.2(h)(ii) hereto but only if the
                                  -------------------
     Contracts so set forth are actually Exclusive to the Edwards Business;

          (iii) all customer leases under which the underlying equipment is the Exclusive marketing responsibility of Edwards;

          (iv) all government Contracts Exclusive to the Edwards Business, including those set forth on Schedule 1.2(h)(iv) hereto;
                                  -------------------

          (v) all supplier Contracts Exclusive to the Edwards Business relating either to raw materials or distributed products, including those set forth on Schedule 1.2(h)(v) hereto;
                  ------------------

          (vi) all joint development and confidentiality Contracts Exclusive to the Edwards Business, including those set forth on Schedule 1.2(h)(vi)
                                                           ------------------
     hereto but only if the Contracts so set forth are actually Exclusive to the Edwards Business;

          (vii) all consulting Contracts Exclusive to the Edwards Business, including those set forth on Schedule 1.2(h)(vii) hereto but only if the
                                  --------------------
     Contracts so set forth are actually Exclusive to the Edwards Business;

          (viii) all third-party distribution Contracts Exclusive to the Edwards Business, including those set forth on Schedule 1.2(h)(viii) hereto but only if
                                       ---------------------
the Contracts so set forth are actually Exclusive to the Edwards Business;

          (ix)   all manufacturing Contracts Exclusive to the Edwards Business;

          (x)    the Shared Agreements, if any, set forth on Schedule 9.8 hereto
                                                             ------------
     that are specifically designated on such Schedule 9.8 as being assigned to
                                              ------------
     Edwards;

          (xi) those certain machinery, equipment or other tangible personal property leases Exclusive to the Edwards Business (the "Personal Property
                                                             -----------------
     Leases") set forth on Schedule 1.2(h)(xi) hereto but only if the Contracts
     ------                -------------------
     so set forth are actually Exclusive to the Edwards Business;

          (xii) the portion of the Contracts related to derivatives set forth on Schedule 1.2(h)(xii) equal to the amount set forth on such Schedule
   --------------------                                       --------
1.2(h)(xii); and
-----------

          (xiii) all other Contracts Exclusive to the Edwards Business, including those set forth on Schedule 1.2(h)(xiii) hereto but only if the
                             ---------------------
Contracts so set forth are actually Exclusive to the Edwards Business;

          (i)  Permits and Licenses.  All permits, approvals, licenses,
               --------------------
franchises, authorizations, product registrations or other rights granted by any Governmental Authority held or applied for and that are used Exclusively in the Edwards Business or that relate Exclusively to the Transferred Assets or any of the Transferred Subsidiaries, and all other consents, grants and other rights that are used Exclusively for the lawful ownership of the Transferred Assets or the operation of the Edwards Business (collectively, "Governmental Permits")
                                                      --------------------
including, in each case, those set forth on Schedule 1.2(i) hereto;
                                            ---------------

          (j)  Claims and Indemnities.  All rights, claims, demands, causes of
               ----------------------
action, judgments, decrees, general releases, settlement agreements and rights to indemnity or contribution, whether contractual or otherwise, in favor of Baxter or any of its Subsidiaries relating Exclusively to the Edwards Business or the Transferred Assets, including those set forth on Schedule 1.2(j) hereto,
                                                        ---------------
including the right to sue, recover and retain such recoveries and the right to continue in the name of Baxter and its Subsidiaries any pending actions relating to the foregoing, and to recover and retain any damages therefrom, but not including any such rights, claims, demands, causes of action, judgments, decrees and rights to indemnity or contribution relating to the Retained Assets, including in particular any third-party distribution agreements that are excluded from the Transferred Assets because Baxter or one of its Subsidiaries is retaining it in its capacity as distributor for Edwards after the Distribution Date;

          (k)  Subsidiaries, Joint Ventures and Minority Interests.  All shares
               ---------------------------------------------------
 of capital stock or equity or debt or other interests owned by Baxter or its Subsidiaries in the Subsidiaries, joint ventures and minority investments set forth on Schedule 1.2(k) hereto;
          ---------------

          (l)  Books And Records.  All books and records (including all records
               -----------------
pertaining to customers, suppliers and personnel), wherever located, that relate Exclusively to the Edwards Business;

          (m)  Supplies.  All office supplies, production supplies, spare parts,
               --------
purchase orders, forms, labels, shipping material, art work, catalogues, sales brochures, operating manuals and advertising and promotional material and all other printed or written material that relate Exclusively to the Edwards Business;

          (n) Intellectual Property Licenses. All permits, grants, contracts, agreements and licenses running to or from Baxter or its Subsidiaries relating to the Transferred Intellectual Property, including those set forth on Schedule
                                                                       --------
1.2(n) hereto;
------

          (o)  Software.  All (i) Software set forth on Schedule 1.2(o) hereto,
               --------                                 ---------------
(ii) shrink-wrapped Software located on hardware included in the Transferred Assets and (iii) any Contracts related to the aforementioned Software including those set forth on Schedule 1.2(o) hereto;
                             ---------------

          (p)  Internet Protocol Addresses.  All Class "C" Internet Protocol
               ---------------------------
 addresses set forth on Schedule 1.2(p) hereto; and
                        ---------------

          (q)  Other Assets.  All other assets, tangible or intangible,
               ------------
including all goodwill, that are Exclusive to the operations of, or otherwise relate Exclusively to, the Edwards Business, including those set forth on
Schedule 1.2(q) hereto.
---------------

          "Transferred Intellectual Property" means the Intellectual Property
           ---------------------------------
described in paragraph (g) of the definition of "Transferred Assets."

          "Transferred Subsidiaries" means the Subsidiaries of Baxter set forth
           ------------------------
on Exhibit D hereto, the issued and outstanding shares of which will be
   ---------
transferred to Edwards or one or more of its Subsidiaries.

          "True-Up Balance Sheet" has the meaning specified in Section 9.6(g).
           ---------------------                               --------------

          "Uden Manufacturing Facility" has the meaning specified in Section
           ---------------------------                               -------
3.24.
----

          "Unbudgeted Transfer Adjustment" has the meaning specified in Section
           ------------------------------                               -------
9.6(a).
------

          "Under Development" has the meaning specified in Section 10.1(a).
           -----------------                               ---------------

          "Variance Amount" has the meaning specified in Section 9.6(g).
           ---------------                               --------------

          "WARN Act" has the meaning specified in Section 12.6.
           --------                               ------------

          "Xenomedica" has the meaning specified in Section 3.16.
           ----------                               ------------

          1.2.  Interpretation.  (a)  In this Agreement, unless the context
                --------------
clearly indicates otherwise:

          (i) words used in the singular include the plural and words in the plural include the singular;

          (ii) reference to any Person includes such Person's successors and assigns, but only if such successors and assigns are permitted by this Agreement;

          (iii)  reference to any gender includes the other gender;

          (iv) the word "including" (and with correlative meaning "include") means "including but not limited to";

          (v) reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

          (vi) the words "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

          (vii) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

          (viii) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

          (ix) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including";

          (x) accounting terms used herein shall have the meanings historically ascribed to them by Baxter and its Subsidiaries based upon Baxter's internal financial policies and procedures in effect prior to the date of this Agreement;

          (xi) in the event of any conflict between the provisions of the body of this Agreement and the Exhibits or Schedules hereto, the provisions of the body of this Agreement shall control;

          (xii) the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

          (xiii) references to "dollars" or "$" shall mean United States Dollars unless otherwise indicated.

          (b) This Agreement was negotiated by the Parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either Party shall apply to any construction or interpretation hereof. Subject to Section
                                                                     -------
18.5, this Agreement shall be interpreted and construed to the maximum extent
----
possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the Parties after substantial negotiations and with full awareness by the Parties of the terms and provisions hereof and the consequences thereof.

                                  ARTICLE II

                               THE DISTRIBUTION
                               ----------------



          2.1.  Issuance and Delivery of Edwards Shares.  Edwards shall issue
                ---------------------------------------
to Baxter the number of Edwards Shares required so that the total number of Edwards Shares held by Baxter on the Distribution Date is equal to the total number of Edwards Shares distributable pursuant to Section 2.2. Baxter shall
                                                   -----------
deliver to the Transfer Agent one or more stock certificates representing all the Edwards Shares then issued and outstanding, together with one or more stock power(s) duly endorsed in blank. The Transfer Agent will then transfer and distribute such shares in the manner described in Section 2.2 below.
                                                  -----------

          2.2.  Distribution of Edwards Shares. Edwards shall provide to the
                ------------------------------
Transfer Agent sufficient certificates in such denominations as the Transfer Agent may request in order to effect the Distribution. Promptly following the Distribution Date, Baxter shall instruct the Transfer Agent to distribute to all holders of record of Baxter Common Stock as of the Record Date the Edwards Distributable Share. All the distributed Edwards Shares shall be validly issued, fully paid and nonassessable and shall be free of any preemptive rights.

          2.3.  Treatment of Fractional Shares.  No certificates or scrip
                ------------------------------
representing fractional Edwards Shares shall be issued in the Distribution. In lieu of receiving fractional shares, each holder of Baxter Common Stock who otherwise would be entitled to receive a fractional Edwards Share pursuant to the Distribution will receive cash (rounded to the nearest cent) for such fractional share. Baxter and Edwards shall instruct the Transfer Agent to determine the number of whole Edwards Shares and fractional Edwards Shares (rounded to the eighth decimal place) allocable to each holder of record of Baxter Common Stock as of the Record Date, to aggregate all such fractional shares into whole shares and to sell the whole shares obtained thereby in the open market at the then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests, and the Transfer Agent shall distribute to each such holder such holder's ratable share of the total proceeds of such sale after making appropriate deductions of any amounts required for federal tax withholding purposes and after deducting any taxes attributable to the sale of such fractional share interests. Baxter shall bear the costs of commissions incurred in connection with such sales.

          2.4.  Baxter Board Action.  The Board of Directors of Baxter, or a
                -------------------
duly authorized committee of the Board of Directors, shall, in its sole discretion, determine the

Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution. The Board of Directors of Baxter or such committee also shall have the right to adjust at any time prior to the Distribution Date the Edwards Distributable Share. The consummation of the transactions provided for in this Article II shall be effected only after the
                                  ----------
Distribution has been declared by the Board of Directors of Baxter or such committee and after all of the conditions set forth in Article XI hereof shall
                                                       ----------
have been satisfied or waived by Baxter.

          2.5.  Additional Approvals. Baxter shall cooperate with Edwards in
                --------------------
effecting, and if so requested by Edwards, Baxter shall, as the sole stockholder of Edwards prior to the Distribution, ratify all actions that are reasonably necessary or desirable to be taken by Edwards to effectuate, the transactions referenced in or contemplated by this Agreement in a manner consistent with the terms of this Agreement.

                                  ARTICLE III

                               FOREIGN TRANSFERS
                               -----------------


          3.1.  Edwards Lifesciences World Trade.  Baxter has caused to be
                --------------------------------
incorporated, under the General Corporation Law of Delaware, Edwards Lifesciences World Trade Corporation ("Edwards World Trade") as a wholly-owned
                                       -------------------
Subsidiary of Baxter World Trade Corporation, a Delaware corporation and a wholly-owned Subsidiary of Baxter ("Baxter World Trade"). Edwards World Trade
                                    ------------------
has been qualified as a foreign corporation under the General Corporation Law of California. Subject to the terms and conditions of this Agreement, Baxter and Edwards hereby agree to take, or cause to be taken, any and all actions necessary to effect the transactions described in this Article III, with each
                                                       -----------
transaction occurring at the approximate times and/or in the order described in
Schedule 3.1 hereto.
------------

          3.2.  Puerto Rico (936).  Baxter and Edwards hereby agree to take any
                -----------------
and all actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter Healthcare Corporation of Puerto Rico, an Alaska corporation and a wholly-owned Subsidiary of Baxter Pharmacy Services ("Baxter Alaska"), in and to the Anasco division of Baxter Alaska which
           -------------
is engaged in the Edwards Business, and all of the Transferred Assets and the Assumed Liabilities related thereto (the "Anasco Division"), as follows:
                                          ---------------

          (a)  Edwards Lifesciences Corporation of Puerto Rico ("Edwards Puerto
                                                                 --------------
Rico (936)") shall be incorporated as a Delaware corporation;
----------

          (b) Edwards Puerto Rico (936) shall be qualified as a foreign corporation under the laws of Puerto Rico;

          (c) Baxter Alaska shall transfer to Edwards Puerto Rico (936) all of its right, title and interest in and to the Anasco Division in return for 100 shares of capital stock of Edwards Puerto Rico (936);

          (d) Baxter Alaska shall transfer to Baxter Pharmacy Services all of its right, title and interest in and to the capital stock of Edwards Puerto Rico
(936);

          (e) Baxter Pharmacy Services shall transfer to Baxter World Trade as a dividend, all of its right, title and interest in and to the capital stock of Edwards Puerto Rico (936) as described in Section 3.3(e) below;
                                          --------------

          (f) Baxter World Trade shall transfer to Edwards World Trade as a contribution to capital, all of its right, title and interest in and to the capital stock of Edwards Puerto Rico (936) as described in Section 3.3(f) below;
                                                           --------------

          (g) Edwards World Trade shall transfer to Edwards Puerto Rico (MS&P) as a contribution to capital, all of its right, title and interest in and to the capital stock of Edwards Puerto Rico (936) as described in Section 3.3(g)
                                                           --------------
below; and

          (h) After the Distribution Date, at the option of Edwards, Edwards Puerto Rico (936) shall transfer to Edwards Lifesciences AG or its designated affiliate, by novation, all of its right, title and interest in and to certain Transferred Assets and the Assumed Liabilities transferred to Edwards Puerto Rico (936) by Baxter Alaska as part of the Anasco Division, which assets and liabilities relate to the Edwards Business conducted in the Dominican Republic prior to the Distribution Date, in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities.

          3.3. Puerto Rico (MS&P).  Baxter and Edwards hereby agree to take any
               ------------------
and all actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest in and to the Transferred Assets and the Assumed Liabilities held by Baxter Pharmacy Services, Baxter Sales and Distribution Corp., a Delaware corporation and a wholly-owned Subsidiary of Baxter Pharmacy Services ("Baxter Sales and Distribution"), and Edwards
                           -----------------------------
Lifesciences Cardiovascular Resources, Inc., a Pennsylvania corporation, as follows:

          (a)  Edwards Lifesciences Sales Corporation ("Edwards Puerto Rico
                                                        -------------------
(MS&P)") shall be incorporated as a Delaware corporation and a wholly-owned
------
Subsidiary of Edwards World Trade;

          (b) Edwards Puerto Rico (MS&P) shall be qualified as a foreign corporation under the laws of Puerto Rico;

          (c) Baxter Sales and Distribution shall transfer to Edwards Puerto Rico (MS&P) all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities, including those assets and liabilities relating to the marketing and sales business conducted in Puerto Rico, in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (d) Baxter Pharmacy Services shall transfer to Edwards Puerto Rico (MS&P) all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities, including those assets, if any, liabilities and employees relating to the perfusion business conducted in Puerto Rico in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (e) Baxter Pharmacy Services shall transfer to Baxter World Trade as a dividend, all of its right, title and interest in and to the capital stock of Edwards Puerto Rico (936) as described in Section 3.2(e) above;
                                          --------------

          (f) Baxter World Trade shall transfer to Edwards World Trade as a contribution to capital, all of its right, title and interest in and to the capital stock of Edwards Puerto Rico (936) as described in Section 3.2(f) above;
                                                           --------------

          (g) Edwards World Trade shall transfer to Edwards Puerto Rico (MS&P) as a contribution to capital, all of its right, title and interest in and to the capital stock of Edwards Puerto Rico (936) as described in Section 3.2(g)
                                                           --------------
above; and

          (h) Edwards Lifesciences Cardiovascular Resources, Inc., a Pennsylvania corporation, shall transfer to Edwards Puerto Rico (MS&P) all of its right, title and interest in and to the Transferred Assets and Assumed Liabilities, if any, relating to the perfusion business conducted in Puerto Rico, in exchange for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities.

          3.4.  Dominican Republic.  Baxter and Edwards hereby agree to take
                ------------------
any and all actions necessary to effect the transfer to Edwards Lifesciences AG of all of the right, title and interest of Baxter Healthcare S. de R.L., a company organized under the laws of Panama ("Baxter Panama"), in and to the
                                             -------------
Transferred Assets and the Assumed Liabilities, consisting of contracts for the construction and leasing of a manufacturing facility located in the Dominican Republic, as follows:

          (a) A branch office of Edwards Lifesciences AG shall be established in the Dominican Republic and Edwards Lifesciences AG shall be qualified as a foreign corporation under the laws of the Dominican Republic;

          (b) Baxter Panama shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities, consisting of contracts for the construction and leasing of a manufacturing facility located in the Dominican Republic; and

          (c) After the Distribution Date, at the option of Edwards, Edwards Puerto Rico (936) shall transfer to Edwards Lifesciences AG or its designated affiliate, by novation, all of its right, title and interest in and to certain Transferred Assets and the Assumed Liabilities transferred to Edwards Puerto Rico (936) by Baxter Alaska as described in Section 3.2(h) above in return for
                                            --------------
cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities.

          3.5. Intentionally Omitted.
               ---------------------

          3.6. Brazil. Baxter and Edwards hereby agree to take any and all
               ------
actions necessary to effect the transfer to Edwards World Trade of all the right, title and interest in Edwards Lifesciences Macchi Ltda., a Brazilian corporation ("Macchi"), held by BPCL and BRL, as follows:
              ------

          (a) BRL shall transfer to BPCL all of its right, title and interest in and to 6,750,947 quotas of Macchi, together with all of its right, title and interest in the Agreement for the Assignment and Transfer of Quotas of Macchi and other Covenants dated December 22, 1993, in exchange for the transfer by BPCL to BRL of all of BPCL's right, title and interest in and to 17,448,432 quotas of Baxter Hospitalar;

          (b) BRL shall transfer to Edwards all of its right, title and interest in and to 1 quota of Macchi;

          (c) BPCL shall transfer to Baxter Export Corporation all of its right, title and interest in and to 1 quota of Baxter Hospitalar;

          (d) Baxter World Trade shall transfer to Edwards World Trade as a contribution to capital all of its right, title and interest in and to 25,158,211 quotas of BPCL;

          (e) Baxter Export Corporation shall transfer (i) to Edwards World Trade all of its right, title and interest in and to 764 quotas of BPCL and (ii) to Edwards all of its right, title and interest in and to 1 quota of BPCL; and

          (f) Baxter World Trade, S.A., a company organized under the laws of Belgium, shall transfer to Edwards Lifesciences Japan Holdings, Inc. all of their right, title and interest in and to debt of Macchi owing to such company in exchange for cash or other consideration equal to the face value of such debt plus accrued interest thereon;

          (g) Macchi shall repay debt, together with accrued interest thereon, owing to Baxter Uruguay, S.A., a company organized under the laws of Uruguay, in the amount of $5,643,000; and

          (h) Edwards World Trade shall pay $2,380,000 to Baxter World Trade, S.A. as a reduction of the debt owing to Baxter World Trade, S.A. by Baxter Uruguay, S.A.

          3.7.  Canada.  Baxter and Edwards hereby agree to take any and all
                ------
actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter Corporation, a company organized under the laws of Ontario ("Baxter Canada"), in and to the Transferred Assets and the
                  -------------
Assumed Liabilities, which constitutes the Edwards Business conducted in Canada, as follows:

          (a)  Edwards Lifesciences (Canada) Inc. ("Edwards Canada") shall be
                                                    --------------
incorporated as a Canadian corporation and a wholly-owned Subsidiary of Edwards World Trade; and

          (b) Baxter Canada shall transfer to Edwards Canada all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities for cash equal to the fair market value of the Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities.

          3.8. China.  Baxter and Edwards hereby agree to take any and all
               -----
 actions necessary to effect the transfer to Edwards World Trade and Edwards LLC of all of the right, title and interest of Baxter Healthcare Limited, a company organized under the laws of Hong Kong ("Baxter Hong Kong"), and Baxter (China)
                                        ----------------
Investment Co. Ltd., a company organized under the laws of the People's Republic of China ("Baxter China"), in and to the Transferred Assets and the Assumed
           ------------
Liabilities, which constitutes the Edwards Business conducted in Hong Kong and the People's Republic of China, as follows:

          (a) A representative office of Edwards World Trade shall be established in Shanghai, China;

          (b) Baxter Hong Kong and Baxter China shall each directly or indirectly transfer to Edwards World Trade all of its respective right, title and interest in and to the Transferred Assets and the Assumed Liabilities (except for third-party distribution agreements, inventory and accounts receivable and accounts payable relating to the purchase of products) in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (c) Baxter Hong Kong and Baxter China shall each directly or indirectly transfer to Edwards LLC all of its respective right, title and interest in and to all third-party distribution agreements relating to the purchase of products in U.S. dollars in its name but relating Exclusively to the Edwards Business and all accounts receivable and accounts payable relating to such sales activity in return for cash or other consideration equal to the fair market of such agreements and accounts receivable net of such accounts payable and the Assumed Liabilities under such agreements, plus the assumption of such accounts payable and the Assumed Liabilities under such agreements; and

          (d) Baxter Hong Kong shall terminate the Labor Supply Contracts by and between Baxter Hong Kong and Foreign Enterprise Services Corporation ("FESCO") or another government agency, relating to the contracting from FESCO
  -----
or such other government agency of Baxter Hong Kong employees transferred to Edwards World Trade, and Edwards World Trade shall enter into agreements with FESCO or such other government agency providing for the same.

          3.9. Taiwan.  Baxter and Edwards hereby agree to take any and all
               ------
actions necessary to effect the transfer to Edwards World Trade and Edwards LLC of all of the right, title and interest of Baxter Healthcare Limited, a company organized under the laws of Taiwan ("Baxter Taiwan"), in and to the Transferred
                                     -------------
Assets and the Assumed Liabilities, which constitutes the Edwards Business conducted in Taiwan, as follows:

          (a) A branch office of Edwards World Trade shall be established in Taipei, Taiwan;

          (b) Baxter Taiwan shall transfer to Edwards World Trade all of its right, title and interest in and to the product registrations relating Exclusively to the Edwards Business;

          (c) Baxter Taiwan shall transfer all third-party distribution agreements relating to the purchase of products relating Exclusively to the Edwards Business to Edwards LLC; and

          (d) Edwards World Trade Taiwan branch shall enter into an agreement with Edwards LLC whereby the Taiwan branch of Edwards World Trade shall provide, for a fee, certain sales and promotion activities on behalf of Edwards LLC in connection with the distribution of Edwards Products by third-party distributors in Taiwan.

          3.10. Singapore and the Philippines.  Baxter and Edwards hereby
                -----------------------------
agree to take any and all actions necessary to effect the transfer to Edwards World Trade and Edwards LLC of all of the right, title and interest of Baxter Healthcare (Asia) Pte. Ltd., a company organized under the laws of Singapore ("Baxter Asia"), in and to the Transferred Assets and the Assumed Liabilities,
  -----------
which constitutes the Edwards Business conducted in Singapore, and of Baxter Healthcare Philippines Inc., a company organized under the laws of the Philippines ("Baxter Philippines"), in and to the Transferred Assets and the
              ------------------
Assumed Liabilities, which constitutes the Edwards Business conducted in the Philippines, as follows :

          (a) A representative office of Edwards World Trade shall be established in Singapore;

          (b) Baxter Asia shall transfer to Edwards World Trade all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities relating Exclusively to the Edwards Business conducted in Singapore (except for public hospital contracts, third-party distribution agreements, inventory and accounts receivable and accounts payable relating to the purchase of products) in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (c) Baxter Asia shall transfer all of its right, title and interest in and to certain public hospital contracts relating Exclusively to the Edwards Business conducted in Singapore to a third-party distributor in return for its release from its obligations under such contracts;

          (d) Baxter Philippines shall transfer to third-party distributors all of its right, title and interest in and to the product registrations in its name but relating Exclusively to the Edwards Business conducted in the Philippines;

          (e) Baxter Asia shall transfer all of its right, title and interest in and to the third-party distribution agreements related to the purchase of products relating Exclusively to the Edwards Business conducted in Singapore, Malaysia, Brunei, Indonesia, Pakistan, Sri Lanka, Taiwan, Myanmar, Laos and Cambodia and all accounts receivable and accounts payable relating to such sales activity to Edwards LLC in return for cash or other consideration equal to the fair market value of such agreements and accounts receivable net of such accounts payable and the Assumed Liabilities under such agreements, plus the assumption of such accounts payable and the Assumed Liabilities under such agreements; and

          (f) Baxter Philippines shall transfer all of its right, title and interest in and to the third-party distribution agreements related to the purchase of products relating Exclusively to the Edwards Business conducted in the Philippines and all accounts receivable and accounts payable relating to such sales activity to Edwards LLC in return for cash or other consideration equal to the fair market value of such agreements and accounts receivable net of such accounts payable and the Assumed Liabilities under such agreements, plus the assumption of such accounts payable and the Assumed Liabilities under such agreements.

          3.11. Malaysia.  Baxter and Edwards hereby agree to take any and all
                --------
actions necessary to effect the transfer to Edwards LLC of all of the right, title and interest of Baxter Asia in and to the Transferred Assets and the Assumed Liabilities, which constitutes the Edwards Business conducted in Malaysia, as follows:

          (a) A representative office of Edwards World Trade shall be established in Malaysia;

          (b) Baxter Asia shall transfer all of its right, title and interest in and to all accounts receivable and accounts payable relating to the purchase of products relating Exclusively to the Edwards Business conducted in Malaysia to Edwards LLC in return for cash or other consideration equal to the fair market value of such accounts receivable net of such accounts payable, plus the assumption of such accounts payable.

          3.12. Thailand.  Baxter and Edwards hereby agree to take any and all
                --------
actions necessary to effect the transfer to Edwards World Trade and Edwards LLC of all of the right, title and interest of Baxter Healthcare (Thailand) Co., Ltd., a company formed under the laws of Thailand ("Baxter Thailand"), in and to
                                                    ---------------
the Transferred Assets and the Assumed Liabilities, which constitutes the Edwards Business conducted in Thailand, as follows:

          (a) A representative office of Edwards World Trade shall be established in Bangkok, Thailand;

          (b) Baxter Thailand shall transfer to Edwards World Trade all of its right, title and interest in and to the fixed assets relating Exclusively to the Edwards Business conducted in Thailand and the liabilities relating thereto in return for cash or other consideration equal to the fair market value of such assets net of such liabilities, plus the assumption of such liabilities;

          (c) Baxter Thailand shall transfer all of its right, title and interest in and to all bank guarantee deposits, third-party distribution agreements relating to the purchase of products in its name but relating Exclusively to the Edwards Business conducted in Thailand and Vietnam and all accounts receivable relating to such sales activity to Edwards LLC in return for cash or other consideration equal to the fair market value of such deposits, agreements and accounts receivable net of the assumption of the Assumed Liabilities under such agreements, plus the assumption of the Assumed Liabilities under such agreements;

          (d) Baxter Thailand shall permit product registrations in its name but relating Exclusively to the Edwards Business conducted in Thailand to lapse, and Osotspa Co., Ltd., a third-party distributor of Edwards Products in Thailand, shall apply for new product registrations for such Edwards Products; and

          (e) Edwards World Trade shall reimburse Baxter Thailand for all severance payments required to be made to Edwards Employees due to the termination of their employment by Baxter Thailand.

          3.13.  Korea.  Baxter and Edwards hereby agree to take any and all
                 -----
actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter Korea Co. Ltd., a company organized under the laws of Korea ("Baxter Korea"), in and to the Transferred Assets and the
                    ------------
Assumed Liabilities, which constitutes the Edwards Business conducted in Korea, as follows:

          (a)    Edwards Lifesciences Korea Ltd. ("Edwards Korea") shall be
                                                   -------------
organized as a Korean private limited company (chusik hwesa) and a wholly-owned Subsidiary of Edwards World Trade; and

          (b) Baxter Korea shall transfer to Edwards Korea all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities.

          3.14.  India.  Baxter and Edwards hereby agree to take any and all
                 -----
actions necessary to effect the transfer to Edwards World Trade of (i) all the right, title and interest in ELIPL held by BIPL and Sanjiv Verma and (ii) all the remaining right, title and interest of BIPL in and to the Edwards Business conducted in India, as follows:

          (a) BIPL shall transfer to Edwards World Trade all of its right, title and interest in and to 2,999,980 shares of capital stock of ELIPL for 29,999,800 Indian Rupees (approximately $689,000 on March 7, 2000);

          (b) Sanjiv Verma shall transfer to Edwards all of his right, title and interest in and to 20 shares of capital stock of ELIPL for 200 Indian Rupees (approximately $4.60 on March 7, 2000);

          (c) Edwards World Trade shall subscribe for 15,216,020 additional shares of capital stock of ELIPL for 152,160,200 Indian Rupees (approximately $3.49 million on March 7, 2000);

          (d) Edwards shall subscribe for 183,980 additional shares of capital stock of ELIPL for 1,839,800 Indian Rupees (approximately $42,200 on March 7, 2000); and

          (e) BIPL shall transfer to ELIPL all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities as a going concern, which constitutes the Edwards Business conducted by BIPL in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities.

          3.15.  Latin America.  Baxter will continue to serve as distributor
                 -------------
for Edwards on a short-term basis in the Latin American countries set out below. Accordingly, Baxter will retain the inventory, accounts receivable and accounts payable relating to the sale of products related Exclusively to the Edwards Business conducted in each such country until the termination of the distribution arrangement in such country. Upon termination of the distribution arrangement, (i) Edwards shall purchase (or cause to be purchased) the inventory, (ii) Edwards shall pay Baxter for the cost of money to Baxter of carrying such inventory and (iii) Baxter shall continue to hold and to collect or pay, as applicable, the accounts receivable and accounts payable, subject to the obligations of Edwards set forth in Section 9.7(f), all as follows:
                                        --------------

          (a)    Colombia.
                 --------

          (i) Upon termination of the distribution arrangement for Colombia, Edwards shall purchase, or cause another party to purchase, all of the right, title and interest of Laboratorios Baxter S.A., a company formed under the laws of Colombia ("Baxter Colombia"), in and to the inventory
                                  ---------------
     relating to the sale of products related Exclusively to the Edwards Business conducted in Colombia and all other products or equipment related Exclusively to the Edwards Business conducted in Colombia but in the possession of third parties;

          (ii) Edwards shall indemnify Baxter Colombia against (A) the difference, if any, between the sale price of any inventory sold pursuant to Section 3.15(a)(i) that is included in the Retained Assets and the book
        ------------------
     value of such inventory on the Distribution Date in U.S. dollars, calculated using the respective Foreign Exchange Rates in effect on the date of sale and the Distribution Date and (B) the difference, if any, between the sale price of any replacement inventory sold pursuant to
     Section 3.15(a)(i) and the cost of such inventory in U.S. dollars,
     ------------------
     calculated using the respective Foreign Exchange Rates in effect on the date of sale and the date of purchase of such inventory, in each case accounting for the sale of inventory on a first-in, first-out basis. Any payment required pursuant to this Section shall be paid simultaneously with the sale of such inventory; and

          (iii)  Edwards shall, simultaneously with the sale pursuant to Section
                                                                         -------
     3.15(a)(i), pay to Baxter Colombia as an indemnity the time value of money
     ----------
     to Baxter Colombia of carrying the inventory included in the Retained Assets and any replacement inventory relating Exclusively to the Edwards Business conducted in Colombia, from the Distribution Date through the date of transfer of such inventory.

          (b)    Chile.
                 -----

          (i) Upon termination of the distribution arrangement for Chile, Edwards shall purchase, or cause another party to purchase, all of the right, title and interest of Baxter de Chile Ltda., a company organized under the laws of Chile ("Baxter Chile"), in and to the inventory relating
                               ------------
     to the sale of products related Exclusively to the Edwards Business conducted in Chile and all other products or equipment related Exclusively to the Edwards Business conducted in Chile but in the possession of third parties;

          (ii) Edwards shall indemnify Baxter Chile against (A) the difference, if any, between the sale price of any inventory sold pursuant to Section
                                                                      -------
     3.15(b)(i) that is included in the Retained Assets and the book value of
     ----------
     such inventory on the Distribution Date in U.S. dollars, calculated using the respective Foreign Exchange Rates in effect on the date of sale and the Distribution Date plus (B) the difference, if any, between the sale price of any replacement inventory sold pursuant to Section 3.15(b)(i) and the
                                                   ------------------
     cost of such inventory in U.S. dollars, calculated using the respective Foreign Exchange Rates in effect on the date of sale and the date of purchase of such inventory, in each case accounting for the sale of inventory on a first-in, first-out basis. Any payment required pursuant to this Section shall be paid simultaneously with the sale of such inventory; and

          (iii) Edwards shall, simultaneously with the sale pursuant to Section
                                                                        -------
     3.15(b)(i), pay to Baxter Chile as an indemnity the time value of money to
     ----------
     Baxter Chile of carrying the inventory included in the Retained Assets and any replacement inventory relating Exclusively to the Edwards Business conducted in Chile, from the Distribution Date through the date of transfer of such inventory.

          (c)   Venezuela.
                ---------

          (i) Upon termination of the distribution arrangement for Venezuela, Edwards shall purchase, or cause another party to purchase, all of the right, title and interest of Baxter de Venezuela C.A., a company organized under the laws of Venezuela ("Baxter Venezuela"), in and to the inventory
                                   ----------------
     relating to the sale of products related Exclusively to the Edwards Business conducted in Venezuela and all other products or equipment related Exclusively to the Edwards Business conducted in Venezuela but in the possession of third parties;

          (ii) Edwards shall indemnify Baxter Venezuela against (A) the difference, if any, between the sale price of any inventory sold pursuant to Section 3.15(c)(i) that is included in the Retained Assets and the book
        ------------------
     value of such inventory on the Distribution Date in U.S. dollars, calculated using the respective Foreign Exchange Rates in effect on the date of sale and the Distribution Date and (B) the difference, if any, between the sale price of any replacement inventory sold pursuant to
     Section 3.15(c)(i) and the cost of such inventory in U.S. dollars,
     ------------------
     calculated using the respective Foreign Exchange Rates in effect on the date of sale and the date of purchase of such inventory, in each case accounting for the sale of inventory on a first-in, first-out basis. Any payment required pursuant to this Section shall be paid simultaneously with the sale of such inventory; and

          (iii) Edwards shall, simultaneously with the sale pursuant to Section
                                                                        -------
     3.15(c)(i), pay to Baxter Venezuela as an indemnity the time value of money
     ----------
     to Baxter Venezuela of carrying the inventory included in the Retained Assets and any replacement inventory relating Exclusively to the Edwards Business conducted in Venezuela, from the Distribution Date through the date of transfer of such inventory.

          (d)   Peru.
                ----

          (i) Upon termination of the distribution arrangement for Peru, Edwards shall purchase, or cause another party to purchase, all of the right, title and interest of Laboratorios Baxter de Peru, S.A., a company organized under the laws of Peru ("Baxter Peru"), in and to the inventory
                                        -----------
     relating to the sale of products related Exclusively to the Edwards Business conducted in Peru and all other products or equipment related Exclusively to the Edwards Business conducted in Peru but in the possession of third parties;

          (ii) Edwards shall indemnify Baxter Peru against (A) the difference, if any, between the sale price of any inventory sold pursuant to Section
                                                                      -------
     3.15(d)(i) that is included in the Retained Assets and the book value of
     ----------
     such inventory on the Distribution Date in U.S. dollars, calculated using the respective Foreign Exchange Rates in effect on the date of sale and the Distribution Date and (B) the difference, if any, between the sale price of any replacement inventory sold pursuant to Section 3.15(d)(i) and the cost
                                                ------------------
     of such inventory in U.S. dollars, calculated using the respective Foreign Exchange Rates in effect on the date of sale and the date of purchase of such inventory, in each case accounting for the sale of inventory on a first-in, first-out basis. Any payment required pursuant to this Section shall be paid simultaneously with the sale of such inventory; and

          (iii) Edwards shall, simultaneously with the sale pursuant to Section
                                                                       -------
     3.15(d)(i), pay to Baxter Peru as an indemnity the time value of money to
     ----------
     Baxter Peru of carrying the inventory included in the Retained Assets and any replacement inventory relating Exclusively to the Edwards Business conducted in Peru, from the Distribution Date through the date of transfer of such inventory.

          (e)   Mexico.
                ------

          (i)   Edwards Lifesciences Mexico, S.A. de C.V. ("Edwards Mexico")
                                                            --------------
     shall be incorporated as a Mexican corporation and a wholly-owned Subsidiary of Edwards World Trade;

          (ii) Baxter S.A. de C.V., a company organized under the laws of Mexico ("Baxter Mexico"), shall transfer to Edwards Mexico all of its
              -------------
     right, title and interest in and to the Transferred Assets, if any, and the Assumed Liabilities, if any, relating Exclusively to the Edwards Business conducted in Mexico (except for third-party distribution agreements, inventory, accounts receivable and accounts payable relating to the purchase of products) in return for cash or other consideration equal to the fair market value of the Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (iii) Upon termination of the distribution arrangement for Mexico, Edwards Mexico shall purchase all of the right, title and interest of Baxter Mexico in and to the inventory relating to the sale of products related Exclusively to the Edwards Business conducted in Mexico and all other products or equipment related Exclusively to the Edwards Business conducted in Mexico but in the possession of third parties;

          (iv) Edwards Mexico shall indemnify Baxter Mexico against (A) the difference, if any, between the sale price of any inventory sold pursuant to Section 3.15(e)(iii) that is included in the Retained Assets and the
        --------------------
     book value of such inventory on the Distribution Date in U.S. dollars, calculated using the respective Foreign Exchange Rates in effect on the date of sale and the Distribution Date and (B) the difference, if any, between the sale price of any replacement inventory sold pursuant to
     Section 3.15(e)(iii) and the cost of such inventory in U.S. dollars,
     --------------------
     calculated using the respective Foreign Exchange Rates in effect on the date of sale and the date of purchase of such inventory, in each case accounting for the sale of inventory on a first-in, first-out basis. Any payment required pursuant to this Section shall be paid simultaneously with the sale of such inventory; and

          (v)   Edwards shall, simultaneously with the sale pursuant to Section
                                                                        -------
     3.15(e)(iii), pay to Baxter Mexico as an indemnity the time value of money
     ------------
     to Baxter Mexico of carrying the inventory included in the Retained Assets and any replacement inventory relating Exclusively to the Edwards Business conducted in Mexico, from the Distribution Date through the date of transfer of such inventory.

          3.16. Switzerland.  Baxter and Edwards hereby agree to take any and
                -----------
all actions necessary to effect the transfer to Edwards World Trade of (i) all the right, title and interest of Baxter Edwards in and to the Transferred Assets and the Assumed Liabilities, which constitutes the Edwards Business conducted in Switzerland; (ii) all the right, title and interest in Xenomedica AG, a company organized under the laws of Switzerland and a wholly-owned Subsidiary of Baxter World Trade ("Xenomedica"), held by Baxter World Trade; and (iii) all the
              ----------
right, title and interest of Baxter Woodlands in and to the Transferred Assets and the Assumed Liabilities, which constitutes the Swiss sales branch ("Swiss
                                                                        -----
Sales Branch") of Baxter Woodlands, all as follows :
------------

          (a)   Edwards Lifesciences A.G. (Swiss Principal).
                -------------------------------------------

          (i)   Edwards Lifesciences A.G. ("Edwards Lifesciences AG") shall be
                                            -----------------------
     formed as a Swiss corporation;

          (ii) Baxter Edwards shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities, which constitutes the Edwards Business conducted by Baxter Edwards (except for the sales employees and related assets and Liabilities), in return for 248 shares of capital stock of Edwards Lifesciences AG;

          (iii) Peter Wiget and Nicole Sidler shall each subscribe for one share of capital stock of Edwards Lifesciences AG;

          (iv) Baxter Edwards shall transfer to Baxter World Trade as a dividend, all of its right, title and interest in and to the stock of Edwards Lifesciences AG;

          (v) Baxter Woodlands shall transfer the Swiss Sales Branch to Edwards Lifesciences AG in return for 25,000 Swiss francs (approximately $14,900 on March 7,

     2000) and assumption by Edwards Lifesciences AG of the Liabilities of the Swiss Sales Branch;

          (vi) Edwards Lifesciences AG shall apply for VAT registrations in the European countries in which Edwards' Subsidiaries will have a legal presence as described in this Article III;
                                   -----------

          (vii) The third-party distribution agreements relating to the purchase of products relating Exclusively to the Edwards Business, and all accounts receivable and accounts payable relating to such sales activity, in Malta and Portugal shall be transferred from the applicable Baxter Subsidiaries to Edwards Lifesciences AG in return for cash or other consideration equal to the fair market value of such agreements and accounts receivable net of such accounts payable and the Assumed Liabilities under such agreements, plus the assumption of such accounts payable and the Assumed Liabilities under such agreements;

          (viii) Baxter World Trade shall transfer to Edwards World Trade as a contribution to capital all of its right, title and interest in and to the capital stock of Xenomedica; and

          (ix) Baxter World Trade shall transfer to Edwards World Trade as a contribution to capital all of its right, title and interest in and to the capital stock of Edwards Lifesciences AG.

          (b)    Baxter AG, Volketswil.
                 ---------------------

          (i) Baxter AG, Volketswil, will transfer all of its right, title and interest in all third-party distribution agreements in its name but relating Exclusively to the Edwards Business conducted in Switzerland to Edwards Lifesciences AG; and

          (ii) Baxter AG, Volketswil, will transfer to Edwards Swiss Commissionaire all of its right, title and interest in certain assets and the Assumed Liabilities related thereto in return for cash or other consideration equal to the fair market value of such assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities.

          (c)    Edwards Swiss Commissionaire.
                 ----------------------------

          (i)    Edwards Lifesciences Marketing GmbH ("Edwards Swiss
                                                       -------------
     Commissionaire") shall be organized as a Swiss limited company (GmbH) and a
     --------------
     wholly-owned Subsidiary of Edwards EU Holdings; and

          (ii) Baxter Edwards shall transfer to Edwards Swiss Commissionaire all of the sales employees relating to the Edwards Business conducted by Baxter Edwards together with all of its right, title and interest in certain related assets and liabilities in return for cash or other consideration equal to the fair market value of such transferred assets net of such assumed liabilities, plus the assumption of such assumed liabilities.

          3.17.  EU Holdings (Denmark).  Baxter and Edwards hereby agree to
                 ---------------------
take any and all actions necessary to establish a holding company in Europe to hold the stock of all of the Edwards European entities described in Sections
                                                                    --------
3.18 through 3.23, 3.25 and 3.26 below, as follows:
----         ----  ----     ----

          (a)    Edwards Lifesciences Holding A/S ("Edwards EU Holdings") shall
                                                    -------------------
be formed as a Danish corporation;

          (b) Baxter shall purchase all issued and outstanding capital stock (500 shares) of Edwards EU Holdings from the organizer of Edwards EU Holdings for 500,000 Danish Krone (approximately $64,400 on March 7, 2000);

          (c) Baxter shall transfer to Baxter World Trade as a contribution to capital all of its right, title and interest in and to the capital stock of Edwards EU Holdings; and

          (d) Baxter World Trade shall transfer to Edwards World Trade as a contribution to capital all of its right, title and interest in and to the capital stock of Edwards EU Holdings.

          3.18.  Germany.  Baxter and Edwards hereby agree to take any and all
                 -------
actions necessary to effect the transfer to Edwards World Trade of (i) all the right, title and interest of Baxter Germany in and to the Transferred Assets and the Assumed Liabilities, which constitutes the Edwards Business conducted in Germany; (ii) all the right, title and interest in PAS Palzer GmbH & Co. KG, a German limited company ("Pas Palzer KG"), held by Baxter Germany; and (iii) all
                         -------------
the right, title and interest in PAS Palzer Verwaltungs GmbH, a German limited company ("Pas Palzer Verwaltungs"), held by Baxter Germany Holdings, all as
          ----------------------
follows:

          (a)    Edwards Germany Holdings.
                 ------------------------

          (i)    Edwards Lifesciences Holding Germany GmbH ("Edwards Germany
                                                             ---------------
     Holdings") shall be formed as a German limited company (GmbH); and
     --------

          (ii) Edwards EU Holdings shall purchase all issued and outstanding capital stock (one share) of Edwards Germany Holdings from the organizer of Edwards Germany Holdings for 25,000 Euro (approximately $24,000 on March 7,
     2000).

          (b)    Edwards Germany.
                 ---------------

          (i)    Edwards Lifesciences Germany GmbH ("Edwards Germany") shall be
                                                     ---------------
     formed as a German limited company (GmbH);

          (ii) Edwards Germany Holdings shall purchase all issued and outstanding capital stock (one share) of Edwards Germany from the organizer of Edwards Germany for 25,000 Euro (approximately $24,000 on March 7,
     2000);

          (iii) Baxter Germany shall transfer to Edwards Germany all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities (except for inventory, which shall be transferred pursuant to Sections 3.18(b)(iv) and (v), and
     --------------------     ---
     accounts receivable and accounts payable that are not capable of being specifically separated between Baxter Germany and Edwards Germany, which shall be Retained Assets and Retained Liabilities, respectively) as well as its partnership interest in Pas Palzer KG in return for cash or other consideration equal to the fair market value of such Transferred Assets and partnership interest net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (iv) Baxter Germany shall transfer to Baxter Belgium all of its right, title and interest in and to certain U.S. sourced inventory relating Exclusively to the Edwards Business in Germany in return for cash or other consideration equal to the fair market value of such inventory;

          (v) Baxter Germany shall transfer to Edwards Lifesciences AG all other inventory relating Exclusively to the Edwards Business in Germany in return for cash or other consideration equal to the fair market value of such inventory;

          (vi) Baxter Germany Holdings shall transfer to Edwards Germany Holdings all issued and outstanding capital stock (one share) of Pas Palzer Verwaltungs in return for cash or other consideration equal to the fair market value of such capital stock; and

          (vii) After the Distribution Date, Edwards Germany shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the accounts receivable held by Edwards Germany in return for cash or other consideration equal to the fair market value of such accounts receivable.

          3.19.  Austria.  Baxter and Edwards hereby agree to take any and all
                 -------
actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter Immuno Vertriebsgesellschaft GmbH, a company organized under the laws of Austria ("Baxter Austria"), in and to the
                                      --------------
Transferred Assets and the Assumed Liabilities, which constitutes the Edwards Business conducted in Austria, as follows:

          (a)    Edwards Lifesciences Austria GmbH ("Edwards Austria") shall be
                                                     ---------------
organized as an Austrian limited company (GmbH) and a wholly-owned Subsidiary of Edwards EU Holdings;

          (b) Baxter Austria shall transfer to Edwards Austria all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities (except for inventory) in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (c) Baxter Austria shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to all inventory relating Exclusively to the Edwards Business in Austria in return for cash or other consideration equal to the fair market value of such inventory; and

          (d) After the Distribution Date, Edwards Austria shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the accounts receivable held by

Edwards Austria in return for cash or other consideration equal to the fair market value of such accounts receivable.

          3.20.  France.  Baxter and Edwards hereby agree to take any and all
                 ------
actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter S.A. (France), a company organized under the laws of France ("Baxter France"), in and to the Transferred Assets and the
                 -------------
Assumed Liabilities, which constitutes the Edwards Business conducted in France, as follows:

          (a)    Edwards Lifesciences SAS ("Edwards France") shall be organized
                                            --------------
as a French SAS;

          (b) Baxter France shall transfer to Baxter Belgium all of its right, title and interest in and to certain U.S. sourced inventory relating Exclusively to the Edwards Business in France in return for cash or other consideration equal to the fair market value of such inventory;

          (c) Baxter France shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to all other inventory relating Exclusively to the Edwards Business in France in return for cash or other consideration equal to the fair market value of such inventory;

          (d) Baxter France shall transfer to Edwards France all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities in return for 4,000 shares of capital stock of Edwards France;

          (e) Edwards France shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to all third-party distribution agreements in its name but relating Exclusively to the Edwards Business conducted in France;

          (f) Baxter France shall transfer to Edwards EU Holdings all of its right, title and interest in and to the capital stock of Edwards France for cash or other consideration equal to the fair market value of such capital stock; and

          (g) After the Distribution Date, Edwards France shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the accounts receivable held by Edwards France in return for cash or other consideration equal to the fair market value of such accounts receivable.

          3.21.  Italy.  Baxter and Edwards hereby agree to take any and all
                 -----
actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter S.p.A., a company organized under the laws of Italy ("Baxter Italy"), in and to the Transferred Assets and the Assumed
           ------------
Liabilities, which constitutes the Edwards Business conducted in Italy, as follows:

          (a) Baxter Italy shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the accounts receivable and inventory relating to the sale of products relating Exclusively to the Edwards Business conducted in Italy in return for cash or other consideration equal to the fair market value of such accounts receivable and inventory;

          (b) Baxter World Trade and Baxter Export Corporation, as shareholders of Baxter Italy, shall spin off the Transferred Assets and the Assumed Liabilities, which constitutes the Edwards Business conducted in Italy, thus creating a new company, under the name CVG Italia S.p.A. ("Edwards Italy");
                                                                -------------

          (c) As a result, Baxter World Trade and Baxter Export Corporation shall jointly own the entire share capital of Edwards Italy;

          (d)    Simultaneously with the spin-off pursuant to Section 3.21(b),
                                                              ---------------
Baxter Italy shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the accounts receivable relating to the sale of products relating Exclusively to the Edwards Business conducted in Italy created after the transfer pursuant to Section 3.21(a) in return for cash or other
                         ---------------
consideration equal to the fair market value of such accounts receivable;

          (e) Edwards Italy shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to all third-party distribution agreements in its name but relating Exclusively to the Edwards Business and the inventory relating Exclusively to the Edwards Business conducted in Italy in return for cash or other consideration equal to the fair market value of such agreements and inventory net of the Assumed Liabilities under such agreements, plus the assumption of the Assumed Liabilities under such agreements;

          (f) Baxter World Trade shall transfer to Edwards World Trade as a contribution to capital all of its right, title and interest in and to the capital stock of Edwards Italy received pursuant to Sections 3.21(b) and (c);
                                                    ----------------     ---

          (g) Edwards World Trade shall transfer to Edwards EU Holdings as a contribution to capital all of its right, title and interest in and to the capital stock of Edwards Italy received from Baxter World Trade pursuant to
Section 3.21(f);
---------------

          (h) Baxter Export Corporation shall distribute to Baxter World Trade all of its right, title and interest in and to the capital stock of Edwards Italy received pursuant to Sections 3.21(b) and (c);
                                   ----------------     ---

          (i) Baxter World Trade shall transfer to Edwards World Trade as a contribution to capital all of its right, title and interest in and to the capital stock of Edwards Italy received from Baxter Export Corporation pursuant to Section 3.21(h); and
   ---------------

          (j) Edwards World Trade shall transfer to Edwards Holdings Switzerland as a contribution to capital all of its right, title and interest in and to the capital stock of Edwards Italy received from Baxter World Trade pursuant to Section 3.21(i).
            ---------------

          3.22.  Belgium/Luxembourg.  Baxter and Edwards hereby agree to take
                 ------------------
 any and all actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter S.A. (Belgium), a company organized under the laws of Belgium ("Baxter Belgium"), in and to the
                                      --------------
Transferred Assets and the Assumed Liabilities, which constitutes the Edwards Business conducted in Belgium and Luxembourg, as follows:

          (a)    Edwards Lifesciences S.P.R.L. ("Edwards Belgium") shall be
                                                 ---------------
organized as a Belgian SPRL with Raymond Lauret as a 0.08% holder and Edwards EU Holdings as a 99.92% holder;

          (b) Baxter Belgium shall transfer to Edwards Belgium all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities, in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (c) Edwards Belgium shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the inventory relating Exclusively to the Edwards Business in Germany, France, Belgium, Luxembourg, the Netherlands, Austria and the U.K. in return for cash or other consideration equal to the fair market value of such inventory; and

          (d) After the Distribution Date, Edwards Belgium shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the accounts receivable held by Edwards Belgium in return for cash or other consideration equal to the fair market value of such accounts receivable.

          3.23.  Netherlands.  Baxter and Edwards hereby agree to take any and
                 -----------
all actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter B.V., a company organized under the laws of the Netherlands ( "Baxter Netherlands"), in and to the Transferred Assets and
                      ------------------
the Assumed Liabilities, which constitutes the Edwards Business conducted in the Netherlands, except for the Uden Manufacturing Facility, as follows:

          (a)   Edwards Lifesciences BV ("Edwards Netherlands") shall be
                                          -------------------
organized as a Dutch corporation and a wholly-owned Subsidiary of Edwards EU Holdings;

          (b) Baxter Netherlands shall transfer to Edwards Netherlands all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities (except for inventory, third-party distribution agreements and the Uden Manufacturing Facility) in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (c) Baxter Netherlands shall transfer to Baxter Belgium all of its right, title and interest in and to certain U.S. sourced inventory relating Exclusively to the Edwards Business in the Netherlands in return for cash or other consideration equal to the fair market value of such inventory;

          (d) Baxter Netherlands shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to all third-party distribution agreements in its name but relating Exclusively to the Edwards Business conducted in the Netherlands;

          (e) Baxter Netherlands shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to all other inventory relating Exclusively to the Edwards Business in the Netherlands in return for cash or other consideration equal to the fair market value of such inventory; and

          (f) After the Distribution Date, Edwards Netherlands shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the accounts receivable held by Edwards Netherlands in return for cash or other consideration equal to the fair market value of such accounts receivable.

          3.24.  Uden.  Baxter and Edwards hereby agree to take any and all
                 ----
actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter Netherlands in the manufacturing facility in Uden that produces Edwards Products and all of the Transferred Assets plus the assumption of such Assumed Liabilities related thereto (the "Uden Manufacturing
                                                             ------------------
Facility"), as follows:
--------

          (a)    Edwards Lifesciences Uden BV ("Edwards Uden") shall be
                                                ------------
organized as a Dutch corporation and a wholly-owned Subsidiary of Edwards World Trade; and

          (b) Baxter Netherlands shall transfer to Edwards Uden all of its right, title and interest in and to the Uden Manufacturing Facility in return for cash or other consideration equal to the fair market value of the Uden Manufacturing Facility net of the Assumed Liabilities included therein, plus the assumption of the Assumed Liabilities included therein.

          3.25.  Spain.  Baxter and Edwards hereby agree to take any and all
                 -----
actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter S.L. (Spain), a company organized under the laws of Spain ("Baxter Spain"), in and to the Transferred Assets and the Assumed
                ------------
Liabilities, which constitutes the Edwards Business conducted in Spain, as follows:

          (a)    Edwards Lifesciences, S.L. ("Edwards Spain") shall be
                                              -------------
organized as a Spanish Sociedad Limitada and a wholly-owned Subsidiary of Edwards EU Holdings;

          (b) Baxter Spain shall transfer to Edwards Spain all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities (except for inventory and third-party distribution agreements) in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (c) Baxter Spain shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the inventory relating Exclusively to the Edwards Business in Spain in return for cash or other consideration equal to the fair market value of such inventory;

          (d) Baxter Spain shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to all third-party distribution agreements in its name but relating Exclusively to the Edwards Business conducted in Spain; and

          (e) After the Distribution Date, Edwards Spain shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the accounts receivable held by

Edwards Spain in return for cash or other consideration equal to the fair market value of such accounts receivable.

          3.26.  United Kingdom.  Baxter and Edwards hereby agree to take any
                 --------------
and all actions necessary to effect the transfer to Edwards World Trade of all of the right, title and interest of Baxter Healthcare Ltd., a company organized under the laws of England ("Baxter U.K."), in and to the Transferred Assets and
                            -----------
the Assumed Liabilities, which constitutes the Edwards Business conducted in the United Kingdom, as follows:

          (a)    Edwards Lifesciences Limited ("Edwards U.K.") shall be
                                                ------------
organized as an English limited liability company and a wholly-owned Subsidiary of Edwards EU Holdings;

          (b) Baxter U.K. shall transfer to Edwards U.K. all of its right, title and interest in and to the Transferred Assets and the Assumed Liabilities (except for inventory and third-party distribution agreements), in return for cash or other consideration equal to the fair market value of such Transferred Assets net of such Assumed Liabilities, plus the assumption of such Assumed Liabilities;

          (c) Baxter U.K. shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to all third-party distribution agreements in its name but relating Exclusively to the Edwards Business conducted in the United Kingdom;

          (d) Baxter U.K. shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to all inventory relating Exclusively to the Edwards Business in the United Kingdom in return for cash or other consideration equal to the fair market value of such inventory; and

          (e) After the Distribution Date, Edwards U.K. shall transfer to Edwards Lifesciences AG all of its right, title and interest in and to the accounts receivable held by Edwards U.K. in return for cash or other consideration equal to the fair market value of such accounts receivable.

          3.27.  Restrictions on Intercompany Debt.  Neither Baxter nor any
                 ---------------------------------
Affiliate of Baxter shall make any Loan, other than in the ordinary course of business, to any Edwards Foreign Entity from March 15, 2000 through the Distribution Date, except as specifically contemplated by this Agreement.

          3.28.  Transfer of Assets.  Subject to the terms and conditions of
                 ------------------
this Agreement, Baxter hereby agrees to convey, assign, transfer, contribute and set over, or cause to be conveyed, assigned, transferred, contributed and set over, to Edwards World Trade on or prior to the Distribution Date all of Baxter World Trade's right, title and interest in and to the Transferred Assets, if any.

          3.29.  Transfer of Liabilities.  Subject to the terms and conditions
                 -----------------------
 of this Agreement, Edwards shall cause Edwards World Trade to assume, effective as of the Distribution Date, and pay, comply with and discharge all Assumed Liabilities of Baxter World Trade.

          3.30.  Transfer of Edwards World Trade to Baxter.  Baxter and Edwards
                 -----------------------------------------
hereby agree to take, or cause to be taken, any and all actions necessary to effect the declaration of a dividend by Baxter World Trade to Baxter of all of Baxter World Trade's right, title and interest in and to the common stock of Edwards World Trade.

          3.31.  Edwards Holdings Switzerland.  After the Distribution Date,
                 ----------------------------
Edwards Lifesciences Holding (Switzerland) AG ("Edwards Holdings Switzerland")
                                                ----------------------------
shall be formed as a Swiss corporation, and Edwards World Trade shall transfer to Edwards Holdings Switzerland all of its right, title and interest in and to the capital stock of Edwards Lifesciences AG, Edwards EU Holdings and Edwards Uden in exchange for newly issued shares of capital stock of Edwards Holdings Switzerland.

          3.32.  Transfer of Inventory.  Prior to the Distribution Date, the
                 ---------------------
inventory, if any, relating Exclusively to the Edwards Business in the following countries and regions shall be transferred from the applicable Baxter
Subsidiaries to third-party distributors:   Malta, Portugal, Bahrain, Kuwait,
Qatar, Yemen, United Arab Emirates, Oman, Central America, China and Hong Kong (U.S. $ sales only), Taiwan, Pakistan, Sri Lanka, Bangladesh, Nepal, Singapore, Brunei, Indonesia, Malaysia, Thailand, Vietnam, Laos, Cambodia, Myanmar and the Philippines.

                                  ARTICLE IV

                TRANSFERS TO EDWARDS U.S. OPERATING SUBSIDIARY
                ----------------------------------------------

          4.1.  Organization of Edwards U.S. Operating Subsidiary.  (a) Baxter
                -------------------------------------------------
has caused to be formed, under the Limited Liability Company Act of Delaware, Edwards Lifesciences LLC ("Edwards LLC"), as a wholly-owned Subsidiary of BHC.
                           -----------
Edwards LLC has been qualified as a foreign limited liability company under the relevant laws of each state within the United States and in each jurisdiction outside the United States where the ownership of its assets or conduct of its business makes such qualification necessary.

          (b) Baxter has caused to be formed, under the General Corporation Law of Delaware, Edwards Lifesciences (U.S.) Inc. ("Edwards U.S."), as a wholly-
                                                    ------------
owned Subsidiary of BHC. Edwards U.S. has been qualified as a foreign corporation under the relevant laws of each state within the United States and in each jurisdiction outside the United States where the ownership of its assets or conduct of its business makes such qualification necessary.

          4.2.  Transfer of Assets.  Subject to the terms and conditions of this
                ------------------
Agreement, on or prior to the Distribution Date, Baxter shall convey, assign, transfer, contribute and set over, or cause to be conveyed, assigned, transferred, contributed and set over, to Edwards LLC, and Edwards shall cause Edwards LLC to accept and receive, on or prior to the Distribution Date:

          (a) all right, title and interest of BHC in and to the Transferred Assets (other than intangible assets included in the Transferred Assets);

          (b) all of the right, title and interest of Baxter Export Corporation in inventory relating Exclusively to the Edwards Business, accounts receivable relating to the purchase of products relating Exclusively to the Edwards Business and accounts receivable due from Macchi in return for cash or other consideration equal to the fair market value of such inventory and accounts receivable; and

          (c) all right, title and interest of Baxter Export Division of Baxter Alaska in accounts receivable due from Macchi in return for cash or other consideration equal to the fair market value of such accounts receivable.

          4.3. Transfer of Third-Party Distribution Contracts.  Subject to the
               ----------------------------------------------
terms and conditions of this Agreement, Baxter shall cause the foreign Subsidiaries of Baxter World Trade listed on Schedule 4.3 hereto (the "Foreign
                                             ------------              -------
Subsidiaries") to convey, assign, transfer, contribute and set over to Edwards
------------
LLC, and Edwards shall cause Edwards LLC to accept and receive, on or prior to the Distribution Date, all right, title and interest of the Foreign Subsidiaries in and to the third-party distribution contracts relating to the purchase of products relating Exclusively to the Edwards Business, all accounts receivable and accounts payable relating to such sales activity, except as indicated on
Schedule 4.3, in return for cash or other consideration equal to the fair market
------------
value of such contracts and accounts receivable net of such accounts payable and the Assumed Liabilities under such contracts, plus the assumption of such accounts payable and the Assumed Liabilities under such contracts.

          4.4. Assumption of Liabilities.  Except as expressly limited in this
               -------------------------
Article IV, Edwards shall cause one or more of its Subsidiaries to assume,
----------
effective on or before the Distribution Date, and pay, comply with and discharge the Assumed Liabilities.

          4.5. Transfer of Intangibles and Operating Subsidiaries.  Baxter and
               --------------------------------------------------
Edwards hereby agree to take, or cause to be taken, any and all actions necessary to cause BHC to contribute to Edwards U.S., in exchange for all of the capital stock of Edwards U.S. together with the assumption by Edwards U.S. of $125 million of debt owed by BHC to Baxter World Trade, (i) all of BHC's right, title and interest in and to the intangible assets included in the Transferred Assets, (ii) all of BHC's right, title and interest in and to the membership interests of Edwards LLC and (iii) all of BHC's right, title and interest in and to the capital stock of Edwards Lifesciences Cardiovascular Resources, Inc., a Pennsylvania corporation; in each case, on or prior to the Distribution Date and at the approximate time and in the order described on Schedule 3.1.
                                                      ------------

                                   ARTICLE V

               ORGANIZATION OF EDWARDS LIFESCIENCES CORPORATION
               ------------------------------------------------

          5.1.  Organization of Edwards.  Baxter and Edwards shall take any and
                -----------------------
all action necessary so that, on the Distribution Date, the Certificate of Incorporation and By-laws of Edwards shall be in the forms attached hereto as Exhibits E and F, respectively. Prior to the Distribution Date, the Board of
----------     -
Directors of Edwards shall consider the adoption of a stockholder rights plan in substantially the form attached hereto as Exhibit G. On the Distribution Date,
                                          ---------
the Edwards Board of Directors shall consist of, and Baxter and Edwards shall take all actions that may be required to elect or otherwise appoint as directors of Edwards on or prior to the

Distribution Date, the persons named on Exhibit H. Edwards has taken appropriate action to be qualified as a foreign corporation under the General Corporation Law of California.

          5.2.  Transfer of Certain Subsidiaries.  Baxter and Edwards hereby
                --------------------------------
agree to take, or cause to be taken, any and all actions necessary to effect the following transactions, on or prior to the Distribution Date and at the approximate times described in Schedule 3.1:
                               ------------

          (a) BHC shall distribute as a dividend to Baxter all of BHC's right, title and interest in and to the capital stock of Edwards U.S.; and

          (b) Baxter shall contribute to Edwards, in exchange for the assumption by Edwards of $65 million of debt owed by Baxter to Baxter Hemoglobin Therapeutics, Inc., a Delaware corporation, all of Baxter's right, title and interest in and to the capital stock of (i) Edwards U.S., (ii) Edwards World Trade, (iii) Edwards Lifesciences Research Medical, Inc., a Utah corporation, and (iv) Edwards Lifesciences Sub Inc., a Delaware corporation.

          5.3.  Transfer of Assets.  Subject to the terms and conditions of this
                ------------------
Agreement, Baxter hereby agrees to convey, assign, transfer, contribute and set over, or cause to be conveyed, assigned, transferred, contributed and set over, to Edwards on or prior to the Distribution Date, all of Baxter's right, title and interest in and to the Transferred Assets.

          5.4.  Transfer of Liabilities.  Subject to the terms and conditions of
                -----------------------
this Agreement, Edwards shall assume, or cause to be assumed, effective as of the Distribution Date, and pay, comply with and discharge, or cause to be paid, complied with or discharged, all Assumed Liabilities of Baxter.

                                   ARTICLE VI

                           EXCLUSIONS FROM TRANSFERS
                           -------------------------

          6.1.  Retained Assets.  Notwithstanding anything to the contrary
                ---------------
herein, the following assets (the "Retained Assets") are not, and shall not be
                                   ---------------
deemed to be, Transferred Assets:

          (a)   Subject to Section 9.6(e), cash and cash equivalents, any cash
                           --------------
on hand or in bank accounts, certificates of deposit, commercial paper and similar securities, except for (i) cash and cash equivalents of the Transferred Subsidiaries, (ii) deposits securing bonds, letters of credit, leases and all other obligations related to the Edwards Business and (iii) petty cash and impressed funds related to the Edwards Business;

          (b) Except as otherwise provided in the Tax Sharing Agreement, any right, title or interest of Baxter or its Subsidiaries in any foreign, federal, state or local tax refund, credit or benefit (including any income with respect thereto) relating to the operations of the Edwards Business prior to the Distribution Date;

          (c) Any amounts accrued on the books and records of Baxter or its Subsidiaries or the Edwards Business with respect to any Retained Liabilities;

          (d) All assets relating to all employee benefit plans of Baxter other than the assets transferred in accordance with Section 12.9;
                                                     ------------

          (e) Any corporate allocations of non-Edwards Business-related assets heretofore made by Baxter or its Subsidiaries to the Edwards Business for internal management responsibility reporting purposes, other than allocations of accounts receivable and accounts payable as contemplated by Section 9.7(c);
                                                            --------------

          (f) Any proprietary rights in and to the BAXTER name and the related emblem design, and any variants thereof, and the Trademarks used by Baxter or its Subsidiaries in relation to the Retained Business, except as provided in
Article X;
---------

          (g)   All assets held by Baxter Japan;

          (h) Contracts with customers or third-party distributors in or with respect to the countries or regions listed on Schedule 6.1(h) hereto (which are
                                              ---------------
the countries and regions where Baxter, as principal, is serving as the distributor for Edwards Products) together with the accounts receivable and all other rights, claims, demands, causes of action and rights to indemnification or contribution under such Contracts and the inventory (including inventory in transit) in such countries or regions;

          (i)   All assets used in connection with Baxter's Tisseal product;

          (j) The accounts receivable of Baxter Germany that are not capable of being specifically separated between Baxter Germany and Edwards Germany; and

          (k) All other assets, properties and rights of Baxter and its Subsidiaries not used Exclusively in the conduct of the Edwards Business and not specifically included as Transferred Assets.

          6.2.  Retained Liabilities.  Notwithstanding anything to the contrary
                --------------------
in this Agreement, neither Edwards nor any of its Subsidiaries shall assume any of the following Liabilities of Baxter and its Subsidiaries (the "Retained
                                                                  --------
Liabilities"):
-----------

          (a)    Liabilities of Baxter Japan;

          (b)    The environmental liabilities set forth on Schedule 6.2 hereto;
                                                            ------------

          (c) The accounts payable relating to sales activity in the countries and regions listed on Schedule 6.1(h);
                                ---------------

          (d) Any Liabilities relating to the Cessna Citation VII aircraft, manufacturer's serial number 650-7085, listed on Schedule 1.2(f) accrued on or
                                                 ---------------
before February 3, 2000, but not including any Liabilities under any Edwards Contracts other than Liabilities required to be performed on or before such date;

          (e) Any Liabilities relating to the Cessna Citation VII aircraft, manufacturer's serial number 650-7081, listed on Schedule 1.2(f) accrued on or
                                                 ---------------
before the Distribution Date, but
not including any Liabilities under any Edwards Contracts other than Liabilities required to be performed on or before such date;

          (f) The accounts payable of Baxter Germany that are not capable of being specifically separated between Baxter Germany and Edwards Germany; and

          (g)   Liabilities or obligations in respect of the Retained Assets.

Nothing contained in this Section 6.2 shall be construed as in any way limiting
                          -----------
the Liabilities of Edwards or any of its Subsidiaries under any of the Operating Agreements.

          6.3.  Termination of Existing Intercompany Agreements.  Except for
                -----------------------------------------------
this Agreement, the Conveyancing Instruments, the Implementation Agreements, the Operating Agreements and the agreements set forth on Schedule 6.3 (or as
                                                     ------------
otherwise provided in any such agreements or instruments) and except for the payable from Edwards Lifesciences AG to Baxter Belgium in respect of the inventory transferred pursuant to Section 3.22(c), all Intercompany Agreements
                                  ---------------
and all other intercompany arrangements and course of dealings, whether or not in writing and whether or not binding, in effect immediately prior to the Distribution Date, shall be terminated and be of no further force and effect from and after the Distribution Date.

                                  ARTICLE VII

                        ASSET SEPARATION CLOSING MATTERS
                        --------------------------------

          7.1.  Delivery of Instruments of Conveyance.  In order to effectuate
                -------------------------------------
the transactions contemplated by Articles III, IV and V, the Parties shall
                                 ------------  --     -
execute and deliver, or cause to be executed and delivered, prior to or as of the Distribution Date such deeds, bills of sale, instruments of assumption, instruments of assignment, stock powers, certificates of title and other documents of assignment, transfer, assumption and conveyance (collectively, the "Conveyancing Instruments") as the Parties shall reasonably deem necessary or
 ------------------------
appropriate to effect such transactions.

          7.2.  Delivery of Other Agreements.  Prior to or as of the
                ----------------------------
Distribution Date, the Parties shall execute and deliver, or shall cause to be executed and delivered, each of the Implementation Agreements, the Operating Agreements and the Tax Sharing Agreement.

          7.3.  Non-Assignable Contracts.  In the event and to the extent that
                ------------------------
Baxter and its Subsidiaries are unable to obtain any consent, approval or amendment to any Contract, lease, license, Governmental Permit or other rights relating to the Edwards Business that otherwise would be transferred or assigned to Edwards or one of its Subsidiaries as contemplated by this Agreement or any other agreement or document contemplated hereby, (i) Baxter and its Subsidiaries shall continue to be bound thereby and the purported transfer or assignment to Edwards or one of its Subsidiaries shall automatically be deemed deferred until such time as all legal impediments are removed and/or all necessary consents have been obtained and/or a new Governmental Permit in the name of Edwards or one of its Subsidiaries or its designee have been issued and (ii) unless not permitted by the terms thereof or by law, Edwards or one of its Subsidiaries shall pay, perform and discharge fully all the obligations of Baxter or its

Subsidiaries thereunder from and after the Distribution Date, or such earlier date as such transfer or assignment otherwise would have taken place. Edwards shall indemnify Baxter and its Subsidiaries for all indemnifiable Losses arising out of the performance by Edwards or its Subsidiaries referred to in the preceding sentence or any actions of Baxter or any of its Subsidiaries taken in accordance with this Section 7.3 or at the direction or request of Edwards as
                     -----------
provided in this Section 7.3.  Baxter and its Subsidiaries shall, without
                 -----------
further consideration therefor, pay and remit to Edwards or its Subsidiaries promptly all monies, rights and other considerations received in respect of such performance. Baxter and its Subsidiaries shall exercise or exploit its rights and options under all such Contracts, leases, licenses, Governmental Permits and other rights and commitments referred to in this Section 7.3, including
                                                 -----------
instituting or joining as a party legal proceedings, as reasonably directed by Edwards and at Edwards' expense. If and when any such consent shall be obtained or such Contract, lease, license, Governmental Permit or other right shall otherwise become assignable or be able to be novated or a new Governmental Permit has been issued in the name of Edwards or one of its Subsidiaries or its designed, Baxter or its Subsidiaries shall promptly assign and novate (to the extent permissible) all of its rights and obligations thereunder to Edwards or its Subsidiaries without payment of further consideration, and Edwards or its Subsidiaries shall, without the payment of any further consideration therefor, assume such rights and obligations. To the extent that the assignment of any Contract, lease, license, Governmental Permit or other right (or the proceeds thereof) pursuant to this Section 7.3 is prohibited by law, the assignment
                          -----------
provisions of this Section 7.3 shall operate to create a subcontract with
                   -----------
Edwards or its Subsidiaries to perform each relevant unassignable Contract or Governmental Permit of Baxter at a subcontract price equal to the monies, rights and other considerations received by Baxter or its Subsidiaries with respect to the performance by Edwards or its Subsidiaries under such subcontract.

          7.4.  Further Assurances.  (a) In addition to the actions specifically
                ------------------
provided for elsewhere in this Agreement, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby. Without limiting the generality of the foregoing, each Party shall cooperate with the other Party to execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, product registration, Contract or other instrument, and to take all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, in order to confirm the title of Edwards and its Subsidiaries to all of the Edwards Business, to put Edwards or its Subsidiaries in actual possession and operating control of the Transferred Assets and to permit Edwards or its Subsidiaries to exercise all rights with respect thereto and to effectuate the provisions and purposes of this Agreement, the Conveyancing Instruments, the Implementation Agreements, the Operating Agreements, the Tax Sharing Agreement and the other agreements and documents contemplated hereby or thereby; provided, however, that
                                                         --------  -------
neither Party shall be obligated to pay any consideration to any third-party in connection with the foregoing. In addition, Baxter shall use reasonable efforts to remove or cause to be removed any liens for borrowed money existing on the Transferred Assets immediately prior to the Distribution Date other than liens securing Assumed Liabilities or liens incurred in connection with the transactions contemplated by this Agreement.

          (b) If, as a result of mistake, oversight or otherwise, any asset reasonably necessary to the conduct of the Edwards Business is not transferred to Edwards or one of its Subsidiaries, or any asset reasonably necessary to the conduct of the Retained Business is transferred to Edwards or one of its Subsidiaries, Baxter and Edwards shall negotiate in good faith after the Distribution Date to determine whether such asset should be transferred to Edwards or one of its Subsidiaries or to Baxter or one of its Subsidiaries, as the case may be, and/or the terms and conditions upon which such asset shall be made available to Edwards or one of its Subsidiaries or to Baxter or one of its Subsidiaries, as the case may be. Unless expressly provided to the contrary in this Agreement, the Conveyancing Instruments, the Implementation Agreements, the Operating Agreements or the Tax Sharing Agreement, if as a result of mistake, oversight or otherwise, any Liability arising out of or relating to the Edwards Business is retained by Baxter or its Subsidiaries, or any Liability arising out of or relating to the Retained Business is assumed by Edwards or its Subsidiaries, Baxter and Edwards shall negotiate in good faith after the Distribution Date to determine whether such Liability should be transferred to Edwards or one of its Subsidiaries or Baxter or one of its Subsidiaries, as the case may be, and/or the terms and conditions upon which any such Liability shall be transferred. The Parties agree that the terms and conditions upon which any assets or Liabilities are made available or assumed as provided in this Section
                                                                        -------
7.4(b) shall be consistent with the terms of this Agreement, the Implementation
------
Agreements, the Operating Agreements and the Tax Sharing Agreement and that it is not intended for either Party to pay or receive additional consideration for any such transfer if such consideration would not have been paid or received if such transfer had been identified and made at the time of the Distribution.

          (c) If, after the Distribution Date, either Party identifies any commercial or other service, product or component that can be provided by the other Party, that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement, the Implementation Agreements, the Operating Agreements or the Tax Sharing Agreement, the Parties will cooperate in determining whether there is a mutually acceptable arm's-length basis, consistent with the terms of the this Agreement, the Implementation Agreements, the Operating Agreements and the Tax Sharing Agreement, on which one Party will provide such service to the other Party.

          7.5. Novation of Assumed Liabilities. (a) Edwards or its Subsidiaries,
               -------------------------------
at the request of Baxter or its Subsidiaries, shall use commercially reasonable efforts to obtain, or cause to be obtained, any consent, approval, release, substitution or amendment required to novate (including with respect to any federal government contract) or assign all obligations under the Assumed Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than Edwards or its Subsidiaries; provided, however,
                                                          --------  -------
that Edwards and its Subsidiaries shall not be obligated to pay any consideration therefor to any third-party from whom such consents, approvals, releases, substitutions or amendments are requested.

          (b) Edwards agrees to promptly provide Baxter, upon written request, with a list of Contracts included in the Transferred Assets under which Baxter or one of its Subsidiaries remains liable and which has a base term that is subject to automatic renewal or renewal in the absence of notice at the option of Edwards or one of its Subsidiaries. Edwards agrees that if so requested by Baxter with respect to any individual Contract or Contracts included on such list or which should have been included on such list, it will not exercise any option to renew such Contract and, to the extent such Contract provides for automatic renewal, Edwards agrees that it will not permit such Contract to enter an auto-renewal period.

          7.6. Nominee Shares.  Baxter agrees to use commercially reasonable
               --------------
efforts to cause to be transferred to, or as directed by, Edwards all director's qualifying or other shares of capital stock of any of the Transferred Subsidiaries held as of the Distribution Date by persons who are not Edwards Employees. Edwards agrees to use commercially reasonable efforts to cause to be transferred to, or as directed by, Baxter all director's qualifying or other shares of capital stock of any Baxter Subsidiary other than Edwards and the Transferred Subsidiaries held as of the Distribution Date by Edwards Employees.

          7.7. Provision of Corporate Records.  Prior to or as promptly as
               ------------------------------
practicable after the Distribution Date, Baxter shall deliver to Edwards all corporate books and records of Edwards and copies of all corporate books and records of Baxter relating to the Edwards Business, including in each case all active agreements, litigation files and government filings. From and after the Distribution Date, all books, records and copies so delivered shall be the property of Edwards.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          8.1. Organization, Good Standing and Authority of Baxter.  Baxter
               ---------------------------------------------------
hereby represents and warrants to Edwards as follows: Baxter is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Baxter has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Baxter have been duly authorized and approved by Baxter's Board of Directors and do not require any further authorization or consent of Baxter or its stockholders. This Agreement has been duly authorized, executed and delivered by Baxter.

          8.2. Organization, Good Standing and Authority of Edwards.  Edwards
               ----------------------------------------------------
represents and warrants to Baxter as follows: Edwards is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Edwards has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Edwards has been duly authorized and approved by Edwards' Board of Directors and do not require any further authorization or consent of Edwards or its stockholder. This Agreement has been duly authorized, executed and delivered by Edwards.

          8.3. No Other Representations and Warranties.  Except as expressly set
               ---------------------------------------
forth herein or in any Operating Agreement, and notwithstanding anything contained in any Implementation Agreement, neither Baxter nor any of its Subsidiaries represents or warrants in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any of the Transferred Assets or Transferred Subsidiaries or (ii) as to the legal sufficiency to convey title to any of the Transferred Assets or Transferred Subsidiaries on the execution, delivery and filing of the Conveyancing Instruments. SUBJECT TO SECTION 9.11 AND THE OPERATING AGREEMENTS,
                                     ------------
ALL SUCH ASSETS AND SUBSIDIARIES ARE BEING TRANSFERRED ON AN "AS IS, WHERE IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and Edwards and its Subsidiaries shall bear the economic and legal risks that any conveyances of such assets and Subsidiaries shall prove to be insufficient or that Edwards' and its Subsidiaries' title to any such assets and Subsidiaries shall be other than good and marketable and free of encumbrances. Except as expressly set forth in this Agreement or in any Operating Agreement, and notwithstanding anything contained in any Implementation Agreement, neither Baxter nor any of its Subsidiaries represents or warrants that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments, and, subject to Section 7.3, Edwards and its
                                              -----------
Subsidiaries shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with.

                                   ARTICLE IX

                               CERTAIN COVENANTS
                               -----------------

          9.1. Conduct of Edwards Business Pending the Distribution Date.  Each
               ---------------------------------------------------------
of the Parties agrees that, from the date hereof until the Distribution Date, except as otherwise expressly contemplated by this Agreement, it will take, or cause to be taken, all reasonable efforts to carry on the Edwards Business diligently in the ordinary course and substantially in the same manner as heretofore conducted and to preserve intact the business organization and goodwill of the Edwards Business.

          9.2. Registration and Listing.  Prior to the Distribution Date:
               ------------------------

          (a) Baxter and Edwards shall prepare a registration statement on Form 10, including such amendments or supplements thereto as may be necessary (together, the "Registration Statement") to effect the registration of the
                ----------------------
Edwards Common Stock under the Exchange Act, which Registration Statement shall include an information statement to be sent by Baxter to its stockholders in connection with the Distribution (the "Information Statement"). Edwards shall
                                       ---------------------
file the Registration Statement with the SEC and shall use commercially reasonable efforts to cause the Registration Statement to become and remain effective under the Exchange Act as soon as reasonably practicable. After the Registration Statement becomes effective, Baxter shall mail the Information Statement to the holders of Baxter Common Stock as of the Record Date.

          (b) The Parties shall use commercially reasonable efforts to take all such action as may be necessary or appropriate under state and foreign securities and "Blue Sky" laws in connection with the transactions contemplated by this Agreement.

          (c) Baxter and Edwards shall prepare, and Edwards shall file and seek to make effective, an application for the listing of the Edwards Common Stock on the NYSE, subject to official notice of issuance.

          (d) The Parties shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto that are necessary or appropriate in order to effect the transactions contemplated hereby or to reflect the establishment of, or amendments to, any employee benefit plans contemplated hereby.

          9.3. Funds Distributed to Baxter.  On or prior to the Distribution
               ---------------------------
Date, Edwards shall enter into a new credit facility or facilities with commercial lenders (the "Edwards Credit Facility") and use the proceeds of the
                         -----------------------
indebtedness incurred under the Edwards Credit Facility to execute asset transfers from Baxter and its Subsidiaries, invest in a Japanese contractual joint venture (tokumei kumiai), assume debt from Baxter and its Subsidiaries, pay bank fees related to the credit facility and for general corporate purposes. The calculation of the amounts set forth in this Section 9.3 is set forth on
                                                 -----------
Schedule 9.3.
------------

          9.4. Post-Distribution Tax-Related Restrictions. (a) In order to avoid
               ------------------------------------------
potentially adverse tax consequences relating to the Distribution, for a period of two years after the Distribution Date Edwards shall not:

         (i) cease to engage in the active conduct of a trade or business within the meaning of Section 355 of the Code;

         (ii) issue or redeem any share of stock of Edwards, except for issuances and redemptions

                    (A) for the benefit of Edwards' employees, or

                    (B) to effect acquisitions by Edwards in the ordinary course of business, or

                    (C) in connection with the issuance of any convertible debt by Edwards, or

                    (D) in accordance with the requirements for permitted
               purchases of Edwards stock as set forth in Section 4.05(1)(b) of Revenue Procedure 96-30 issued by the IRS; or

         (iii) liquidate or merge with any other corporation;

unless, with respect to (i), (ii) or (iii) above, either (x) an opinion is obtained from counsel to Baxter reasonably acceptable to Edwards, or (y) a ruling is obtained from the IRS, in either case to the effect that such act or event will not adversely affect the federal income tax consequences of the Distribution to Baxter, its stockholders who receive Edwards Shares or Edwards.

          (b) If, as a result of any transaction occurring after the Distribution Date involving either the stock or assets of either Edwards or any of its Subsidiaries, or any combination thereof, the Distribution fails to qualify as tax-free under the provisions of Section 355 of the Code, Edwards shall indemnify Baxter for all Taxes, Liabilities and associated expenses, including penalties and interest, incurred as a result of such failure of the Distribution to qualify under Section 355 of the Code. If the Distribution fails to qualify as tax-free under the provisions of Section 355 of the Code other than as a result of a transaction occurring after the Distribution Date involving either the stock or assets of Edwards or any of its Subsidiaries, or any combination thereof, then Edwards shall not be liable for such Taxes, Liabilities or expenses.

          (c)  Notwithstanding Section 9.4(a) above, Baxter and Edwards agree
                               --------------
that as of the Distribution Date, neither Baxter nor Edwards has entered into, and within the first six months following the Distribution Date, neither Baxter nor Edwards will enter into any agreements, understandings, arrangements or substantial negotiations that would result, individually or collectively, in a change of ownership of 50% or more of either within the meaning of Section 355(e) of the Code. Further, should Edwards enter into or continue any negotiations during the first six months following the Distribution Date that could result in the acquisition of its stock by a third-party, Edwards agrees to notify the Baxter tax department immediately.

          9.5. Intercompany Receivables and Payables.  (a)  All Intercompany
               -------------------------------------
Receivables and Payables between any Subsidiary of Baxter, on the one hand, and any Subsidiary of Edwards, on the other hand, shall be settled as of 3:00 p.m., Chicago time, on March 28, 2000. Commencing from the opening of business on March 28, 2000, Intercompany Receivables and Payables between any Subsidiary of Baxter, on the one hand, and any Subsidiary of Edwards, on the other hand, shall be recorded for accounting purposes as third-party trade account receivables and payables.

          (b)  Subject to the exception contained in Section 6.1(a) and subject
                                                     --------------
to Section 9.6(e), Baxter shall be entitled to all cash bank balances existing
   --------------
immediately prior to the Distribution Date relating to the Edwards Business, or otherwise utilized or maintained in connection with the Edwards Business, including cash balances representing deposited checks or drafts for which only a provisional credit has been allowed in depository accounts, which are to be transferred to Edwards or any of its Subsidiaries on or prior to the Distribution Date. Any such cash balances as of the Distribution Date which have not been transferred to Baxter shall be paid to Baxter.

          (c) All Loans owing by Edwards or any of its Subsidiaries to Baxter or any of its Subsidiaries after giving effect to the transactions contemplated by Articles III, IV and V shall be repaid no later than the Distribution Date.
   ------------  --     -

          (d) Edwards or an appropriate Subsidiary thereof shall be responsible for payment of all checks or drafts issued up to the Distribution Date against disbursement accounts transferred to Edwards or such Subsidiary, which checks or drafts have not been charged against such disbursement accounts on or prior to the Distribution Date (other than with respect to payroll accounts, which will be assumed by Baxter or its Subsidiaries).

          (e) Baxter shall assist Edwards and each of its Subsidiaries in establishing a separate cash management system effective as of and immediately after the Distribution Date.

          9.6. Intercompany Debt True-Up.
               -------------------------

          (a) Calculation of Operational Cash Flow.  As soon as practicable,
              ------------------------------------
but in any event within 60 days after the Distribution Date, Baxter shall prepare a statement of operational cash flow for the Edwards Business, for the period January 1, 2000 through the Distribution Date. The operational cash flow statement shall be prepared from the books and records of Baxter in a manner consistent with Baxter's historical cash flow allocation among its various business units. The statement of operational cash flow will be adjusted (the "Unbudgeted Transfer Adjustment") to eliminate the operational cash flow impact
 ------------------------------
of any assets, liabilities and reserves transferred to Edwards or its Subsidiaries pursuant to this Agreement but which was not taken into account in the initial internal budgeting process upon which this Section 9.6 (including
                                                       -----------
the amount set forth in paragraph (c) against which the cash flow is trued up) was based. The Unbudgeted Transfer Adjustment shall not include the impact of any expenses that Edwards is required to pay under the terms of Section 14.1 or
                                                                ------------
Section 14.2.  The effect of these unbudgeted transfers on operational cash flow
------------
shall be included as a separate schedule accompanying the statement of operational cash flow. Subject to Section 9.6(g), the statement of operational
                                   --------------
cash flow delivered by Baxter to Edwards shall be final, binding and conclusive on the Parties for all purposes of this Agreement and shall provide the basis for determining the adjustments (if any) specified in Section 9.6(c).
                                                      --------------

          (b)  Definition of Operational Cash Flow.  Operational cash flow for
               -----------------------------------
each Baxter operating unit consists of net income plus depreciation and amortization, increased or decreased, as appropriate, by cash restructuring utilization and the net change in "managed capital" (as defined in Baxter Finance Policy #1402) during the period, but including the effects of any cash restructuring utilization and acquisitions (excluding acquisitions for up to $7.5 million in cash) and divestitures on managed capital. The operational cash flow shall be computed in the same manner as reflected in the Hyperion Management Report, "Cash Flow Trends" (as defined in Baxter Finance Policy #1902), but including the effects of any cash restructuring utilization and acquisitions (excluding acquisitions for up to $7.5 million in cash) and divestitures.

          (c) Cash Flow True-Up For First Quarter 2000.  In the event that the
              ----------------------------------------
final determination of the cash flow statement indicates that the operational cash flow is less than $4.6 million plus or minus the Unbudgeted Transfer Adjustment, the amount of the difference shall be paid by Edwards to Baxter, as an adjustment to intercompany debt assumed by Edwards or its Subsidiaries pursuant to Section 9.3, within 10 days after the final determination of such
            -----------
adjustment. In the event that the final determination of the cash flow statement indicates that the operational cash flow is greater than $4.6 million plus or minus the Unbudgeted Transfer Adjustment, the amount of the difference shall be paid by Baxter to Edwards, as an adjustment to intercompany debt assumed by Edwards, within 10 days after the final determination of such adjustment.

          (d)  Cash True-Up for "Lag" Entities. The financial results of
               -------------------------------
certain Baxter foreign subsidiaries (lag entities) are included in the consolidated financial results of Baxter and Edwards on a one-month lag basis. Therefore, for the month March, 2000, the financial results of the Edwards Business operations will be included, for external reporting purposes, in the post Distribution quarter beginning April 1 through June 30, 2000. Since the month of March, 2000, is funded by Baxter, there shall be a cash true-up between Baxter and Edwards based on the operational cash flow generated or used in March by lag entities. As soon as practicable, but in any event within 60 days after the Distribution Date, Baxter shall prepare a statement of operational cash flow for the Edwards Business, for the period March 1, 2000 through the Distribution Date for lag entities. This statement of operational cash flow will be prepared as defined in Sections 9.6(a) and 9.6(b), except that the recognition of
              ---------------     ------
deferred intercompany gross profit allocations will be deleted from the earnings statement to reflect the cost of goods sold at the local subsidiary's cost. If the operational cash flow results in a positive amount representing the generation of cash, then Baxter will remit that amount to Edwards within 10 days of the final determination of such amount. On the other hand, if the operational cash flow is a negative amount representing a use of cash, then Edwards will reimburse Baxter for that amount within 10 days of the final determination of such amount. If a transfer contemplated by Article III to
                                                             -----------
occur on or prior to March 31, 2000 does not occur on March 31, 2000 for any lag entity, a separate operational cash flow statement will be prepared (using the procedures described above) for the period beginning April 1, 2000 through the actual transfer in the lag country. If the operational cash flow results in a positive amount representing the generation of cash, then Baxter will remit that amount to Edwards within 10 days after the final determination of such amount. On the other hand, if the operational cash flow is a negative amount representing a use of cash, then Edwards will reimburse Baxter for that amount within 10 days after the final determination of such amount.

          (e)  "Cash Balance" True-up. As provided in Section 9.5(b) and subject
                ----------------------                --------------
to the exceptions referred to therein, Baxter is entitled to all cash bank balances existing immediately prior to the Distribution Date, and any such cash balances as of the Distribution Date which have not been transferred to Baxter shall be paid to Baxter. Within 30 days after the Distribution Date, Baxter shall calculate the amount of cash held by the Transferred Subsidiaries as of the Distribution Date and shall provide Edwards prompt written notice of such calculated amount. If such amount is greater than $10 million, Edwards shall pay the difference between such amount and $10 million to Baxter as an adjustment to intercompany debt assumed by Edwards within 10 days after the final determination of such amount. If such amount is less than $10 million, Baxter shall pay the difference between $10 million and such amount to Edwards within 10 days after the final determination of such amount.

          (f)  Cash True-Up for Tax Liability Generated During Funded Period.
               -------------------------------------------------------------
The Edwards Business activity during the period funded by the Baxter lag entities described in Section 9.6(d) above, will increase or decrease the tax
                      --------------
liability of the Baxter lag entity funding the Edwards Business operations. The amount of the tax liability or tax benefit generated during the funded period by the Edwards Business operations will be calculated by Baxter, as soon as practicable but in any event within 60 days after the Distribution Date. If the tax computation results in a tax benefit, then Baxter will remit that amount to Edwards within 10 days of the final determination of such amount. On the other hand, if the tax computation results in a tax liability, then Edwards will reimburse Baxter for that amount within 10 days of the final determination of such amount.

          (g) Assumed Debt True-Up.  Within 90 days of the Distribution Date,
              --------------------
Baxter shall prepare (1) a balance sheet (the "True-Up Balance Sheet") of the
                                               ---------------------
Edwards Business as of the Distribution Date reflecting the transfers and retentions of assets and liabilities contemplated by Articles III, IV and V and
                                                     ------------  --     -
(2) a balance sheet (the "Actual Balance Sheet") of the Edwards Business as of
                          --------------------
the Distribution Date reflecting the transfers and retentions of assets and liabilities that actually occurred between Baxter and its Subsidiaries and Edwards and its Subsidiaries in contemplation of the Distribution. Both balance sheets shall be prepared using consistent accounting principles. Within 20 days of the preparation of the True-Up Balance Sheet and the Actual Balance Sheet, Baxter shall calculate (A) the sum of the amounts actually paid to Baxter or its applicable Subsidiary (including or net of, as applicable, any adjustments in the purchase prices for such transfers that were actually paid to Baxter or one of its Subsidiaries by Edwards or one of its Subsidiaries or to Edwards or one of its Subsidiaries by Baxter or one of its Subsidiaries, as the case may be) in respect of the transfers set forth on Schedule 9.6(g) hereto in U.S. dollars
                                      ---------------
computed at the Foreign Exchange Rate in effect at the Distribution Date (the "Asset Transfer Amount"), (B) the book value as of March 31, 2000 of the
 ---------------------
finished goods inventory in the countries or regions set forth in Schedule
                                                                  --------
6.1(h) (the "Inventory Amount"), (C) the book value as of the Distribution Date
------       ----------------
of the accounts receivable relating to the sales activity relating Exclusively to the Edwards Business in the countries or regions set forth in Schedule 6.1(h)
                                                                 ---------------
in U.S. dollars computed at the Foreign Exchange Rate in effect at the Distribution Date (the "Accounts Receivable Amount"), (D) the book value as of
                        --------------------------
the Distribution Date of the accounts receivable of Baxter Germany that are not capable of being specifically separated between Baxter Germany and Edwards Germany in U.S. dollars computed at the Foreign Exchange Rate in effect at the Distribution Date (the "German Accounts Receivable Amount"), (E) the book value
                        ---------------------------------
as of the Distribution Date of the accounts payable relating to the sales activity relating Exclusively to the Edwards Business in the countries or regions set forth in Schedule 6.1(h) in U.S. dollars computed at the Foreign
                     ---------------
Exchange Rate in effect at the Distribution Date (the "Accounts Payable
                                                       ----------------
Amount"), (F) the book value as of the Distribution Date of the accounts payable
------
of Baxter Germany that are not capable of being specifically separated between Baxter Germany and Edwards Germany in U.S. dollars computed at the Foreign Exchange Rate in effect at the Distribution Date (the "German Accounts Payable
                                                       -----------------------
Amount") and (G) the aggregate net differences, if any, between the assets and
------
liabilities reflected in the True-Up Balance Sheet and the Actual Balance Sheet resulting from transfers or retentions of assets and liabilities that vary from the transfers and retentions contemplated by Articles III, IV and V (the
                                             ------------  --     -
"Variance Amount") and shall provide Edwards prompt written notice (the "Debt
 ---------------                                                         ----
True-Up Notice") of such calculations.
--------------

          If (I) the Asset Transfer Amount plus (II) $190 million (representing
                                           ----
the aggregate amount of intercompany debt assumed by Edwards and Edwards U.S. pursuant to Sections 4.5 and 5.2(b)) plus (III) the Inventory Amount plus (IV)
            ------------     ------  ----                            ----
the Accounts Receivable Amount plus (V) the German Accounts Receivable Amount
                               ----
minus (VI) the Accounts Payable Amount minus (VII) the German Accounts Payable
-----                                  -----
Amount plus or minus, as applicable, (VIII) the Variance Amount (such sum being
       ----    -----
referred to herein as the "Aggregate Amount Received") is:
                           -------------------------

        (i) less than $292.5 million (the "Debt True-Up Amount"), Edwards shall,
                                           -------------------
     within 10 days of the delivery of the Debt True-Up Notice, pay to Baxter the difference between the Aggregate Amount Received and the Debt True-Up Amount by wire transfer of immediately available funds to the account designated by Baxter, which payment shall be used by Baxter to repay a portion of the debt owed by Baxter to third parties; or

        (ii) greater than the Debt True-Up Amount, Baxter shall, within 10 days of the delivery of the Debt True-Up Notice, pay to Edwards the difference between the Debt True-Up and the Aggregate Amount Received by wire transfer of immediately available funds to the account designated by Edwards.

        (h) Simultaneously with or promptly after the payment to Baxter Limited by Edwards Lifesciences Finance Limited for its investment in the Japanese contractual joint venture referred to in Section 9.3, if the U.S. dollar amount
                                         -----------
of such payment plus the payment made under a related agreement, each calculated using the Foreign Exchange Rate in effect on the date of payment, is (i) less than the U.S. dollar amount of such payments calculated using a foreign exchange rate equal to 107 Japanese yen per U.S. dollar, then Edwards shall pay to Baxter such difference, or (ii) more than the U.S. dollar amount of such payments calculated using a foreign exchange rate equal to 107 Japanese yen per U.S. dollar, then Baxter shall pay to Edwards such difference in U.S. dollars.

          (i) For purposes of this Section 9.6, the Edwards Business shall not
                                   -----------
include any assets or liabilities that are Retained Assets or Retained Liabilities.

          9.7. Collection of Accounts Receivable.  (a)  Baxter and its
               ---------------------------------
Subsidiaries shall be entitled to control all collection actions related to the Retained Assets, including the determination of what actions are necessary or appropriate and when and how to take any such action.

          (b) Subject to Section 9.7(d), Edwards and its Subsidiaries shall be
                         --------------
entitled to control all collection actions related to the Transferred Assets, including the determination of what actions are necessary or appropriate and when and how to take any such action.

          (c) If, after the Distribution Date, Edwards or any of its Subsidiaries shall receive any remittance from any account debtors with respect to the accounts receivable arising out of the Retained Assets or other amounts due Baxter or its Subsidiaries in respect of services rendered or products sold by Baxter or its Subsidiaries after the Distribution Date, or Baxter or any of its Subsidiaries shall receive any remittance from any account debtors with respect to the accounts receivable arising out of the Transferred Assets or other amounts due Edwards or its Subsidiaries in respect of services rendered or products sold by Edwards or its Subsidiaries after the Distribution Date, such Party shall receive and deposit such remittance and deliver cash in an amount equal thereto to the other Party as soon as practicable. In the absence of any designation of the specific invoice being paid by a customer thereby, payments from account debtors shall be applied to the earliest invoice outstanding with respect to indebtedness of such account debtor owing to either Baxter or Edwards.

          (d) The Parties acknowledge that certain accounts receivable and accounts payable are not capable of being specifically separated between Baxter and its Subsidiaries, on the one hand, and Edwards and its Subsidiaries, on the other hand. Accordingly, the Parties agree that, notwithstanding the foregoing, Baxter shall cause one or more of its Subsidiaries to administer the collection of such accounts receivable and the payment of such accounts payable. Baxter shall pay or cause to be paid to Edwards or its appropriate Subsidiary an allocable portion of the amounts collected with respect to such accounts receivable determined by Baxter in accordance with Baxter's past practices. Edwards shall pay or cause to be paid to Baxter or its appropriate Subsidiary an allocable portion of the amounts paid with respect to such accounts payable determined by Baxter in accordance with Baxter's past practices.

          (e) Each Party shall deliver to the other such schedules and other information with respect to the accounts receivable included in the Transferred Assets and those not included therein as each shall reasonably request from time to time in order to permit such Parties to reconcile their respective records and to monitor the collection of all accounts receivable (whether or not Transferred Assets). Each Party shall afford the other reasonable access to its books and records relating to any accounts receivable.

          (f) (i) Within a reasonable period of time after the Distribution Date, Baxter shall prepare a report of the accounts receivable relating Exclusively to the Edwards Business included in the Retained Assets (the "Accounts Receivable Report" As soon as practicable after the first anniversary
 --------------------------
 of the Distribution Date, Baxter shall notify Edwards in writing (the "Refund
                                                                        ------
Notice") of the aggregate amount paid to and received by Baxter in respect of
------
such accounts receivable from the Distribution Date through the first anniversary of the Distribution Date and the following amount (the "Refund
                                                                    ------
Amount"): (A) the time value of money to Baxter of financing such collected
------
accounts receivable from the Distribution Date through the date of the respective payment of such accounts, plus or minus, as the case may be, (B) the
                                     ----    -----
loss or gain, if any, to Baxter on such collected accounts receivable, due to fluctuations in foreign currency exchange rates, calculated by comparing the Foreign Exchange Rate for the relevant currency as of the date of receipt of payment in respect of an account receivable to the Foreign Exchange Rate as of the Distribution Date, plus interest on such loss or gain at a rate equal to Baxter's time value of money, plus (C) the aggregate face value in U.S. dollars,
                              ----
using, for accounts receivable denominated in a currency other than the U.S. dollar, the Foreign Exchange Rate as of the Distribution Date, of the accounts receivable that had not been paid to and received by Baxter prior to such first anniversary plus (D) the time value of money to Baxter of financing such
            ----
uncollected accounts receivable. If the Refund Amount is a positive number, within 10 days of the delivery of the Refund Notice, Edwards shall pay to Baxter the Refund Amount. If the Refund Amount is a negative number, within 10 days of the delivery of the Refund Notice, Baxter shall pay to Edwards the absolute value of the Refund Amount.

          (ii) If any of the accounts receivable that were not paid to and received by Baxter prior to the first anniversary of the Distribution Date are in fact subsequently collected by Baxter, the amount so collected shall be paid by Baxter to Edwards within 15 business days of collection.

          (iii) Invoices to which the uncollected accounts receivable referred to in Section 9.7(f)(i)(C) relate shall be assigned to Edwards or the
           --------------------
     appropriate Subsidiary of Edwards by Baxter or the appropriate Subsidiary of Baxter.

          9.8. Agreements Relating to Baxter and Edwards.  (a)  Each of Baxter
               -----------------------------------------
and Edwards shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate, make effective and perform its or its Subsidiaries' allocable portion of all purchase, distribution and other obligations under all Contracts with customers, suppliers, vendors or other third parties relating to both the Edwards Business and the Retained Business (the "Shared Agreements"), including
                                                 -----------------
those Shared Agreements set forth on Schedule 9.8 hereto.  Each of Baxter and
                                     ------------
its Subsidiaries and Edwards and its Subsidiaries shall be entitled to the rights and privileges of its allocable portion of the Shared Agreements.

          (b) Each of Baxter and Edwards shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to afford the rights and privileges of the allocable portion of the Shared Agreements to the other.

          (c) If any of the Shared Agreements contains a minimum purchase obligation or provides for the payment to Baxter and Edwards of a rebate or similar payment or reimbursement based upon the volume of purchases, and if such minimum purchase obligation or rebate or similar payment or reimbursement is not allocated between Baxter and its Subsidiaries and Edwards and its Subsidiaries pursuant to the terms of the Shared Agreement, then such minimum purchase obligation or rebate or similar payment or reimbursement shall be allocated between the Parties based upon the relative performance of the Retained Business and the Edwards Business under such Shared Agreement during the twelve-month period immediately prior to the Distribution Date.

          (d) Liabilities pursuant to, arising under or relating to a Shared Agreement shall be allocated between Baxter and its Subsidiaries, on the one hand, and Edwards and its Subsidiaries, on the other hand, as follows:

          (i) First, if a Liability is incurred exclusively in respect of a benefit received by one Party, the Party receiving such benefit shall be responsible for such Liability;

          (ii) Second, if a Liability cannot be so allocated under clause (i), such Liability shall be allocated between the Parties based on the relative proportions of total benefit received (based upon the performance under such Shared Agreement during the twelve-month period immediately prior to the Distribution Date) under the relevant Shared Agreement.
     Notwithstanding the foregoing, each Party shall be responsible for any and all Liabilities arising out of or resulting from a breach of the relevant Shared Agreement attributable to the Edwards Business, in the case of Edwards, or the Retained Business, in the case of Baxter.

          (e) If either Baxter or its Subsidiaries, on the one hand, or Edwards or its Subsidiaries, on the other hand, improperly receives any benefit or payment under any Shared Agreement that was intended for the other, the Party receiving such benefit or payment will use commercially reasonable efforts to deliver, transfer or otherwise afford such benefit or payment to the other Party.

          9.9.  Certain Releases. Baxter or one or more of its Subsidiaries is a
                ----------------
guarantor of certain obligations of the Edwards Business, including those obligations set forth on Schedule 1.1(l). Edwards shall use commercially
                         ---------------
reasonable efforts to release Baxter and its Subsidiaries from such guarantees prior to the Distribution Date and shall indemnify and hold harmless Baxter and its Subsidiaries from and against any Liabilities relating to such guarantees.

          9.10. Litigation. (a) On or as of the Distribution Date, Edwards or
                ----------
its Subsidiaries, as appropriate, shall assume and pay all Liabilities that may result from the Assumed Actions (as hereinafter defined) and all fees and costs relating to the defense of the Assumed Actions, including attorneys' fees and costs incurred after the Distribution Date. "Assumed Actions" shall mean those
                                              ---------------
cases, claims and investigations (on which Baxter or its Subsidiaries, other than Edwards and its Subsidiaries, is a defendant or the party against whom the claim or investigation is directed) relating to the Edwards Business, including those listed on Schedule 9.10(a), but only to the extent that they relate to the
                ----------------
Edwards Business.

          (b) Baxter and its Subsidiaries shall transfer the Transferred Actions (as hereinafter defined) to Edwards, and Edwards shall receive and have the benefit of all of the proceeds of such Transferred Actions. "Transferred
                                                                 -----------
Actions" shall mean those cases and claims (on which Baxter or its Subsidiaries
-------
is a plaintiff or claimant) relating to the Edwards Business, including those listed on Schedule 9.10(b), but only to the extent that they relate to the
          ----------------
Edwards Business.

          9.11. Liability for Previously Delivered Products. The following
                -------------------------------------------
provisions shall apply to all Edwards Products sold or transferred prior to the Distribution Date to the Retained Business for distribution (the "Products"):
                                                                  --------

          (a) Edwards warrants to Baxter that, at the time of delivery to Baxter (or Baxter's designee): (i) the Products shall not be (A) adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (as amended) (the "Act") or the regulations issued thereunder, (B) products that may
               ---
not, under the provisions of Section 404, 505, 514 or 515 of the Act, be introduced into interstate commerce, or (C) banned devices under Section 516 of the Act; (ii) the Products shall not violate any other medical or health law, statute, regulation or directive applicable to the Products; (iii) the Products shall not violate any applicable customs, trade or environmental law, statute, regulation or directive; and (iv) Edwards shall have good and marketable title to all Products free and clear of all liens or encumbrances (other than any created by Baxter). THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT LIABILITY (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL EDWARDS BE LIABLE TO BAXTER FOR

ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. ANY LIABILITY OF EDWARDS TO BAXTER UNDER THE FOREGOING WARRANTY SHALL BE LIMITED TO THE TOTAL PRICE PAID BY BAXTER FOR THE PRODUCTS THAT ARE THE SUBJECT OF SUCH LIABILITY PLUS ALL COSTS FOR FREIGHT AND OTHER DIRECT EXPENSES INCURRED BY BAXTER WITH RESPECT TO SUCH PRODUCTS. The obligations of Edwards under this Section 9.11
                                                                ------------
are in addition to its obligations contained elsewhere herein, and the limitations in this Section 9.11 shall in no way limit the obligations of
                    ------------
Edwards under Article XV hereof.
              ----------

          (b) Edwards shall indemnify and hold Baxter and the Baxter Indemnified Parties (as hereinafter defined) harmless from and against, and in respect of, any and all Expenses and Losses that result from a third-party claim asserted against or incurred by Baxter or any of the Baxter Indemnified Parties that arise out of or relate to: (i) any tort claim (including any claim for personal injury, wrongful death or property damage) to the extent such claim arises from any grossly negligent act or omission or willful misconduct by Edwards (or its employees or other agents) in connection with the supply of Products by Edwards or one of its Affiliates to Baxter or one of its Affiliates for distribution; (ii) defects in the Products; (iii) any actual or alleged patent, copyright or trademark infringement, or misappropriation or violation of any other proprietary right related to a Product; (iv) any actual or alleged breach of any warranty (including written warranties included within the Product packaging) or obligation, if any, accompanying the Products, subject to the limitations in Section 9.11(a) to the extent provided therein; and (v) any claim
               ---------------
for personal injury, wrongful death or property damage arising out of the use of a Product; provided, however, that this Section 9.11(b) shall not apply to any
           --------  -------            ---------------
Losses or Expenses: (A) to the extent that the parties agree; (B) to any actual or alleged Patent, Copyright or Trademark infringement, or misappropriation or violation of any other proprietary right, arising in connection with the supply of Products by Edwards or one of its Affiliates to Baxter or one of its Affiliates for distribution and the distribution of such Products by Baxter or one of its Affiliates (but not arising out of or relating to any of the proprietary rights in the Products as delivered); or (C) any tort claim (including any claim for personal injury, wrongful death or property damage) to the extent such claim arises from any grossly negligent act or omission or willful misconduct by Baxter (or its employees or agents) in the course of its performance pursuant to this Agreement, including any misrepresentation concerning the characteristics or method of usage of Products or relating to the storage, handling or delivery of Products. The "Baxter Indemnified Parties"
                                                --------------------------
shall mean and include (I) Baxter and Baxter's Affiliates, (II) the respective directors, officers, agents and employees of and counsel to Baxter and its Affiliates, (III) each other person, if any, controlling Baxter or any of its Affiliates, and (IV) the successors, assigns, heirs and personal representatives of any of the foregoing. Expenses shall be reimbursed or advanced when and as incurred promptly upon submission of statements by Baxter or any Baxter Indemnified Party to Edwards.

          9.12. Edwards Bank Accounts.  On or prior to the Distribution Date,
                ---------------------
Baxter and its Subsidiaries shall transfer the bank accounts set forth on
Schedule 9.12 hereto to Edwards or one of its Subsidiaries. Edwards shall cause
-------------
any amounts received, by mistake or otherwise, in such accounts after the Distribution Date on account of the Retained Business to be transferred promptly to Baxter and its Subsidiaries, as appropriate. Baxter shall cause any amounts received, by mistake or otherwise, after the Distribution Date on account of the Edwards Business to be transferred promptly to Edwards and its Subsidiaries, as appropriate.

          9.13. Informal, Nondocumented Real Estate Leases.  Each Party and its
                ------------------------------------------
Subsidiaries may continue to occupy, from and after the Distribution Date, such space in the facilities of the other Party and its Subsidiaries as is occupied immediately prior to the Distribution Date, or such other space therein as may be mutually agreed to from time to time by Baxter and Edwards, and which occupancy is otherwise not documented by any written leasing agreement or otherwise provided for in the Operating Agreements, on the following terms and conditions:

          (a) The occupying Party shall pay to the other Party rent with respect to such occupied space for the period from and after the Distribution Date during which such space is so occupied, which rent shall be determined by the other Party on the same basis on which the other Party allocates rent with respect to the occupancy of space by business units of the other Party or as the occupying Party presently is paying, whichever is lower. Such rent shall be payable from time to time by the occupying Party (but not more frequently than monthly) promptly following delivery by the other Party to the occupying Party of a statement therefor.

          (b) The occupying Party may, at any time, upon not less than 15 days' prior written notice to Baxter's Director of Corporate Real Estate, with a copy to Edwards, terminate its occupancy of any or all of such space.

          (c) The other Party may, at any time, upon not less than 30 days' prior written notice to the occupying Party, require the occupying Party to cease occupancy of any or all of such space as designated in a notice sent to the occupying Party.

          9.14. Third Party Consents.  To the extent that the transactions
                --------------------
contemplated by this Agreement require any material consents, approvals or waivers from third parties (the "Third Party Consents"), the Parties will use
                                 --------------------
commercially reasonable efforts to obtain any such material Third Party
Consents.

          9.15. Material Governmental Approvals and Consents. To the extent that
                --------------------------------------------
the transactions contemplated by this Agreement require any approvals or consents of any Governmental Authority, the Parties will use commercially reasonable efforts to obtain any Material Governmental Approvals and Consents.

          9.16. Late Payments.  Any amount not paid when due pursuant to this
                -------------
Agreement or any Implementation Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within thirty (30) days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

                                   ARTICLE X

                        INTELLECTUAL PROPERTY LICENSES
                        ------------------------------

          10.1. License to Baxter of Transferred Intellectual Property.
                ------------------------------------------------------

          (a)   Grant of License. Edwards and its Subsidiaries hereby grant, and
                ----------------
Baxter and its Subsidiaries hereby accept, a perpetual, nonexclusive, fully paid-up, worldwide right and license to use and otherwise practice under the Transferred Intellectual Property in order to make, have made, import, offer for sale, sell and distribute (i) any Baxter Products Actually Using the Transferred Intellectual Property as of the Distribution Date, and (ii) any New Products developed and manufactured by or for Baxter or its Subsidiaries during the three-year period commencing on the Distribution Date. A Party will be deemed to be "Actually Using" certain Intellectual Property if: (I) such Party or its
       --------------
Subsidiaries is manufacturing (or has a third party manufacturing for it) a product incorporating such Intellectual Property; or (II) a New Product incorporating such Intellectual Property is Under Development by such Party or its Subsidiaries; provided, however, that a Party will not be deemed to be
                  --------  -------
Actually Using any Intellectual Property the sole use of which is to manufacture a product for the other Party. "Under Development" by a Party shall mean, with
                                 -----------------
respect to a New Product, that it (1) is the subject of a funded research and development project by such Party or its Subsidiaries as of the Distribution Date; (2) is described by such Party or its Subsidiaries in a pending patent application filed by such Party or its Subsidiaries prior to the Distribution Date; (3) is described by such Party or its Subsidiaries in an invention record that satisfies the enablement requirement of 35 U.S.C. (S) 112 and which is submitted no less than three months prior to the Distribution Date; or (4) is
(A) described by such Party or its Subsidiaries in an invention record that satisfies the enablement requirement of 35 U.S.C. (S) 112 and which is submitted within the three-month period prior to the Distribution Date, and (B) subsequently commercialized by such Party or its Subsidiaries. The license granted pursuant to this Section 10.1(a) shall not include any rights to the
                         ---------------
Transferred Intellectual Property related to (w) the Duraflo treatment and other biocompatible coatings developed by the Edwards Business which shall be the subject of a separate supply agreement; (x) Edwards' laser technology including the laser technology utilized in Edwards' Transmyocardial Laser Revascularization program; (y) the continuous renal replacement therapy business; and (z) Edwards' angiogenesis technology including VEGF-B protein, targeting peptides and zinc finger DNA binding proteins and genes. Any Transferred Intellectual Property actually licensed pursuant to this Section
                                                                     -------
10.1(a) shall be deemed to be "Licensed Edwards Intellectual Property."
-------                        --------------------------------------

          (b)   Ownership of the Licensed Edwards Intellectual Property.  Baxter
                -------------------------------------------------------
and its Subsidiaries acknowledge that, subject to the foregoing license, Edwards and its Subsidiaries, as the case may be, are the sole and exclusive owners of all right, title and interest in and to the Transferred Intellectual Property. Baxter and its Subsidiaries agree that they will do nothing inconsistent with Edwards' or its Subsidiaries' ownership of, or rights in, the Transferred Intellectual Property. Notwithstanding the foregoing or Section 17.7, Baxter
                                                         ------------
and its Subsidiaries shall have the right to disclose the Licensed Edwards Intellectual Property to a third-party contract manufacturer in connection with Baxter or its Subsidiaries exercising their right pursuant to Section 10.1(a) to
                                                              ---------------
have products made, provided that such third-party contract manufacturer agrees to be bound by obligations of confidentiality consistent with Section 17.7,
                                                              ------------
and Baxter and its Subsidiaries remain liable for any breach of such obligations by such third-party contract manufacturer. Edwards and its Subsidiaries shall not allow any registration or other protection for any Licensed Edwards Intellectual Property to lapse without notifying Baxter thereof at least one month prior thereto. Upon Baxter's receipt of such notice, (i) Baxter and its Subsidiaries shall have the right, but not the obligation, to take steps (at Baxter's expense and in Edwards' and its Subsidiaries' names, if necessary) to prevent such a lapse, and (ii) Edwards and its Subsidiaries shall cooperate with Baxter and its Subsidiaries (at Baxter's or its Subsidiaries' reasonable request and at Baxter's expense) to assign to Baxter or its Subsidiaries such Licensed Edwards Intellectual Property.

          (c)   Marking and Notices.  Baxter and its Subsidiaries shall ensure
                -------------------
that any products that are made (by them or by third-party manufacturers), imported, offered for sale, sold or distributed by them pursuant to the license granted by Edwards and its Subsidiaries in this Section 10.1 shall bear a legal
                                                ------------
or proprietary rights notice in such form as may be reasonably requested by, and to the extent directed by, Edwards from time to time.

          (d)   Termination of Licenses.  The license granted pursuant to this
                -----------------------
Section 10.1 may be terminated by Edwards only if Baxter or its Subsidiaries are
------------
in breach or default of a material term of this Section 10.1 which breach or
                                                ------------
default continues for sixty (60) days after written notice thereof from Edwards to Baxter, Edwards may terminate the license granted pursuant to this Section
                                                                      -------
10.1, provided that such termination shall be solely with respect to the
----
Licensed Edwards Intellectual Property that is the subject of such uncured breach.

          (e)   Divestiture. If Baxter or its Subsidiaries sell, assign,
                -----------
transfer or otherwise divest themselves of ownership of any business unit that uses, or product line that uses or is manufactured under, the Licensed Edwards Intellectual Property, the license granted in this Section 10.1 may be assigned
                                                   ------------
without payment of additional consideration, but only with respect to such business unit or product line and with the written consent of Edwards, which consent shall not be unreasonably withheld.

          10.2. License to Edwards of Retained Baxter Intellectual Property.
                -----------------------------------------------------------

          (a)   Grant of License.  Baxter and its Subsidiaries hereby grant, and
                ----------------
Edwards and its Subsidiaries hereby accept, a perpetual, nonexclusive, fully paid-up, worldwide right and license to use and otherwise practice under the Retained Baxter Intellectual Property (except for the Trademarks that are part of the Retained Baxter Intellectual Property) in order to make, have made, import, offer for sale, sell and distribute (i) any Edwards Products Actually Using the Retained Baxter Intellectual Property as of the Distribution Date, and
(ii) any New Products developed and manufactured by or for Edwards or its Subsidiaries during the three-year period commencing on the Distribution Date. Any Baxter Retained Intellectual Property actually licensed pursuant to this
Section 10.2(a) shall be deemed to be "Licensed Baxter Intellectual Property."
---------------                        -------------------------------------
Schedule 10.2(a) contains a listing of (I) the Patents licensed by Baxter and
----------------
its Subsidiaries to Edwards hereunder; and (II) certain Edwards Products Under Development as of the Distribution Date which may incorporate Licensed Baxter Intellectual Property. The parties acknowledge that Schedule 10.2(a) may be
                                                     ----------------
over- or underinclusive, and, accordingly, shall be amended, as necessary, to include any additional Retained Baxter Intellectual Property that Edwards is deemed to be Actually Using as of the Distribution Date or to exclude any Retained

Baxter Intellectual Property that Edwards is not deemed to be Actually Using as of the Distribution Date. Without limiting the terms of Section 7.4, the parties
                                                        -----------
shall cooperate and act reasonably in amending Schedule 10.2(a). The license
                                               ----------------
granted pursuant to this Section 10.2(a) shall not include any rights to the
                         ---------------
Retained Baxter Intellectual Property related to the following:

          (i) Fibrin sealant biopharmaceuticals and the associated delivery devices which shall be the subject of a separate supply agreement;

          (ii) The spinning membrane separation technology acquired by Baxter through the HemaScience acquisition which shall be the subject of a separate supply agreement;

          (iii) Continuous renal replacement therapy which shall be the subject of separate distribution agreements;

          (iv) Hemoglobin Therapeutics technology, including human, bovine and recombinant hemoglobin based biopharmaceuticals and perfluorocarbon-based pharmaceuticals; and

          (v) Non-polyvinylchloride based film, tubing, containers and compositions developed as an alternative/replacement for PVC (only if acquired from Bieffe and/or developed under the IV Systems Marc project) which shall be the subject of a separate supply agreement.

          (b)   Ownership of the Licensed Baxter Intellectual Property.  Edwards
                ------------------------------------------------------
and its Subsidiaries acknowledge that, subject to the foregoing license, Baxter and its Subsidiaries, as the case may be, are the sole and exclusive owner of all right, title and interest in and to the Retained Baxter Intellectual Property. Edwards and its Subsidiaries agree that they will do nothing inconsistent with Baxter's or its Subsidiaries' ownership of, or rights in, the Retained Baxter Intellectual Property. Notwithstanding the foregoing or Section
                                                                         -------
17.7, Edwards and its Subsidiaries shall have the right to disclose the Licensed
----
Baxter Intellectual Property to a third-party contract manufacturer in connection with Edwards or its Subsidiaries exercising their right pursuant to
Section 10.2(a) to have products made, provided that such third-party contract
---------------
manufacturer agrees to be bound by obligations of confidentiality consistent with Section 17.7, and Edwards and its Subsidiaries remain liable for any breach
     ------------
of such obligations by such third-party contract manufacturer. Baxter and its Subsidiaries shall not allow any registration or other protection for any Licensed Baxter Intellectual Property to lapse without notifying Edwards thereof at least one month prior thereto. Upon Edwards' receipt of such notice, (i) Edwards and its Subsidiaries shall have the right, but not the obligation, to take steps (at Edwards' expense and in Baxter's and its Subsidiaries' names, if necessary) to prevent such a lapse, and (ii) Baxter and its Subsidiaries shall cooperate with Edwards and its Subsidiaries (at Edwards' or its Subsidiaries' reasonable request and at Edwards' expense) to assign to Edwards or its Subsidiaries such Licensed Baxter Intellectual Property.

          (c)   Marking and Notices.  Edwards and its Subsidiaries shall ensure
                -------------------
that any products that are made (by them or by a third-party manufacturer), imported, offered for sale, sold or distributed by them pursuant to the license granted by Baxter and its Subsidiaries in this

Section 10.2 shall bear a legal or proprietary rights notice in such form as may
------------
be reasonably requested by and to the extent directed by Baxter from time to time.

          (d)   Termination of Licenses.  The Licenses granted pursuant to this
                -----------------------
Section 10.2 may be terminated by Baxter only if Edwards or its Subsidiaries are
------------
in breach or default of a material term of this Section 10.2 which breach or
                                                ------------
default continues for sixty (60) days after written notice from Baxter to Edwards, Baxter may terminate the license granted pursuant to this Section 10.2,
                                                                   ------------
provided that such termination shall be solely with respect to the Licensed Baxter Intellectual Property that is the subject of such uncured breach.

          (e)   Divestiture.  If Edwards or its Subsidiaries sell, assign,
                -----------
transfer or otherwise divest themselves of ownership of any business unit that uses or product line that uses or is manufactured under the Licensed Baxter Intellectual Property, the licenses granted in this Section 10.2 may be assigned
                                                    ------------
without payment of additional consideration, but only with respect to such business unit or product line and the written consent of Baxter, which consent shall not be unreasonably withheld.

          10.3. Licenses Related to Interlink(TM). In addition to the licenses
                ---------------------------------
granted in Section 10.1 or 10.2, the following shall apply with respect to the
           ------------    ----
Intellectual Property in the needleless access technology known as Interlink(TM):

          (a)   The license granted by Edwards in Section 10.1 shall also apply
                                                  ------------
to any Baxter Products incorporating such technology, excluding blood sampling products, to the extent claimed in any United States or foreign patent filed by Edwards which relies upon U.S. Patent Application Nos. 07/147,414, 07/217,004 and/or 07/325,617 for priority and such claims would be enabled under 35 U.S.C.
(S) 112 by the disclosure found in U.S. Patent Application No. 07/325,617, and any such licensed Transferred Intellectual Property shall be deemed Licensed Edwards Intellectual Property.

          (b)   The license granted by Baxter in Section 10.2 shall also apply
                                                 ------------
to any Edwards AVA introducer, central venous catheter, pulmonary artery catheter, pulmonary artery catheter introducers and hemofiltration device that currently exists as of the Distribution Date, and New Products thereof, that have one or more pre-slit injection sites integrally connected or permanently attached thereto; provided that such pre-slit injection site(s) are covered by the claims of any United States or foreign patent filed by Baxter which relies upon U.S. Patent Application Nos. 07/147,414, 07/217,004, and/or 07/325,617 for
priority and such claims would be enabled under 35 U.S.C. (S) 112 by the disclosure found in U.S. Patent Application No. 07/325,617, and any such licensed Retained Baxter Intellectual Property shall be deemed Licensed Baxter Intellectual Property. The license to Edwards shall exclude blunt cannula to the extent that Intellectual Property for such blunt cannula has been exclusively licensed to Becton, Dickinson and Company pursuant to the 1991 License Agreement between BHC and Becton, Dickinson and Company. Pre-slit injection sites packaged with an Edwards cardiovascular product in a kit or set will be the subject of a separate supply agreement with Baxter.

          10.4. Use by Edwards of Baxter's Trademarks. Edwards and its
                -------------------------------------
Subsidiaries shall discontinue use of the names BAXTER, BAXTER HEALTHCARE, BAXTER

INTERNATIONAL INC. and all other trademarks, service marks and trade names owned by or licensed to Baxter (the "Baxter Marks") as follows:
                               ------------

          (a) Baxter hereby grants to Edwards and its Subsidiaries a nonexclusive, royalty-free, fully paid-up right and license to use the Baxter Marks on Edwards Products in all appropriate jurisdictions for only so long as is reasonably necessary to transfer product registrations, deplete existing inventory and complete labeling and reimbursement qualifications. Edwards and its Subsidiaries shall use their commercially reasonable efforts to cease using the Baxter Marks as soon as possible after the Distribution Date, but in no event shall Edwards or its Subsidiaries use the Baxter Marks on Edwards Products after December 31, 2001.

          (b) Edwards and its Subsidiaries will use their commercially reasonable efforts to cease the use of the Baxter Marks on or in connection with materials other than labels of Edwards Products including signs, stationery, trucks and customer brochures, as soon as reasonably practical, but in no event later than December 31, 2001.

          (c) If delays in obtaining regulatory approval require Edwards or its Subsidiaries to use the Baxter Marks beyond the time limits set forth above, Baxter shall be reasonable in granting extensions of the time limits as necessary.

          (d) Any use of the Baxter Marks by Edwards or its Subsidiaries pursuant to the above terms and conditions shall inure to the benefit of Baxter and shall be in the same form as existed prior to the Distribution Date. Any products or processes offered by Edwards or its Subsidiaries for sale under the Baxter Marks shall meet the same product specifications and quality assurance standards as existed prior to the Distribution Date. Baxter shall have the right to inspect any and all materials and products offered in connection with the Baxter Marks including label copy and marketing and sales materials.

          (e) Any use of the Baxter Marks by Edwards or its Subsidiaries shall indicate that Baxter is the owner of the Baxter Marks and that such use is pursuant to a license from Baxter.

          (f) Edwards and its Subsidiaries shall do nothing to impair Baxter's rights in the Baxter Marks. Edwards and its Subsidiaries shall inform Baxter promptly of any infringement of the Baxter Marks.

          10.5. Limitations on Requirements to Supply. Nothing in this Agreement
                -------------------------------------
shall require either Party to supply any composition, formulation or product that was not commercially available or was not being manufactured as of the Distribution Date or that is not commercially available or is not being manufactured at the time the above-referenced supply agreements are executed.

          10.6. Fair Market Value.  Baxter and Edwards agree that the reciprocal
                -----------------
licenses granted under this Article X are in full and adequate fair market value
                            ---------
consideration for each other.

                                  ARTICLE XI

                        CONDITIONS TO THE DISTRIBUTION
                        ------------------------------

          The obligation of Baxter to effect the Distribution is subject to the satisfaction or the waiver by Baxter, at or prior to the Distribution Date, of each of the following conditions:

          11.1. Approval by Baxter Board of Directors.  This Agreement and the
                -------------------------------------
transactions contemplated hereby, including the declaration of the Distribution, shall have been duly approved by the Board of Directors of Baxter in accordance with applicable law and the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of Baxter.

          11.2. Receipt of IRS Private Letter Tax Ruling.  Baxter shall have
                ----------------------------------------
received a ruling from the IRS or, at Baxter's sole discretion, an opinion of its tax counsel Skadden, Arps, Slate, Meagher & Flom, substantially to the effect that the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code and that no income, gain or loss will be recognized by Baxter, Edwards or their respective stockholders (other than with respect to cash received in lieu of fractional shares) upon the distribution to Baxter's stockholders of Edwards Shares.

          11.3. Compliance with State and Foreign Securities and "Blue Sky"
                -----------------------------------------------------------
Laws. The Parties shall have taken all such action as may be necessary or
----
appropriate under state and foreign securities and "Blue Sky" laws in connection with the Distribution.

          11.4. SEC Filings and Approvals.  The Parties shall have prepared and
                -------------------------
Edwards shall, to the extent required under applicable law, have filed with the SEC any such documentation and any requisite no action letters that Baxter determines are necessary or desirable to effectuate the Distribution, and each Party shall use commercially reasonable efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable.

          11.5. Filing and Effectiveness of Registration Statement; No Stop
                -----------------------------------------------------------
Order. The Registration Statement shall have been filed and declared effective
-----
by the SEC, and no stop order suspending the effectiveness of the Registration Statement shall have been initiated or, to the knowledge of either of the Parties, threatened by the SEC.

          11.6. Approval of NYSE Listing Application. The Edwards Common Stock
                ------------------------------------
and the accompanying rights granted pursuant to the Rights Plan shall have been approved for listing on the NYSE, subject to official notice of distribution.

          11.7. Receipt of Fairness Opinions of Financial Advisors.  The Baxter
                --------------------------------------------------
Board of Directors shall have received written opinions of Credit Suisse First Boston and J.P. Morgan & Co. Incorporated, in form acceptable to Baxter, to the effect that the Distribution is fair to Baxter's stockholders from a financial point of view, which opinions shall not have been withdrawn or modified.

          11.8.  Ancillary Agreements. The Tax Sharing Agreement and each of the
                 --------------------
Conveyancing Instruments, Implementation Agreements and Operating Agreements intended to be executed prior to the Distribution shall have been executed and delivered, and each of such agreements shall be in full force and effect.

          11.9.  Resignations. On or prior to the Distribution Date, Baxter
                 ------------
shall cause all of its designees to resign or to be removed as officers and from all Boards of Directors or similar governing bodies of Edwards and its Affiliates and any Subsidiary of Edwards on which they serve.

          11.10. Election of Edwards Board. The Board of Directors of Edwards
                 -------------------------
as set forth on Exhibit H shall have been duly elected.
                ---------

          11.11. Consents. (a) All Material Governmental Approvals and Consents
                 --------
required to permit the valid consummation of the Distribution shall have been obtained without any conditions being imposed that would have a material adverse effect on Baxter or Edwards.

          (b) Baxter shall have obtained all Third Party Consents required in connection with the Distribution, except those for which the failure to obtain such Third Party Consents would not, in the reasonable opinion of Baxter, individually or in the aggregate have a material adverse effect on Baxter, Edwards or the consummation of the Distribution.

          11.12. No Actions.  No action, suit or proceeding shall have been
                 ----------
instituted or threatened by or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator to restrain, enjoin or otherwise prevent the Distribution or the other transactions contemplated by this Agreement (including a stop order with respect to the effectiveness of the Registration Statement), and no order, injunction, judgment, ruling or decree issued by any court of competent jurisdiction shall be in effect restraining the Distribution or such other transactions.

          11.13. New Credit Facility.  The definitive agreements governing the
                 -------------------
Edwards Credit Facility shall have been executed.

          11.14. Consummation of Pre-Distribution Transactions. The
                 ---------------------------------------------
pre-Distribution transactions contemplated by Articles III, IV and V of this
                                              ------------  --     -
Agreement shall have been consummated in all material respects.

          11.15. No Other Events.  No other events or developments shall have
                 ---------------
occurred that, in the judgment of the Baxter Board of Directors, would result in the Distribution having a material adverse effect on Baxter or its stockholders.

          11.16. Satisfaction of Conditions.  The satisfaction of the foregoing
                 --------------------------
conditions are for the sole benefit of Baxter and shall not give rise to or create any duty on the part of Baxter or the Baxter Board of Directors to waive or not waive any such condition, to effect the Distribution or in any way limit Baxter's power of termination set forth in Section 18.13.
                                           -------------

                                  ARTICLE XII

                    EMPLOYEES AND EMPLOYEE BENEFIT MATTERS
                    --------------------------------------

          12.1.  Edwards Employees.  Schedule 12.1 describes or otherwise
                 -----------------   -------------
identifies the Parties' current estimate of all employees of the Edwards Business as of the Distribution Date (the "Edwards Employees"). Within 60 days
                                           -----------------
after the Distribution Date, the Parties shall amend Schedule 12.1 to include a
                                                     -------------
correct list of the Edwards Employees as of the Distribution Date.

          12.2.  Employment of Edwards Employees.  Immediately following the
                 -------------------------------
Distribution Date, Edwards shall, or shall cause its Subsidiaries to, employ or continue to employ each Edwards Employee. Edwards and Baxter (and their respective Subsidiaries) shall use commercially reasonable efforts to accomplish any transfers of employment required by this Section 12.2 in a timely manner.
                                             ------------
Active Edwards Employees shall be paid by Edwards or one of its Subsidiaries at the same salary and wage rate levels (including bonus programs) paid by Baxter or its Subsidiaries as in effect on the Distribution Date; provided, however,
                                                           --------  -------
that Edwards (or the applicable Edwards Subsidiary) retains the right to determine the compensation of Edwards Employees after the Distribution Date.

          12.3.  Terminations/Layoff/Severance. (a) Edwards Employees shall not
                 -----------------------------
be eligible for any severance benefits from Baxter or its Subsidiaries or Affiliates as a result of either their employment by Edwards or its Subsidiaries or Affiliates or their subsequent termination of employment with Edwards or its Subsidiaries or Affiliates.

          (b) Any Edwards Employee who receives a written notice prior to the Distribution Date regarding such employee's termination of employment on a fixed date between the Distribution Date and one year after the Distribution Date from Edwards or any of its Subsidiaries shall be eligible to receive from Edwards (or the applicable Edwards Subsidiary) severance pay that is calculated pursuant to the formula used under the Baxter Severance Pay Plan as in effect on the Distribution Date. The manner in which this Section 12.3(b) is implemented
                                             ---------------
shall be governed by the terms of the Edwards Severance Pay Plan.

          (c) Effective as of the Distribution Date, Edwards (or the applicable Edwards Subsidiary) shall have the obligation to reimburse Baxter for the severance benefits paid by Baxter under the Baxter Severance Pay Plan on or after the Distribution Date to any employee who was terminated by Baxter prior to the Distribution Date while employed in any Edwards Business unit. Edwards (or the applicable Edwards Subsidiary) shall have the obligation to pay severance benefits to any employee terminated by Edwards after the Distribution Date who is eligible to receive severance benefits under the Edwards Severance Pay Plan.

          12.4.  International Edwards Employees.  Notwithstanding the remaining
                 -------------------------------
provisions of this Article XII, all issues, other than those addressed in
                   -----------
Sections 12.1 through 12.3, 12.5, 12.7, 12.8, 12.12, 12.14 and 12.17 through
-------------         ----  ----  ----  ----  -----  -----     -----
12.20, relating to any Edwards Employee who, immediately prior to the
-----
Distribution Date, is employed by an Edwards Subsidiary in a foreign jurisdiction (the "Edwards Foreign Employees") shall be addressed in connection
                   -------------------------
with the Implementation Agreement applicable to such Edwards Subsidiary and are outside the scope of this Agreement. Notwithstanding the foregoing, (i) the amount of pension benefits earned by any Edwards Foreign Employees under any pension plan maintained by Baxter, or its Subsidiaries or Affiliates, in a foreign jurisdiction (a "Baxter Foreign
                                                              --------------
Pension Plan") that are transferred to a pension plan maintained by Edwards
------------
shall be determined by the actuaries for the respective plans in accordance with the methodology described in Schedule 12.4 and (ii) Schedule 12.4 describes or
                             -------------          -------------
identifies all Baxter Foreign Pension Plans from which no pension benefits will be transferred to any Edwards plan, as agreed upon by the Vice President of Compensation, Benefits and Employee Services of Edwards and the Assistant Treasurer of Baxter. As of the Distribution Date, Baxter shall retain all liabilities associated with the Baxter Foreign Pension Plans from which no pension benefits will be transferred, as identified in Schedule 12.4, with
                                                       -------------
respect to any Edwards Foreign Employee.

          12.5.  Employment Solicitation.  During the period beginning on the
                 -----------------------
Distribution Date and ending one year after the Distribution Date, neither Baxter nor Edwards shall, nor shall they permit any of their respective Subsidiaries, Affiliates or agents to, directly or indirectly, except as provided in the following sentence, actively solicit or recruit for employment any then current employee of the other or of any of the other's Subsidiaries. Nothing contained in this Article XII shall (i) prohibit the hiring of any
                          -----------
employee who in good faith is believed to be actively seeking employment on his or her own initiative without prior contact initiated by any employee or agent of the company where employment is sought, or any of such company's Affiliates; provided, however, that such employee or the hiring company has obtained
--------  -------
authorization from the Senior Vice President of Human Resources or the Corporate Vice President of Human Resources, as the case may be, of his or her current employer; or (ii) prohibit Baxter or Edwards or any of their respective Subsidiaries from hiring any person who has terminated employment with the other company. The foregoing restriction shall cease to apply one year after the Distribution Date.

          12.6.  WARN Act. Edwards and its Subsidiaries agree that they shall
                 --------
not, at any time during the 90-day period following the Distribution Date, (i) effectuate a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") affecting any site of employment or
                               --------
operating units within any site of employment of the Edwards Business, or (ii) take any action to precipitate a "mass layoff" as defined in the WARN Act affecting any site of employment of the Edwards Business, except, in either case, after complying fully with the notice and other requirements of the WARN Act. Edwards agrees to indemnify Baxter and its Subsidiaries and to defend and hold harmless Baxter and its Subsidiaries from and against any and all claims, losses, damages, expenses, obligations and liabilities (including attorney's fees and other costs of defense) that Baxter and its Subsidiaries may incur in connection with any suit or claim of violation brought against Baxter under the WARN Act, which relates in whole or in part to actions taken by Edwards or its Subsidiaries with regard to any site of employment of Edwards or operating units within any site of employment of the Edwards Business.

          12.7.  Leave of Absence Policies.  (a)  Through the Distribution Date,
                 -------------------------
Baxter and its Subsidiaries shall be responsible for administering compliance with the Baxter leave of absence policies with respect to Edwards Employees.

          (b) No later than the Distribution Date: (i) Edwards shall adopt, and shall cause each of its Subsidiaries to adopt, its own leave of absence policies; (ii) Edwards shall honor, and shall cause each of its Subsidiaries to honor, all the terms and conditions of leaves of absence that have been granted to any Edwards Employee under a Baxter leave of absence policy before the Distribution Date by Baxter or any of its Subsidiaries, including such leaves that are to commence after the Distribution Date where Baxter or any of its Subsidiaries has approved such leave or where an employee has submitted appropriate paperwork to Baxter or any of its Subsidiaries for such leave prior to the Distribution Date; (iii) Edwards and its Subsidiaries shall be solely responsible for administering leaves of absence policies and compliance with all applicable laws with respect to the Edwards Employees; and (iv) Edwards and its Subsidiaries shall recognize all periods of service of Edwards Employees with Baxter or any of its Subsidiaries, as applicable, to the extent such service is recognized by Baxter or its Subsidiaries for the purpose of eligibility for leave entitlement under the Baxter leave of absence policies; provided, however, that no duplication of
                                  --------  -------
benefits shall be required by the foregoing.

          (c) As soon as administratively possible after the Distribution Date and upon request to Baxter's Senior Vice President of Human Resources, Baxter shall provide to Edwards copies of all records pertaining to the Baxter leave of absence policies with respect to all Edwards Employees to the extent such records have not been provided previously to Edwards or one of its Subsidiaries.

          12.8.  Withdrawal from Participation in Baxter Plans and
                 -------------------------------------------------
Establishment of Edwards Plans. (a) Except as otherwise specifically provided
------------------------------
in this Article XII, no later than the Distribution Date, Edwards Employees
        -----------
shall cease to participate in the Baxter employee benefit plans and programs (the "Baxter Plans").
      ------------

          (b) No later than the Distribution Date, Edwards or any Edwards Subsidiary shall establish its own employee benefit plans and programs for the benefit of eligible employees of Edwards and its Subsidiaries, including, for Edwards U.S. Employees, a 401(k) savings plan (the "Edwards Savings Plan"), a
                                                    --------------------
nonqualified executive deferred compensation plan (the "Edwards Deferred
                                                        ----------------
Compensation Plan"), a medical and dental plan, a group vision care plan, a
-----------------
cafeteria plan, a group term life and accidental death and dismemberment plan, a long-term disability plan and a group legal expense plan (collectively, the "Edwards Welfare Plans"), a severance plan (the "Edwards Severance Pay Plan")
 ---------------------                           --------------------------
and the Edwards 2000 Incentive Compensation Program, all as described in the Registration Statement. Notwithstanding the foregoing, Edwards shall not establish a plan similar to the Baxter Pension Plan (as hereinafter defined).

          12.9.  Transfer of Account Balances and Accrued Benefits.
                 -------------------------------------------------

          (a)    Baxter Savings Plan. Subject to applicable law and the
                 -------------------
provisions of the Baxter International Inc. and Subsidiaries Incentive Investment Plan (the "Baxter Savings Plan"), as soon as administratively
                      -------------------
practicable following the establishment of the Edwards Savings Plan, or effective as of any other date as agreed to in writing by the plan administrator for the Baxter Savings Plan and the plan administrator for the Edwards Savings Plan, the account balances (including outstanding loans) of all Baxter Savings Plan participants who are Edwards Employees whose place of employment is in the U.S. ("Edwards U.S. Employees") shall be transferred from the Baxter Savings
       ----------------------
Plan to the Edwards Savings Plan (the "Transferred Accounts"). Each Edwards U.S.
                                       --------------------
Employee shall receive credit for all purposes under the

Edwards Savings Plan for periods of service with Baxter or any of its Subsidiaries or Affiliates. The plan administrator for the Edwards Savings Plan shall distribute any amounts from such Transferred Accounts that may be necessary in order for the Baxter Savings Plan to satisfy any requirements of applicable law (including, nondiscrimination rules) as instructed by the plan administrator for the Baxter Savings Plan. The plan administrator for the Edwards Savings Plan shall take any other action reasonably requested by the plan administrator for the Baxter Savings Plan that is necessary or advisable, in the opinion of the plan administrator for the Baxter Savings Plan, to maintain the tax-qualified status of the Baxter Savings Plan or to avoid the imposition of any penalties with respect to such plan.

          (b)    Puerto Rico Savings Plan.  Subject to applicable law and the
                 ------------------------
provisions of the Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan (the "Baxter PR Savings Plan"), as soon as administratively
                      ----------------------
practicable following the establishment of the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan (the "Edwards PR Savings Plan"), or
                                                 -----------------------
effective as of any other date as agreed to in writing by the plan administrator for the Baxter PR Savings Plan and the plan administrator for the Edwards PR Savings Plan, the account balances (including outstanding loans) of all Baxter PR Savings Plan participants who are employees of Edwards Puerto Rico (936) or Edwards Puerto Rico (MS&P) ("Edwards PR Employees") shall be transferred from
                             --------------------
the Baxter PR Savings Plan to the Edwards PR Savings Plan (the "PR Transferred
                                                                --------------
Accounts").  Each Edwards PR Employee shall receive credit for all purposes
--------
under the Edwards PR Savings Plan for the periods of service with Baxter Healthcare Corporation of Puerto Rico or any of its Subsidiaries or Affiliates. The plan administrator for the Edwards PR Savings Plan shall distribute any amounts from such Transferred Accounts that may be necessary in order for the Baxter PR Savings Plan to satisfy any requirements of applicable law (including, nondiscrimination rules) as instructed by the plan administrator for the Baxter
PR Savings Plan.   The plan administrator for the Edwards PR Savings Plan shall take any other action reasonably requested by the plan administrator for the Baxter PR Savings Plan that is necessary or advisable, in the opinion of the plan administrator for the Baxter PR Savings Plan, to maintain the tax-qualified status of the Baxter PR Savings Plan or to avoid the imposition of any penalties with respect to such plan.

          (c)    Puerto Rico Pension Plan.  Subject to applicable law and the
                 ------------------------
provisions of the Baxter Healthcare Corporation of Puerto Rico Pension Plan (the "Baxter PR Pension Plan"), as soon as administratively practicable following the
 ----------------------
establishment of the Edwards Lifesciences Corporation of Puerto Rico Pension Plan (the "Edwards PR Pension Plan"), or effective as of any other date as
           -----------------------
agreed to in writing by the plan administrator for the Baxter PR Pension Plan and the plan administrator for the Edwards PR Pension Plan, the accrued benefits of all Baxter PR Pension Plan participants who are Edwards PR Employees shall be transferred from the Baxter PR Pension Plan to the Edwards PR Pension Plan (the "PR Transferred Accrued Benefits"). The amount of PR Transferred Accrued
 -------------------------------
Benefits shall be determined by the actuaries for the respective plans in accordance with the methodology described in Schedule 12.4. Each Edwards PR
                                             -------------
Employee shall receive credit for all purposes under the Edwards PR Pension Plan for the periods of service with Baxter Healthcare Corporation of Puerto Rico or any of its Subsidiaries or Affiliates. The plan administrator for the Edwards PR Pension Plan shall take any other action reasonably requested by the plan administrator for the Baxter PR Pension Plan that is necessary or advisable, in the opinion of the plan administrator for the Baxter PR Pension Plan, to maintain the tax-qualified status of the Baxter PR Pension Plan or to avoid the imposition of any penalties with respect to such plan.

     12.10. Entitlement to Distributions Under Pension Plan.  Each Edwards U.S.
            -----------------------------------------------
Employee shall be treated as having terminated employment with an "Employer" as defined in the Baxter International Inc. and Subsidiaries Pension Plan (the

"Baxter Pension Plan") effective as of the Distribution Date and shall be fully
 -------------------
vested in his or her accrued benefit under the Baxter Pension Plan as of such date. As of the Distribution Date, Baxter shall retain all liabilities associated with the Baxter Pension Plan relating to any Edwards U.S. Employee.

     12.11. Welfare Benefits Provided Under Edwards Plans.  (a)  Each Edwards
            ---------------------------------------------
U.S. Employee who becomes eligible to participate in the Edwards Welfare Plans shall be credited under such plan with periods of service with any Baxter Group Member for all purposes under such plan.

     (b) Baxter (or the applicable Baxter Subsidiary) shall pay all costs associated with the provision of disability benefits to any employee or former employee of the Edwards Business whose place of employment is in the U.S. who as of the Distribution Date is totally and permanently disabled. Edwards (or the applicable Edwards Subsidiary) shall pay all costs associated with the provision of disability benefits to any employee or former employee of the Edwards Business whose place of employment is in the U.S. other than the persons described in the first sentence of this Section 12.11(b) in an amount equal to
                                        ----------------
the benefits such persons would have received if they had remained covered under the Baxter Plans during the period of such disability leave. Notwithstanding the foregoing, any Edwards U.S. Employee receiving benefits under the Baxter Long-Term Disability Plan on the Distribution Date shall continue to receive benefits under the terms of such plan and the insurance contract used to fund such plan, and neither Edwards nor any Edwards Subsidiary shall be charged for the payment of such benefits. As of the Distribution Date, Edwards (or the applicable Edwards Subsidiary) shall assume all Liabilities determined under FAS 112 relating to all Edwards U.S. Employees.

     (c) Baxter (or the applicable Baxter Subsidiary) shall pay all claims under the Baxter Medical Plan and the Baxter Dental Plan relating to Edwards Employees that as of the Distribution Date have been incurred but not paid, but only if claims for such costs are submitted in written form to the authorized agents of Baxter (or the applicable Baxter Subsidiary) during the six-month period beginning on the Distribution Date.

     (d) Baxter (or the applicable Baxter Subsidiary) shall pay all costs associated with the provision of benefits under the terms of the Baxter Retiree Welfare Plan for all persons who as of the Distribution Date have satisfied the age and service eligibility requirements for receiving benefits under such plan. Edwards (or the applicable Edwards Subsidiary) shall assume and pay all costs, if any, associated with the provision of retiree welfare benefits for all Edwards U.S. Employees who after the Distribution Date satisfy the age and service eligibility requirements under the corresponding Edwards plan, if any, for receiving such benefits.

     12.12. Stock Purchase Plans.  Except as otherwise provided in the plan, on
            --------------------
the Distribution Date, Edwards Employees shall cease to be eligible to purchase Baxter Common Stock under the terms of the Baxter Stock Purchase Plans, and as of the record date of the

Distribution, Edwards Employees may become eligible to participate in the Edwards Stock Purchase Plans in accordance with the provisions of such plans.

     12.13. Workers' Compensation.  As soon as administratively practicable
            ---------------------
following the Distribution Date but in no event later than June 30, 2000, a Risk Management Representative for each of the Parties shall agree upon the allocation between the Parties of responsibility and liability for workers' compensation claims and expenses relating to current and former employees of the Parties and their respective Subsidiaries whose place of employment is in the U.S. or Puerto Rico.

     12.14. Vacation Pay Policy.  After the Distribution Date, it is expected
            -------------------
that Edwards shall maintain for its employees and employees of its Subsidiaries a vacation pay policy, and Edwards (or the applicable Edwards Subsidiary) shall be responsible for costs incurred to provide vacation pay to Edwards Employees following such date. Edwards (or the applicable Edwards Subsidiary) shall assume any and all Baxter Liabilities to provide to Edwards Employees vacation that such persons accrued under the Baxter vacation pay policy as of the Distribution Date, and no payment of such accrued vacation pay shall be made by Baxter (or the applicable subsidiary) on the Distribution Date.

     12.15. Non-Qualified Plans.  As of the Distribution Date, Baxter (or the
            -------------------
applicable Baxter Subsidiary) shall retain the Liability to provide benefits accrued under the Baxter International Inc. and Subsidiaries Supplemental Pension Plan with respect to all Edwards U.S. Employees and shall retain all Liabilities associated with such plans with respect to any Edwards U.S. Employee. Edwards (or the applicable Edwards Subsidiary) shall assume the Liability to provide benefits accrued as of the Distribution Date under the Baxter International Inc. and Subsidiaries Deferred Compensation Plan with respect to Edwards U.S. Employees. No assets shall be transferred between the Parties with respect to the plans listed in this Section 12.15.
                                                 -------------

     12.16. Split-Dollar Life Insurance.  As of the Distribution Date, Baxter
            ---------------------------
(or the applicable Baxter Subsidiary) shall retain all Liabilities associated with the provision of all split-dollar life insurance policies relating to any Edwards U.S. Employee.

     12.17. Restricted Stock.  All shares of Baxter Common Stock issued in the
            ----------------
form of restricted stock that were earned for 1999 performance and are held by an Edwards Employee as of the Distribution Date will vest on December 31, 2000 as long as such Edwards Employee continues employment with either Edwards or Baxter (or any of their respective Subsidiaries or Affiliates) through such date.

     12.18. Information to be Provided to Baxter.  Edwards (or the applicable
            ------------------------------------
Edwards Subsidiary) shall provide any information that Baxter (or any Baxter Subsidiary) may reasonably request, including information relating to dates of termination of employment, in order to provide benefits to any eligible Edwards Employee under the terms and conditions described herein or under the applicable Baxter Plans. Any information relating to an employee's termination of employment shall be provided by Edwards (or the applicable Edwards Subsidiary) to Baxter as soon as available to Edwards or any of its Subsidiaries, but in any event no later than 30 days after such information is made available to Edwards or any such Subsidiaries.

     12.19. Corporate Action; Delegation of Authority.  Any action taken by the
            -----------------------------------------
Senior Vice President of Human Resources for Baxter or the Corporate Vice President of Human Resources for Edwards shall be considered to be action taken by either Baxter or Edwards or their respective Subsidiaries for purposes of this Article XII. Without limiting the generality of the foregoing, the Chief
     -----------
Executive Officer of Baxter or Edwards or their respective Subsidiaries may delegate in writing to any other person the authority to act on behalf of Baxter or Edwards, respectively, or their respective Subsidiaries, with respect to actions required under the terms of this Article XII.
                                         -----------

     12.20. Transfer of Employee Files.  By a specified date as agreed upon by
            --------------------------
Edwards and Baxter following the Distribution Date, Baxter shall transfer to Edwards the personnel files relating to all Edwards Employees.

                                 ARTICLE XIII

                               INSURANCE MATTERS
                               -----------------

     13.1.  Insurance Prior to the Distribution Date.  Edwards does hereby agree
            ----------------------------------------
that Baxter and its Subsidiaries shall not have any Liability whatsoever as a result of the insurance policies and practices of Baxter and its Subsidiaries in effect at any time prior to the Distribution Date, including any assistance rendered to Edwards by Baxter in the placement of their insurance program, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy and the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

     13.2.  Ownership of Existing Policies and Programs.  Baxter or one or more
            -------------------------------------------
of its Subsidiaries shall continue to own all property, casualty and liability insurance policies and programs, including primary and excess general liability, errors and omissions, automobile, workers' compensation, property, fire, crime, surety and other similar insurance policies, in effect on or before the Distribution Date (collectively, the "Baxter Policies" and individually, a
                                      ---------------
"Baxter Policy").  Baxter shall use commercially reasonable efforts to maintain
 -------------
the Baxter Policies in full force and effect up to and including the Distribution Date, and, subject to the provisions of this Agreement, Baxter and its Subsidiaries shall retain all of their respective rights, benefits and privileges, if any, under the Baxter Policies. Nothing contained herein shall be construed to be an attempt to assign or to change the ownership of the Baxter Policies.

     13.3.  Procurement of Insurance for Edwards.  To the extent not already
            ------------------------------------
provided for by the terms of the Baxter Policies, Baxter shall use commercially reasonable efforts to cause Edwards and the appropriate Edwards Subsidiaries to be named as additional insureds under Baxter Policies whose effective policy periods include the Distribution Date, in respect of claims for which coverage is available under the terms and conditions of Baxter's policies, arising out of or relating to periods prior to the Distribution Date; provided, however, that
                                                       --------  -------
nothing contained herein shall be construed to require Baxter or any of its Subsidiaries to pay any additional premium or other charges in respect to, or waive or otherwise limit any of its rights, benefits or privileges under, any Baxter Policy in order to effect the naming of Edwards and its Subsidiaries as such additional insureds.

     13.4.  Acquisition and Maintenance of Post-Distribution Edwards Insurance
            ------------------------------------------------------------------
Policies and Programs. Commencing on and as of the Distribution Date, Edwards
---------------------
shall be responsible for establishing and maintaining separate property, casualty and liability insurance policies and programs (including primary and excess general liability, errors and omissions, automobile, workers' compensation, property, fire, crime, surety and other similar insurance policies) for activities and claims involving Edwards or any of its Subsidiaries or Affiliates. Edwards will exercise commercially reasonable efforts to secure liability insurance to avoid potential gaps in coverage for claims arising from events prior to the Distribution Date, which gap would not exist had the Edwards Business continued to be covered with the same retroactive dates existing in the Baxter Policies in effect on the Distribution Date. Edwards and each of its Subsidiaries and Affiliates, as appropriate, shall be responsible for all administrative and financial matters relating to insurance policies established and maintained by Edwards and its Subsidiaries or Affiliates for claims relating to any period on or after the Distribution Date involving Edwards or any of its Subsidiaries or Affiliates. Notwithstanding any other agreement or understanding to the contrary, except as set forth in Article XIII with respect
                                                      ------------
to claims administration and financial administration of the Baxter Policies, neither Baxter nor any of its Subsidiaries or Affiliates shall have any responsibility for or obligation to Edwards or any of its Subsidiaries or Affiliates relating to property and casualty insurance matters for any period, whether prior to, on or after the Distribution Date.

     13.5.  Edwards Directors' and Officers' Insurance.  Baxter shall use
            ------------------------------------------
commercially reasonable efforts to cause the persons currently serving as officers and/or directors of Baxter or any of its Subsidiaries to be covered for a period of six (6) years from the Distribution Date by the directors' and officers' liability insurance policy maintained by Baxter (including corporate reimbursement) (provided that Baxter may substitute therefor policies of at
                --------
least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to matters covered under the existing policy occurring prior to the Distribution Date that were committed by such officers and/or directors in their capacity as such; provided, however,
                                                          --------  -------
that in no event shall Baxter be required to expend with respect to any year more than 200% of the current annual premium expended by Baxter (the "Insurance
                                                                      ---------
Amount") to maintain or procure insurance coverage pursuant hereto; and
------
provided, further, that if Baxter is unable to maintain or obtain the insurance
--------  -------
called for by this Section 13.5, Baxter shall use commercially reasonable
                   ------------
efforts to obtain as much comparable insurance as available for the Insurance Amount. In the event Baxter or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Baxter assume the obligations set forth in this Section 13.5.  The provisions of this
                                         ------------
Section 13.5 are intended to be for the benefit of, and shall be enforceable by,
------------
each such officer and director and his or her heirs and representatives. As provided in Section 15.5, any amount Edwards or any of its Subsidiaries is
            ------------
required to pay to Baxter as an indemnity under this Agreement is reduced to the extent Baxter receives insurance proceeds from the above coverage, but only to the extent such proceeds are actually received by Baxter.

     13.6.  Pre-Distribution Insurance Claims Administration.  Edwards and its
            ------------------------------------------------
Subsidiaries and Affiliates acknowledge that Baxter has previously experienced losses and received claims that were, or might have been, covered by one or more Baxter Policies, and prior to the Distribution Date will have made decisions and commitments regarding administration of such claims, including reaching agreements and stipulations regarding such claims and proceeds of such claims (collectively, "Pre-Distribution Claims Administration"). Edwards and its
                --------------------------------------
Subsidiaries and Affiliates covenant not to contest or challenge in any manner any action taken by Baxter prior to the Distribution Date in connection with or relating to Pre-Distribution Claims Administration, or to interfere with the performance of any agreement, commitment or stipulation so made by Baxter in connection with or relating to Pre-Distribution Claims Administration.

     13.7.  Post-Distribution Insurance Claims Administration.  Baxter and its
            -------------------------------------------------
Subsidiaries shall have the primary right, responsibility and authority for claims administration and financial administration of claims that relate to or affect the Baxter Policies. Upon notification by Edwards or one of its Subsidiaries or Affiliates of a claim relating to Edwards or a Subsidiary or Affiliate thereof under one or more of the Baxter Policies, Baxter shall cooperate with Edwards in asserting and pursuing coverage and payment for such claim by the appropriate insurance carrier(s). In asserting and pursuing such coverage and payment, Baxter shall have sole power and authority to make binding decisions, determinations, commitments and stipulations on its own behalf and on behalf of Edwards and its Subsidiaries and Affiliates, which decisions, determinations, commitments and stipulations shall be final and conclusive if made to maximize the overall economic benefit for Baxter and Edwards of the Baxter Policies. Edwards and its Subsidiaries and Affiliates assume responsibility for, and shall pay to the appropriate insurance carriers or otherwise, any premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges (collectively, "Insurance Charges") whenever arising, which shall become due and payable under
 -----------------
the terms and conditions of any applicable Baxter Policy in respect of any liabilities, losses, claims, actions or occurrences, whenever arising or becoming known, involving or relating to any of the assets, businesses, operations or liabilities of Edwards or any of its Subsidiaries or Affiliates, whether the same relate to the period prior to, on or after the Distribution Date. To the extent that the terms of any applicable Baxter Policy provide that Baxter or any of its Subsidiaries shall have an obligation to pay or guarantee the payment of any Insurance Charges relating to Edwards or any of its Subsidiaries, Baxter shall be entitled to demand that Edwards make such payment directly to the Person or entity entitled thereto. In connection with any such demand, Baxter shall submit to Edwards a copy of any invoice received by Baxter pertaining to such Insurance Charges together with appropriate supporting documentation, to the extent available. In the event that Edwards fails to pay any such Insurance Charges when due and payable, whether at the request of the party entitled to payment or upon demand by Baxter, Baxter and its Subsidiaries may (but shall not be required to) pay such insurance charges for and on behalf of Edwards and, thereafter, Edwards shall forthwith reimburse Baxter for such payment. Subject to the other provisions of this Article XIII, the retention by
                                                 ------------
Baxter of the Baxter Policies and the responsibility for claims administration and financial administration of such policies are in no way intended to limit, inhibit or preclude any right of Edwards, Baxter or any other insured to insurance coverage for any Insured Claims under the Baxter Policies.

     13.8.  Non-Waiver of Rights to Coverage.  An insurance carrier that
            --------------------------------
otherwise would be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the provisions of this Article XIII, have any subrogation rights with respect thereto, it being
     ------------
expressly understood and agreed that no insurance carrier or any third-party shall be entitled to a windfall (i.e., a benefit they would not be entitled to
                                 ----
receive had no Distribution occurred or in the absence of the provisions of this

Article XIII) by virtue of the provisions hereof.
------------

     13.9.  Scope of Affected Policies of Insurance.  The provisions of this
            ---------------------------------------
Article XIII relate solely to matters involving liability, casualty and workers'
------------
compensation insurance, and shall not be construed to affect any obligation of or impose any obligation on the Parties with respect to any life, health and accident, dental or medical insurance policies applicable to any of the officers, directors, employees or other representatives of the Parties or their Affiliates.

                                  ARTICLE XIV

                            EXPENSE AND TAX MATTERS
                            -----------------------

     14.1.  Allocation of Expenses.  (a)  Except as otherwise provided in this
            ----------------------
Agreement or any other agreement contemplated hereby, or as otherwise agreed to in writing by the Parties, all fees and expenses incurred in connection with the transactions contemplated hereby or thereby shall be paid by Baxter. Specifically, (i) Baxter shall absorb all the costs associated with the dedication of internal resources and personnel to such transaction at all times prior to the Distribution Date, and (ii) Baxter shall pay all fees and expenses that are related directly to the implementation of the Distribution transactions incurred on or prior to the Distribution Date.

     (b)    Notwithstanding Section 14.1(a) above, Baxter shall be solely
                            ---------------
responsible for the following costs incurred in connection with the transactions contemplated hereby: (i) the reasonable fees and expenses of Sidley & Austin in connection with its representation of Baxter; (ii) the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom in connection with its representation of Baxter relating to the tax ruling and the opinion of counsel on tax matters; (iii) the reasonable fees and expenses of foreign counsel to Baxter or Edwards in connection with the transactions contemplated by this Agreement; (iv) the reasonable fees and expenses of Credit Suisse First Boston and J.P. Morgan & Co. Incorporated relating to their financial advisory services rendered to Baxter; (v) the reasonable fees and expenses of PricewaterhouseCoopers LLP in connection with its audit and tax services rendered to Baxter; (vi) the reasonable fees and expenses of Ernst & Young in connection with their consulting services relating to the Commissionaire structure; (vii) the reasonable fees and expenses of Towers, Perrin and Hewitt Associates in connection with their consulting services relating to benefits plans rendered to Baxter; (viii) all SEC registration and "blue sky" filing fees associated with the Registration Statement; (ix) the printing, mailing and distribution of the Information Statement to Baxter's stockholders; (x) the reasonable fees and expenses of Edwards' transfer agent and registrar relating to the initial issuance of Edwards Shares as a dividend to Baxter's stockholders; (xi) the NYSE listing fees for the Edwards Shares; (xii) the design and initial printing of certificates of the Edwards Shares; (xiii) the initial distribution of the certificates of Edwards Common Stock as a dividend to Baxter stockholders; (xiv) the development, search and registration of the name "Edwards"; and (xv) various other international professional services related directly to the Distribution, such as valuation services, legal services and tax services.

     (c)    Notwithstanding Section 14.1(a)(i) above, Edwards shall be solely
                            ------------------
responsible for all fees, expenses and other costs incurred in connection with the transactions contemplated hereby related to: (i) the reasonable fees and expenses of the commercial lenders under the Edwards Credit Facility relating to their syndication and arrangement of such facility; (ii) the reasonable fees and expenses of any financial advisors retained by Edwards in connection with any "road shows" or presentations to investors; (iii) recruiting fees, signing bonuses and relocation expenses for new and existing Edwards Employees; (iv) severance payments to Edwards Employees terminated as a result of the Distribution; (v) fees and expenses related to execution of new company identity and media launch activities; and (vi) product re-registration fees and product re-labeling costs.

     14.2.  Allocation of Taxes.  Sales, transfer, V.A.T. or other similar Taxes
            -------------------
or fees payable in connection with the transactions contemplated by this Agreement shall be determined and paid as provided in the Tax Sharing Agreement.

                                   ARTICLE XV

                          RELEASE AND INDEMNIFICATION
                          ---------------------------

     15.1.  Release of Pre-Distribution Claims.  (a)  Except as provided in
            ----------------------------------
Section 15.1(b), effective as of the Distribution Date, each of Baxter and
---------------
Edwards does hereby, on behalf of itself and its respective Subsidiaries, Affiliates, successors and assigns and all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of either Party (in each case, in their respective capacities as such), remise, release and forever discharge the other Party, its Subsidiaries, Affiliates, successors and assigns and all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of such Party (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Distribution.

     (b)    Notwithstanding the foregoing, nothing contained in Section 15.1(a)
                                                                ---------------
shall release any Party from:

          (i) any Liability transferred, assigned or allocated to, or assumed or retained by, a Party in accordance with this Agreement, any Conveyancing Instrument, any Implementation Agreement, any Operating Agreement or the Tax Sharing Agreement;

          (ii) any Liability provided in or resulting from this Agreement, any Conveyancing Instrument, any Implementation Agreement, any Operating Agreement, the Tax Sharing Agreement or any agreement between any of Baxter and its Subsidiaries, on the one hand, and Edwards and its Subsidiaries, on the other hand, that is not to terminate pursuant to the Distribution or any other agreement between any of the Parties entered into in contemplation that such agreement would remain in effect after the Distribution;

          (iii) any Liability for unpaid amounts for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by one Party from the other Party prior to the Distribution Date;

          (iv) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by one Party at the request or on behalf of the other Party;

          (v) any Liability that the Parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the Parties by third Persons, which Liability shall be governed by the provisions of this Article XV and, if applicable, the
                                        ----------
     appropriate provisions of any Conveyancing Instrument, any Implementation Agreement or the Tax Sharing Agreement;

          (vi) the Liability for the payable from Edwards Lifesciences AG to Baxter Belgium in respect of the inventory transferred pursuant to Section
                                                                        -------
     3.22(c) or
     -------

          (vii) any Liability the release of which would result in the release of any party other than a Person released pursuant to this Section 15.1;
                                                                ------------
     provided, however, that the Parties agree not to bring suit or permit any
     --------  -------
     of their Subsidiaries or Affiliates to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section 15.1 but for the provisions
                                            ------------
     of this clause (vi).

          (c) Neither Party shall make, nor permit any of its Subsidiaries or Affiliates to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against the other Party, or any other Person released pursuant to Section 15.1(a), with
                                                          ---------------
respect to any Liability released pursuant to Section 15.1(a).
                                              ---------------

          (d) It is the intent of each of the Parties by virtue of the provisions of this Section 15.1 to provide for a full and complete release and
                   ------------
discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date, between the Parties (including any contractual agreements or arrangements existing or alleged to have existed between the Parties on or before the Distribution Date), except as expressly set forth in Section 15.1(b). At any
                                                     ---------------
time, at the request of either Party, the other Party shall execute and deliver releases reflecting the provisions hereof.

     15.2.  Indemnification by Edwards.  Except as provided in Section 15.5,
            --------------------------                         ------------
Edwards shall indemnify and hold harmless the Baxter Indemnified Parties from and against any and all Expenses or Losses incurred or suffered by Baxter (and/or one or more of the Baxter Indemnified Parties), in connection with, relating to, arising out of or due to, directly or indirectly, any of the following items:

     (a) any claim that the information included in the Registration Statement or the Information Statement that relates to the Edwards Business, or any other information relating to the Edwards Business provided to Baxter or distributed to third parties by employees of Edwards or individuals who were employees of the Edwards Business prior to the Distribution Date, is or was false or misleading with respect to any material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, regardless of whether the occurrence, action or other event giving rise to the applicable matter took place prior or subsequent to the Distribution Date;

     (b) the Edwards Business as conducted by Baxter or its Subsidiaries, Affiliates or predecessors on or at any time prior to the Distribution Date;

     (c)    the Transferred Assets;

     (d)    the Assumed Liabilities;

     (e)    the Transferred Subsidiaries;

     (f) the breach by Edwards or any of its Subsidiaries of any covenant or agreement set forth in this Agreement, any Conveyancing Instrument, any Implementation Agreement or the Tax Sharing Agreement, regardless of when or where the loss, claim, accident, occurrence, event or happening giving rise to the Expense or Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported;

     (g) the employee benefits provided or the actions taken or omitted to be taken with respect thereto in connection with this Agreement or otherwise relating to the provision of employee benefits to employees or former employees of Edwards (or its Subsidiaries), their beneficiaries, alternate payees or any other person claiming benefits through them (except to the extent such Expenses or Losses are specifically allocated to Baxter pursuant to Section 15.3(f)),
                                                           ---------------
including Expenses or Losses arising in connection with (i) Edwards' reduction, elimination or failure to provide any benefit accrued by its employees or employees of any of its Subsidiaries (including benefits accrued prior to the Distribution Date) and (ii) the transfer of account balances and accrued benefits as described in Section 12.9 where such Expenses or Losses are incurred
                         ------------
as a result of (A) any act or omission by Edwards (or Edwards' representative) or (B) a determination by the IRS that the transferee plan is not a tax-qualified plan;

          (h)   the Indemnifiable matters set forth in Sections 7.3, 9.4(b) and
                                                       ------------  ------
9.11(b) and Article XII; or
-------    ------------

          (i) any use of, access to or reliance upon the technical information or data made available to Edwards or its Subsidiaries pursuant to Section 17.1.
                                                                  ------------

          15.3. Indemnification by Baxter.  Except as provided in Section 15.5,
                -------------------------                         ------------
Baxter shall indemnify and hold harmless Edwards and each of its Subsidiaries, Affiliates, directors, officers, employees, agents and counsel, and each of the heirs, executors, successors, assigns and personal representatives of any of the foregoing (collectively, the "Edwards Indemnified Parties"), from and against
                              ---------------------------
any and all Expenses or Losses incurred or suffered by Edwards (and/or one or more of the Edwards Indemnified Parties) in connection with, relating to, arising out of or due to, directly or indirectly, any of the following items:

          (a) any claim that the information included in the Registration Statement or the Information Statement that relates to Baxter or the Retained Business is or was false or misleading with respect to any material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, regardless of whether the occurrence, action or other event giving rise to the applicable matter took place prior or subsequent to the Distribution Date;

          (b) the business (other than the Edwards Business) conducted by Baxter or its Subsidiaries, Affiliates or predecessors on or at any time prior to the Distribution Date;

          (c) the assets owned by Baxter or its Subsidiaries other than the Transferred Assets and the Shared Agreements;

          (d) the Liabilities (including the Retained Liabilities) of Baxter or its Subsidiaries other than the Assumed Liabilities;

          (e) the breach by Baxter or any of its Subsidiaries of any covenant or agreement set forth in this Agreement, any Conveyancing Instrument, any Implementation Agreement or the Tax Sharing Agreement, regardless of when or where the loss, claim, accident, occurrence, event or happening giving rise to the Expense or Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported; or

          (f) Baxter's reduction, elimination or failure to provide any benefit previously provided to its employees (or employees of its Subsidiaries), other than a benefit assumed by Edwards pursuant to Article XII or an Assumed
                                                    -----------
Liability, or any act or omission by Baxter in connection with the transfer of assets and liabilities as described in Section 12.9.
                                       ------------

          15.4. Applicability of and Limitation on Indemnification. (a) EXCEPT
                --------------------------------------------------
AS EXPRESSLY PROVIDED HEREIN, THE INDEMNITY OBLIGATIONS UNDER THIS ARTICLE XV
                                                                   ----------
SHALL APPLY NOTWITHSTANDING ANY INVESTIGATION MADE BY OR ON BEHALF OF ANY INDEMNIFIED PARTY AND SHALL APPLY WITHOUT

REGARD TO WHETHER THE LOSS, LIABILITY, CLAIM, DAMAGE, COST OR EXPENSE FOR WHICH INDEMNITY IS CLAIMED HEREUNDER IS BASED ON STRICT LIABILITY, ABSOLUTE LIABILITY OR ARISES AS AN OBLIGATION FOR CONTRIBUTION.

          (b) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BAXTER BE LIABLE TO EDWARDS (OR ANY EDWARDS INDEMNIFIED PARTY), OR EDWARDS BE LIABLE TO BAXTER (OR ANY BAXTER INDEMNIFIED PARTY), UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF ANTICIPATED PROFITS OR LOSS OR DIMINUTION OF REVENUES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEPT TO THE EXTENT THAT SUCH LIABILITY HAS BEEN ASSERTED BY A THIRD PARTY AGAINST A PARTY ENTITLED TO INDEMNIFICATION HEREUNDER.

          15.5. Adjustment of Indemnifiable Losses. (a) The amount that any
                ----------------------------------
Party (an "Indemnifying Party") is required to pay to any Person entitled to
           ------------------
indemnification hereunder (an "Indemnified Party") shall be reduced (including
                               -----------------
retroactively) by any Insurance Proceeds and other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Expense or Loss. If an Indemnified Party receives a payment (an "Indemnity Payment")
                                                      -----------------
required by this Agreement from an Indemnifying Party in respect of any Expense or Loss and subsequently actually receives Insurance Proceeds or other amounts in respect of such Expense or Loss, then such Indemnified Party shall pay to the Indemnifying Party a sum equal to the lesser of (i) the amount of such Insurance Proceeds or other amounts actually received or (ii) the net amount of Indemnity Payments actually received previously. The Indemnified Party agrees that the Indemnifying Party shall be subrogated to such Indemnified Party under any insurance policy.

          (b) An insurer who otherwise would be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third-party shall be entitled to a "windfall" (i.e., a benefit he
                                                            ----
or she would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

          (c) If any Indemnified Party realizes a Tax benefit or detriment in one or more Tax periods by reason of having incurred an Expense or a Loss for which such Indemnified Party receives an Indemnity Payment from an Indemnifying Party (or by reason of the receipt of any Indemnity Payment), then such Indemnified Party shall pay to such Indemnifying Party an amount equal to the Tax benefit or such Indemnifying Party shall pay to such Indemnified Party an additional amount equal to the Tax detriment (taking into account, without limitation, any Tax detriment resulting from the receipt of such additional amounts), as the case may be. The amount of any Tax benefit or any Tax detriment for a Tax period realized by an Indemnified Party by reason of having incurred an Expense or a Loss (or by reason of the receipt of any Indemnity Payment) shall be deemed to equal the product obtained by multiplying (i) the amount of any deduction or loss or inclusion in income for such period resulting from such Expense or

Loss (or the receipt of any Indemnity Payment or additional amount), as the case may be (without regard to whether such deduction or loss or such inclusion in income results in any actual decrease or increase in Tax liability for such period), by (ii) the highest applicable marginal Tax rate for such period (provided, however, that the amount of any Tax benefit attributable
 --------  -------
to an amount that is creditable shall be deemed to equal the amount of such creditable item). Any payment due under this Section 15.5(c) with respect to a
                                             ---------------
Tax benefit or Tax detriment realized by an Indemnified Party in a Tax period shall be due and payable within 30 days from the time the return for such Tax period is due, without taking into account any extension of time granted to the Party filing such return.

          (d) In the event that an Indemnity Payment shall be denominated in a currency other than United States dollars, the amount of such payment shall be translated into United States dollars using the Foreign Exchange Rate for such currency determined in accordance with the following rules:

          (i) with respect to an Expense or a Loss arising from payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the Foreign Exchange Rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

          (ii) with respect to an Expense or a Loss covered by insurance, the Foreign Exchange Rate for such currency shall be the Foreign Exchange Rate employed by the insurance company providing such insurance in settling such Expense or Loss with the Indemnifying Party; and

          (iii) with respect to an Expense or a Loss not covered by clause (i) or (ii) above, the Foreign Exchange Rate for such currency shall be determined as of the date that notice of the claim with respect to such Expense or Loss shall be given to the Indemnified Party.

          15.6. Procedures for Indemnification of Third Party Claims. (a) If any
                ----------------------------------------------------
third-party shall make any claim or commence any arbitration proceeding or suit (collectively, a "Third Party Claim") against any one or more of the Indemnified
                  -----------------
Parties with respect to which an Indemnified Party intends to make any claim for indemnification against Edwards under Section 15.2 or against Baxter under
                                      ------------
Section 15.3, such Indemnified Party shall promptly give written notice to the
------------
Indemnifying Party describing such Third Party Claim in reasonable detail, and the following provisions shall apply. Notwithstanding the foregoing, the failure of any Indemnified Party to provide notice in accordance with this
Section 15.6(a) shall not relieve the related Indemnifying Party of its
---------------
obligations under this Article XV, except to the extent that such Indemnifying
                       ----------
Party is actually prejudiced by such failure to provide notice.

          (b) The Indemnifying Party shall have 20 business days after receipt of the notice referred to in Section 15.6(a) to notify the Indemnified Party
                             ---------------
that it elects to conduct and control the defense of such Third Party Claim. If the Indemnifying Party does not give the foregoing notice, the Indemnified Party shall have the right to defend, contest, settle or compromise such Third Party Claim in the exercise of its exclusive discretion subject to the provisions of
Section 15.6(c), and the Indemnifying Party shall, upon request from any of the
---------------

Indemnified Parties, promptly pay to such Indemnified Parties in accordance with the other terms of this Section 15.6(b) the amount of any Expense or Loss
                        ---------------
resulting from their liability to the third-party claimant. If the Indemnifying Party gives the foregoing notice, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at its sole expense, the conduct and settlement of such Third Party Claim, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, provided that (i) the Indemnifying
                                            --------
Party shall not thereby permit any lien, encumbrance or other adverse charge to thereafter attach to any asset of any Indemnified Party; (ii) the Indemnifying Party shall not thereby permit any injunction against any Indemnified Party;
(iii) the Indemnifying Party shall permit the Indemnified Party and counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Party and such counsel with such information regarding such Third Party Claim as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel (including allocated costs of in-house counsel and other personnel) shall be borne by the Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such Third Party Claim include the Indemnified Party and the Indemnifying Party and in the reasonable opinion of counsel to the Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and disbursements of counsel for such Indemnified Party (including allocated costs of in-house counsel and other personnel) shall be reimbursed by the Indemnifying Party to the Indemnified Party; and (iv) the Indemnifying Party shall agree promptly to reimburse to the extent required under this Article XV
                                                                    ----------
the Indemnified Party for the full amount of any Expense or Loss resulting from such Third Party Claim and all related expenses incurred by the Indemnified Party. In no event shall the Indemnifying Party, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all Liability in respect of such claim.

          If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any Third Party Claim as provided above, the Indemnifying Party shall nevertheless be entitled through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified Party to monitor the conduct or settlement of such claim by the Indemnified Party, and the Indemnified Party shall provide the Indemnifying Party and such counsel with such information regarding such Third Party Claim as either of them may reasonably request (which request may be general or specific), but all costs and expenses incurred in connection with such monitoring shall be borne by the Indemnifying Party.

          (c) So long as the Indemnifying Party is contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Third Party Claim, provided that
                                                                  --------
in such event the Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party, and no amount in respect thereof shall be claimed as an Expense or a Loss under this Section 15.6(c).
                                ---------------

          If the Indemnifying Party shall have undertaken the conduct and control of the defense of any Third Party Claim as provided above, the Indemnified Party, on not less than 30 days prior written notice to the Indemnifying Party, may make settlement (including payment in full) of such Third Party Claim, and such settlement shall be binding upon the Parties for the purposes hereof, unless within said 30-day period the Indemnifying Party shall have requested the Indemnified Party to contest such Third Party Claim at the expense of the Indemnifying Party. In such event, the Indemnified Party shall promptly comply with such request and the Indemnifying Party shall have the right to direct the defense of such claim or any litigation based thereon subject to all the conditions of Section 15.6(b). Notwithstanding anything in
                                 ---------------
this Section 15.6(c) to the contrary, if the Indemnified Party, in the belief
     ---------------
that a claim may materially and adversely affect it other than as a result of money damages or other money payments, advises the Indemnifying Party that it has determined to settle a claim, the Indemnified Party shall have the right to do so at its own cost and expense, without any requirement to contest such claim at the request of the Indemnifying Party, but without any right under the provisions of this Section 15.6(c) for indemnification by the Indemnifying
                   ---------------
Party.

          (d) The provisions of this Section 15.6 and Section 15.7 shall not
                                     ------------     ------------
apply to Taxes (which are covered by the Tax Sharing Agreement).

          15.7.  Procedures for Indemnification of Direct Claims.  Any claim for
                 -----------------------------------------------
indemnification on account of an Expense or a Loss made directly by the Indemnified Party against the Indemnifying Party and that does not result from a Third Party Claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party specifically claiming indemnification hereunder. Such Indemnifying Party shall have a period of 30 business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 business-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30 business-day period and rejects such claim in whole or in part, such Indemnified Party shall be free to pursue resolution as provided in
Article XVI.
-----------

          15.8.  Contribution.  If the indemnification provided for in this
                 ------------
Article XV is unavailable to an Indemnified Party in respect of any Expense or
----------
Loss arising out of or related to information contained in the Registration Statement or the Information Statement, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Expense or Loss in such proportion as is appropriate to reflect the relative fault of the Edwards Indemnified Parties, on the one hand, or the Baxter Indemnified Parties, on the other hand, in connection with the statements or omissions that resulted in such Expense or Loss. The relative fault of any Edwards Indemnified Party, on the one hand, and of any Baxter Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information about or supplied by the Edwards Business or an Edwards Indemnified Party, on the one hand, or about or by the Retained Business or a Baxter Indemnified Party, on the other hand.

          15.9.  No Third-Party Beneficiaries.  Except to the extent expressly
                 ----------------------------
provided otherwise in this Article XV, the indemnification provided for in this
                           ----------
Agreement, the Tax

Sharing Agreement, any Implementation Agreement or any Operating Agreement shall not inure to the benefit of any third-party or parties and shall not relieve any insurer or other third-party who otherwise would be obligated to pay any claim or assume the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto, and each Party agrees to waive such rights against the other to the fullest extent permitted.

          15.10. Remedies Cumulative.  The remedies provided in this Article XV
                 -------------------                                 ----------
shall be cumulative and, subject to the provisions of Article XVI below, shall
                                                      -----------
not preclude assertion by an Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

          15.11. Survival.  All covenants and agreements of the Parties
                 --------
contained in this Agreement relating to indemnification shall survive the Distribution Date indefinitely, unless a specific survival or other applicable period is expressly set forth herein.

                                  ARTICLE XVI

                               DISPUTE RESOLUTION
                               ------------------

          16.1.  General.  Any dispute arising out of or relating to this
                 -------
Agreement, any of the Implementation Agreements or any of the Conveyancing Instruments shall be resolved in accordance with the procedures specified in this Article XVI, which shall be the sole and exclusive procedures for the
     -----------
resolution of any such disputes.

          16.2.  Escalation.  The Parties will attempt in good faith to resolve
                 ----------
expeditiously any dispute, claim or controversy arising out of or relating to the execution, interpretation and performance of this Agreement, any of the Implementation Agreements or any of the Conveyancing Instruments or the breach, termination or validity (including the validity, scope and enforceability of this mediation and arbitration provision) of this Agreement, any Implementation Agreement or any Conveyancing Instrument (a "Dispute") promptly by negotiations
                                             -------
between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for the administration of this Agreement. Either Party may give the other Party written notice (an "Escalation Notice") of any Dispute not resolved in the normal course
            -----------------
of business. Within fifteen days after delivery of the Escalation Notice, the receiving Party shall submit to the other a written response. The Escalation Notice and the response thereto shall include (a) a statement of each Party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within 30 days after delivery of the Escalation Notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one Party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

          16.3.  Arbitration.  Any Dispute which has not been resolved by the
                 -----------
specified non-binding procedure set forth in Section 16.2 within 90 days of the
                                             ------------
date of delivery of the

Escalation Notice shall be settled by binding arbitration in accordance with the CPR Non-Administered Arbitration Rules in effect on the date of this Agreement, by three independent and impartial arbitrators, none of whom shall be appointed by either Party. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16, as the same may be amended from time to time, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Lake County, Illinois or Orange County, California, and shall be determined by the Party that initiated the dispute resolution process. The arbitrators may award attorneys' fees in their discretion. Otherwise, the arbitrators are not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover such damages.

          16.4.  Procedures.  The Parties may request limited discovery in
                 ----------
accordance with the Federal Rules of Civil Procedure of the United States (the "F.R.C.P.") for a period of 120 days after the initiation of the arbitration
 --------
process. All issues regarding compliance with discovery requests shall be decided by the arbitrators pursuant to the F.R.C.P. The Parties agree that the recipient of a discovery request shall have 10 business days after the receipt of such request to object to any or all portions of such request and shall respond to any portions of such request not so objected within 30 business days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. The objecting Party shall ensure that all objections and responses are received by the other Party within the above time periods; failure to comply with the specified time period shall be addressed as set forth in F.R.C.P. 37. Any Party seeking to compel discovery following receipt of an objection shall file with the other Party and the arbitrators a motion to compel, including a copy of the initial request and the objection. The arbitrators shall allow 10 business days for the responses to the motion to compel before ruling. Claims of privilege and other objections shall be determined as they would be in United States federal court in a case applying Illinois law. The arbitrators may grant or deny the motion to compel, in whole or in part, concluding that the discovery request is or is not appropriate under the circumstances, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective. The statute of limitations of the State of Illinois applicable to the commencement of a lawsuit shall apply to the date of initial written notification of a dispute and shall be extended until commencement of arbitration if all interim deadlines have been complied with by the notifying Party.

          16.5.  Injunctive Relief.  Nothing contained in this Article XVI shall
                 -----------------                             -----------
prevent either Party from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent serious and irreparable injury to one Party or to others. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely either Party's right to assert any claim or defense.

                                  ARTICLE XVII

                       ACCESS TO INFORMATION AND SERVICES
                       ----------------------------------

          17.1.  Access to Financial Information.  (a)  At all times from and
                 -------------------------------
after the Distribution Date for a period of ten (10) years, as soon as reasonably practicable after written request: (i) Baxter shall afford to Edwards, its Subsidiaries and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at Edwards' expense, provide copies of, all records, books, contracts, instruments, data, documents and other information (collectively, "Information") in the possession or under the control of Baxter
                -----------
immediately following the Distribution Date that relates to Edwards, the Edwards Business or the Edwards Employees; and (ii) Edwards shall afford to Baxter, its Subsidiaries and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at Baxter's expense, provide copies of, all Information in the possession or under the control of Edwards immediately following the Distribution Date that relates to Baxter, the Retained Business or the employees of Baxter; provided, however,
                                                             --------  -------
that in the event that either Party determines that any such provision of or access to Information could be commercially detrimental, violate any law or agreement or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

          (b) Either Party may request Information under Section 17.1(a) (i) to
                                                         ---------------
comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, Tax or other proceeding or in order to satisfy audit, accounting, claims defense, regulatory filings, litigation, Tax or other similar requirements, (iii) for use in compensation, benefit or welfare plan administration or other bona fide business purposes or
(iv) to comply with its obligations under this Agreement, any Conveyancing Instrument, any Implementation Agreement, any Operating Agreement or the Tax Sharing Agreement.

          (c) After the Distribution Date, (i) Edwards shall maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable Baxter and its Subsidiaries to satisfy their respective reporting, accounting, audit and other obligations, and (ii) Edwards shall provide, or cause to be provided, to Baxter in such form as Baxter shall request, at no charge to Baxter, all financial and other data and information as Baxter determines necessary or advisable in order to prepare Baxter financial statements and reports or filings with any Governmental Authority.

          17.2.  Ownership of Information.  Any Information owned by one Party
                 ------------------------
that is provided to a requesting Party pursuant to Section 17.1 shall be deemed
                                                   ------------
to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed to grant or confer rights of license or otherwise in any such Information.

          17.3.  Compensation for Providing Information.  The Party requesting
                 --------------------------------------
Information agrees to reimburse the providing Party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting Party. Except as otherwise specifically provided in this Agreement, such costs shall be computed in accordance with the providing Party's standard methodology and procedures.

          17.4.  Retention of Records.  To facilitate the possible exchange of
                 --------------------
Information pursuant to this Article XVII after the Distribution Date, the
                             ------------
Parties agree to use commercially reasonable efforts to retain all Information in their respective possession or control on the

Distribution Date in accordance with the policies and procedures of Baxter as in effect on the Distribution Date. No party will destroy, or permit any of its Subsidiaries or Affiliates to destroy, any Information that the other Party may have the right to obtain pursuant to this Agreement prior to the tenth anniversary of the date hereof, and thereafter without first using commercially reasonable efforts to notify the other Party of the proposed destruction and giving the other Party the opportunity to take possession of such Information prior to such destruction; provided, however, that in the case of any
                           --------  -------
Information relating to Taxes, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof).

          17.5.  Limitations.  (a)  Baxter and Edwards make no representations
                 -----------
or warranties, express or implied, about the accuracy, completeness, adequacy or sufficiency of the financial and technical information and data compilations and EXPRESSLY DISCLAIM ALL WARRANTIES WHATSOEVER, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIM EACH SUCH WARRANTY, INCLUDING ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Except as provided in Article X hereof, the rights of access pursuant to Section 17.1
            ---------                                          ------------
shall not include, however, such Information of either Party and its Subsidiaries relating to (i) products, materials and components under development; (ii) Information pertaining to potential acquisitions, divestitures and other business arrangements; (iii) studies and investigations being undertaken by either Party and its Subsidiaries for its or their own benefit or for the benefit of a third party; and (iv) information and data either Party and its Subsidiaries are obligated to a third party to maintain in confidence.

          (b) No Party shall have any liability to the other Party (i) if any Information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or that is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the Party providing such Information, or (ii) if any Information is destroyed after commercially reasonable efforts to comply with the provisions of Section 17.4.
                                                    ------------

          17.6.  Production of Witnesses.  At all times from and after the
                 -----------------------
Distribution Date, each Party shall use commercially reasonable efforts to make available to the other Party (without cost (other than reimbursement of actual out-of-pocket expenses) to, and upon prior written request of, the other Party) its directors, officers, employees and agents as witnesses to the extent that the same may reasonably be required by the other Party in connection with any legal, administrative or other proceeding in which the requesting Party may from time to time be involved with respect to the Edwards Business, the Retained Business or any transactions contemplated hereby.

          17.7.  Confidentiality.  (a)  From and after the Distribution Date,
                 ---------------
each of Baxter and Edwards shall hold, and shall cause their respective Subsidiaries, directors, officers, employees, agents, consultants, advisors and other representatives to hold, in strict confidence, with at least the same degree of care that applies to Baxter's confidential and proprietary information pursuant to policies in effect as of the Distribution Date, all non-public information concerning the other Party or any of its Subsidiaries or Affiliates obtained by it prior to the Distribution Date, accessed by it pursuant to
Section 17.1 hereof, or furnished to it by the other Party or any of its
------------
Subsidiaries or Affiliates pursuant to this Agreement or any agreement or document contemplated hereby, including any trade secrets, technology, know-how and other non-public, proprietary intellectual property rights licensed pursuant to Sections 10.1 and 10.2 hereof, and shall not release or disclose such
   -------------     ----
information to any other Person, except its representatives, who shall be bound by the provisions of this Section 17.7; provided, however, that Baxter and
                          ------------  --------  -------
Edwards and their respective Subsidiaries, directors, officers, employees, agents, consultants, advisors and other representatives may disclose such information if, and only to the extent that, (i) a disclosure of such information is compelled by judicial or administrative process or, in the opinion of such Party's counsel, by other requirements of law (in which case the disclosing Party will provide, to the extent practicable under the circumstances, advance written notice to the other Party of its intent to make such disclosure), or (ii) such Party can show that such information (A) is published or is or otherwise becomes available to the general public as part of the public domain without breach of this Agreement; (B) has been furnished or made known to the recipient without any obligation to keep it confidential by a third party under circumstances that are not known to the recipient to involve a breach of the third party's obligations to a Party hereto; (C) was developed independently of information furnished to the recipient under this Agreement; or
(D) in the case of information furnished after the Distribution Date, was known to the recipient at the time of receipt thereof from the other Party.

          (b) Each Party acknowledges that the other Party would not have an adequate remedy at law for the breach by the acknowledging Party of any one or more of the covenants contained in this Section 17.7 and agrees that, in the
                                        ------------
event of such breach, the other Party may, in addition to the other remedies that may be available to it, apply to a court for an injunction to prevent breaches of this Section 17.7 and to enforce specifically the terms and
                 ------------
provisions of this Section. Notwithstanding any other Section hereof, the provisions of this Section 17.7 shall survive the Distribution Date
                   ------------
indefinitely.

          17.8.  Privileged Matters.  (a)  Each of Baxter and Edwards agrees to
                 ------------------
maintain, preserve and assert all privileges, including privileges arising under or relating to the attorney-client relationship (which shall include without limitation the attorney-client and work product privileges), not heretofore waived, that relate to the Edwards Business and the Transferred Assets for any period prior to the Distribution Date ("Privilege" or "Privileges"). Each Party
                                        ---------      ----------
agrees that it shall not waive any Privilege that could be asserted under applicable law without the prior written consent of the other Party. The rights and obligations created by this Section 17.8 shall apply to all information
                                ------------
relating to the Edwards Business as to which, but for the Distribution, either Party would have been entitled to assert or did assert the protection of a Privilege ("Privileged Information"), including (i) any and all information
            ----------------------
generated prior to the Distribution Date but which, after the Distribution, is in the possession of either Party; and (ii) all information generated, received or arising after the Distribution Date that refers to or relates to Privileged Information generated, received or arising prior to the Distribution Date.

          (b) Upon receipt by either Party of any subpoena, discovery or other request that may call for the production or disclosure of Privileged Information or if either Party obtains knowledge that any current or former employee of Baxter or Edwards has received any subpoena, discovery or other request that may call for the production or disclosure of Privileged Information, such Party shall notify promptly the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it may have under this Section 17.8 or otherwise to prevent
                                            ------------
the production or disclosure of

Privileged Information. Each Party agrees that it will not produce or disclose any information that may be covered by a Privilege under this Section 17.8
                                                              ------------
unless (i) the other Party has provided its written consent to such production or disclosure (which consent will not be unreasonably withheld), or (ii) a court of competent jurisdiction has entered a final, nonappealable order finding that the information is not entitled to protection under any applicable Privilege.

          (c) Baxter's transfer of books and records and other information to Edwards, and Baxter's agreement to permit Edwards to possess Privileged Information existing or generated prior to the Distribution Date, are made in reliance on Edwards' agreement, as set forth in Sections 17.7 and 17.8, to
                                                -------------     ----
maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to Section 17.1, the agreement to provide witnesses and individuals
            ------------
pursuant to Section 17.6 and the transfer of Privileged Information to Edwards
            ------------
pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section 17.8 or otherwise. Nothing in
                                       ------------
this Agreement shall operate to reduce, minimize or condition the rights granted to Baxter in, or the obligations imposed upon Edwards by, this Section 17.8.
                                                               ------------

                                 ARTICLE XVIII

                                 MISCELLANEOUS
                                 -------------

          18.1. Entire Agreement.  This Agreement, the Conveyancing Instruments,
                ----------------
the Implementation Agreements, the Operating Agreements and the Tax Sharing Agreement, including the Schedules and Exhibits referred to herein and therein and the documents delivered pursuant hereto and thereto, constitute the only agreements between the Parties with respect to the subject matter contained herein or therein, and supersede all prior agreements, negotiations, discussions, understandings, writings and commitments between the Parties with respect to such subject matter.

          18.2.  Choice of Law and Forum.  This Agreement shall be governed by
                 -----------------------
and construed and enforced in accordance with the substantive laws (except for any otherwise applicable conflicts of law provisions) of the State of Illinois and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in Illinois. Subject to
Article XVI, any lawsuit arising from or related to this Agreement, any of the
-----------
Conveyancing Instruments, Implementation Agreements or Operating Agreements, or the Tax Sharing Agreement shall be brought only in the United States District Court for the Northern District of Illinois, the Circuit Court of Lake County, Illinois, the United States District Court for the Central District of California or the Superior Court of Orange County, California, and the specific choice from among the foregoing shall be determined by the Party initiating such lawsuit. To the extent permissible by law, the Parties hereby consent to the jurisdiction and venue of such courts. Each Party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not to assert, any rights such Party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Illinois law.

          18.3.  Amendment.  This Agreement shall not be amended, modified or
                 ---------
supplemented except by a written instrument signed by an authorized representative of each of the Parties.

          18.4.  Waiver.  Any term or provision of this Agreement may be waived,
                 ------
or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          18.5.  Partial Invalidity.  Wherever possible, each provision hereof
                 ------------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          18.6.  Execution in Counterparts.  This Agreement may be executed in
                 -------------------------
one or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties.

          18.7.  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that the rights of either Party under this
                   --------  -------
Agreement shall not be assignable by such Party without the prior written consent of the other Party. The successors and permitted assigns hereunder shall include, without limitation, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

          18.8.  Third Party Beneficiaries.  Except to the extent otherwise
                 -------------------------
provided in Section 13.5 or Article XV hereof the provisions of this Agreement
            ------------    ----------
are solely for the benefit of the Parties and their respective Affiliates, successors and permitted assigns and shall not confer upon any third Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement, the Tax Sharing Agreement or any Operating Agreement shall obligate Baxter or Edwards to assist any Edwards Employee to enforce any rights such employee may have with respect to any of the employee benefits described in this Agreement.

          18.9.  Notices.  All notices, requests, claims, demands and other
                 -------
communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, (iii) if transmitted by electronic mail when confirmation of such transmission is received, (iv) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (v) if sent by private courier when received; and shall be addressed as follows:

          If to Baxter, to:

                  Baxter International Inc.
                  One Baxter Parkway
                  Deerfield, IL 60015-4633
                  Attention:  General Counsel
                  Facsimile:  (847) 948-2450

          If to Edwards, to:

                  Edwards Lifesciences Corporation
                  17221 Red Hill Avenue
                  Irvine, CA 92614
                  Attention:  General Counsel
                  Facsimile:  (949) 250-6868

or to such other address as such Party may indicate by a notice delivered to the other Party.

          18.10. Performance.  Each Party shall cause to be performed, and
                 -----------
hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

          18.11. Force Majeure.  No Party shall be deemed in fault of this
                 -------------
Agreement, any Conveyancing Instrument, any Implementation Agreement, any Operating Agreement or the Tax Sharing Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement, any Conveyancing Instrument, any Implementation Agreement, any Operating Agreement or the Tax Sharing Agreement results from any cause beyond its reasonable control and without its fault or negligence, including acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

          18.12. No Public Announcement.  Neither Baxter nor Edwards shall,
                 ----------------------
without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law or the rules of any stock exchange or quotation system, in which case the other Party shall be advised and the Parties shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided,
                                                                 --------
however, that the foregoing shall not preclude communications or disclosures
-------
necessary to implement the
provisions of this Agreement or to comply with the accounting and SEC disclosure obligations or the rules of any stock exchange.

          18.13. Termination.  Notwithstanding any provision hereof, this
                 -----------
Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Board of Directors of Baxter without the approval of any Person. In the event of such termination, this Agreement shall forthwith become void and no Party shall have any liability to any Person by reason of this Agreement, except that Baxter shall be liable for any costs and expenses, including attorneys' fees, incurred by Edwards or its Subsidiaries prior to or arising out of such termination.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives as of the date first above written.

                              BAXTER INTERNATIONAL INC.



                              By:  /s/ Harry M. Jansen Kraemer, Jr.
                                   --------------------------------
                                   Harry M. Jansen Kraemer, Jr.
                                   Chairman and Chief Executive Officer



                              EDWARDS LIFESCIENCES CORPORATION



                              By:  /s/ Michael A. Mussallem
                                   ------------------------
                                   Michael A. Mussallem
                                   Chairman and Chief Executive Officer


                                Signature Page
                                    to the
                           Reorganization Agreement